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                                                                   EXHIBIT 10.17

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                    TERM LOAN AND REVOLVING CREDIT AGREEMENT

                                      among

                         FIRSTCITY FINANCIAL CORPORATION
                                   as Borrower

                                       and

                        THE FINANCIAL INSTITUTIONS LISTED
                          ON THE SIGNATURE PAGES HEREOF
                                   as Lenders,

                                      with

                                BANK OF SCOTLAND,
                       acting through its New York Branch,
                                    as Agent

                         -------------------------------

                          Dated as of December 12, 2002

                         -------------------------------

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                    TERM LOAN AND REVOLVING CREDIT AGREEMENT

      TERM LOAN AND REVOLVING CREDIT AGREEMENT, dated as of December 12, 2002 among FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders") and BANK OF SCOTLAND, acting through its New York branch, as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H :

      WHEREAS, on and subject to the terms hereof, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

      NOW, THEREFORE, it is agreed:

      Section 1. DEFINITIONS.

            (a) Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I hereto (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.

            (b) Unless otherwise specified, each reference in this Agreement or in any other Loan Document to a Loan Document shall mean such Loan Document as the same may from time to time be amended, extended, restated, supplemented or otherwise modified.

            (c) All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

            (d) As used in this Agreement and the other Loan Documents, the terms "including" and "such as" are illustrative and not limitative.

      Section 2. THE LOANS.

      2.1 The Loans.

            (a) Subject to the terms and conditions set forth herein, each Lender severally agrees, at any time and from time to time during the Commitment Period (Term) to make one or more loans to the Borrower (each a "Term Loan" and collectively, the "Term Loans") in an aggregate principal amount for all such Term Loans not exceeding the amount of its Term Loan Commitment. The borrowings from the Lenders pursuant to this Section 2.1(a) shall be (1) in an aggregate principal amount (aggregating Term Loans then being requested with Term Loans previously made) not to exceed the Total Term Loan Commitment then in effect;
(2) made from each Lender pro rata on the basis of the Term Loan Commitment of such Lender; provided, that in no event shall the aggregate principal amount of Term Loans made in respect of the acquisition by a PFAL Portfolio Entity of any Asset Pool exceed the lowest of (x) the Total Term


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Loan Commitment then in effect minus the aggregate amount of Term Loans theretofore made; (y) the Applicable Borrowing Percentage of the Acquisition Price for such Asset Pool and (z) $7,500,000; and (3) used by Borrower solely
(x) to make advances to FC Commercial evidenced by the FC Commercial (PFAL) Pledged Note, the full amount of which advances are used by FC Commercial (as more fully set forth in other portions of this Section 2, in Section 6B and in other Sections of this Agreement) to make a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity's acquisition of an Asset Pool and (y) if requested by Borrower in the Notice of Borrowing for such Term Loans, to pay the Utilization Fee in respect of the Term Loans made pursuant to clause (x) (the Term Loans included in each such borrowing by Borrower in respect of an Asset Pool, together with any borrowing of the Utilization Fee in respect thereof, being referred to herein as a "Tranche" of Term Loans, each borrowing of Term Loans in respect of an Asset Pool (and related Utilization Fee) constituting a different Tranche of Term Loans distinct from each other Tranche (or borrowing) of Term Loans (and any related Utilization Fee) borrowed in respect of any other Asset Pool) and provided further that

            (i) in no event shall the aggregate principal amount of Term Loans made during the one year period commencing on (and including) the Effective Date exceed $25,000,000;

            (ii) in no event shall the aggregate principal amount of Term Loans made under this Agreement (after giving effect to all pending requests for Loans, and whether or not all or any portion of the Term Loans theretofore made remain outstanding in whole or in part) exceed the amount by which $77 million exceeds the aggregate principal amount of loans outstanding under the Amended and Restated Agreement;

            (iii) in no event shall the aggregate amount (after giving effect to all pending requests for Term Loans) of Term Loans made in respect of Asset Pools-NL exceed 25% of the Total Term Loan Commitment at such time; and

            (iv) in no event shall the aggregate amount of Term Loans made in respect of Asset Pools acquired from Non-US Sellers exceed 50% of the amount of all Term Loans theretofore made (including the Term Loans then being requested).

            (b) Subject to the terms and conditions set forth herein, each Lender severally agrees at any time and from time to time during the Commitment Period (Revolving) to make loans to the Borrower (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") up to its Revolving Credit Loan Commitment; provided that in no event shall the aggregate principal amount of Revolving Credit Loans outstanding at any time exceed the Total Revolving Credit Loan Commitment then in effect. During the Commitment Period (Revolving), the Borrower may utilize the Revolving Credit Loan Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part without premium or penalty, and reborrowing, all in accordance with the terms and conditions hereof. Revolving Credit Loans shall be made from each Lender pro rata on the basis of the Revolving Credit Loan Commitment of such Lender.


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      2.2 Notice of Borrowing.

            (a) Whenever the Borrower desires to utilize the Term Loan Commitments hereunder, it shall deliver to the Agent a Notice of Borrowing not later than 11:00 a.m., Closing Office Time, on the third Business Day preceding the date of the proposed borrowing of Term Loans, which Notice of Borrowing shall, among other items, (A) specify (i) the Portfolio Entity-Post AE to whose capital FC Commercial will contribute the proceeds of the Loans; (ii) the Asset Pool to be acquired by such PFAL Portfolio Entity; (iii) the date of the proposed borrowing (which shall be a Business Day during the Commitment Period
(Term) (each, a "Borrowing Date"); (iv) if such Borrowing Date is a Payment Date, whether such Loans shall constitute Base Rate Loans or Eurodollar Loans (if not specified or if such date is not a Payment Date, Base Rate Loans shall be deemed to have been requested); (v) the total amount of such borrowing (which shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess thereof and shall not exceed the Applicable Borrowing Percentage of the Acquisition Price for the related Asset Pool (rounded downward to the nearest $100,000); and (vi) the amount, if any, of the Utilization Fee in respect of such Borrowing requested to be borrowed, and (B) certify that (x) the Borrower delivered the Final Asset Pool Acquisition Certificate in respect of such Asset Pool not later than ten Business Days before the Borrowing Date specified in such notice and that all information set forth in Asset Pool Acquisition Certificate (as revised through the Final Asset Pool Acquisition Certificate and as further revised to the extent permitted by Section 6B.4) remains true and correct and (y) on or prior to the date of such Notice of Borrowing, Borrower has delivered to the Agent a Final NPV Pool Certificate in respect of such Asset Pool, Without the consent of the Agent, Borrower shall not be entitled to make borrowings under the Term Loan Commitments more than twice in any calendar month and not more than once during any ten Business Day period.

            (b) Whenever the Borrower desires to utilize the Revolving Credit Loan Commitments hereunder, it shall deliver to the Agent a Notice of Borrowing not later than 11:00 a.m., Closing Office Time, on the third Business Day preceding the date of the proposed borrowing of Revolving Credit Loans, which notice shall specify (i) the date of the proposed borrowing (which shall be a Business Day during the Commitment Period) (each, also a "Borrowing Date"), (ii) if such Borrowing Date is a Payment Date, whether such Loans shall constitute Base Rate Loans or Eurodollar Loans (if not specified or if such date is not a Payment Date, Base Rate Loans shall be deemed to have been requested) and (iii) the total amount of such borrowing (which shall be in a minimum amount of $250,000 plus, if greater, in integral multiples of $100,000). Without the consent of the Agent, Borrower shall not be entitled to make borrowings under the Revolving Credit Loan Commitments more than twice in any calendar month.

            (c) The Agent shall promptly notify (in writing or by telephone, confirmed as soon as possible thereafter in writing) each of the Lenders of the date and type (i.e., Term Loan or Revolving Credit Loan) of the proposed Loans, the amount of the Loan or Loans such Lender is being requested to make and whether such Loans shall constitute Base Rate Loans or Eurodollar Loans. Each Lender will make the amount of its Loan or Loans available to the Agent, at the Closing Office, before 1:00 p.m. Closing Office Time on the date specified in the notice for the proposed borrowing in same day funds. Such proceeds shall be made available to the Borrower (subject to Section 2.2(d)) by the Agent, in the same type of funds received by the


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Agent, at the Closing Office against delivery to the Agent for the account of each Lender of such instruments, documents and papers as are provided for herein; provided that the Agent may pay the portion of any Utilization Fee borrowed in connection with any such borrowing directly to the Lenders entitled thereto. The Agent shall deliver the instruments, documents and papers received by it for the account of each Lender to such Lender or upon its order.

            (d) Unless the Agent shall have received notice from a Lender prior to 11:00 a.m., Closing Office Time, on the date of any borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such borrowing in accordance with Section 2.2(c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate from time to time prevailing on the applicable Note; provided that to the extent such interest is paid by a Lender, interest shall be at the rate specified in Section 11.10 hereof. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

      2.3 The Notes.

            (a) The Borrower's obligation to pay (x) the principal of, and interest on, the Term Loans of each Lender shall be evidenced by a Term Note payable to the order of such Lender and (y) the principal amount of, and interest on, the Revolving Credit Loans of each Lender shall be evidenced by a Revolving Credit Note payable to the order of such Lender.

            (b) The Term Note and Revolving Credit Note of each Lender shall:
(i) be dated the Effective Date; (ii) be in an original principal amount, with respect to each Lender, as set forth on Schedule 2.1(a) hereto; (iii) be payable in full (x) in the case of the Term Notes, on the Maturity Date (Term) (subject to mandatory prepayment as herein provided); and (y) in the case of the Revolving Credit Notes, on the Final Maturity Date (Revolving) (subject to mandatory prepayment as herein provided).

            (c) The Term Notes and Revolving Credit Notes shall be, and hereby are, secured by the Collateral and the Security Documents.

      2.4 Mandatory Prepayments of Term Loans.

            (a) In addition to the other prepayments required by this Section 2.4, on the last CFCCA-P Business Day of each month (each such last CFCCA-P Business Day, a "Payment Date") commencing with December 31, 2002, the Borrower shall make a prepayment of the


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Term Loans (and, to the extent indicated in Section 2.4(e) or (f), of the
Revolving Credit Loans) in an amount equal to the sum of the Asset Pool Prepayment Amounts in respect of such Payment Date as determined for each Asset Pool. Each such prepayment shall be applied (x) until the Tranche of Term Loans made in respect of such Asset Pool has been paid in full, to such Tranche of Term Loans (ratably as among Lenders to which such Loans are outstanding) and shall be applied first to the principal amount of such Tranche which would be due under Section 2.4(c) on the next Annual Payment Date with respect to such Asset Pool (or on such Annual Payment Date, if such Payment Date falls on such Annual Payment Date), and then to amounts that would be due on succeeding Annual Payment Dates of Asset Pool, in direct order of maturity and (y) thereafter, as set forth in Section 2.4(e).

            (b) In addition to the other prepayments required by this Section 2.4, not later than the Payment Date following the occurrence of an NPV Deficiency in respect of any Asset Pool, the Borrower shall make a prepayment of the Term Loans in an amount sufficient so that after giving effect to such payment, the NPV Deficiency will no longer exist. Each such prepayment shall be applied to the Tranche of Term Loans made in respect of such Asset Pool (ratably as among Lenders to which such Loans are outstanding) and shall be applied first to the principal amount of such Tranche which would be due under Section 2.4(c) on the last Annual Payment Date with respect to such Asset Pool, and then to the amounts of such Tranche that would be due on earlier Annual Payment Dates with respect to such Asset Pool, in inverse order of maturity.

            (c) In addition to the other prepayments required by this Section 2.4, on each Payment Date occurring in the month in which the anniversary (whether first, second, third or fourth) of the acquisition of an Asset Pool occurs (each said anniversary month Payment Date with respect to an Asset Pool, an "Annual Payment Date" for such Asset Pool), Borrower shall make a prepayment of the principal amount of the Term Loans equal to the sum of the Annual Term Loan Prepayment Amounts as determined for each Asset Pool for which such Payment Date constitutes an Annual Payment Date after giving effect to the application of other prepayments made pursuant to other subsections of this Section 2.4 (to the extent that pursuant to such other subsections, such other prepayments are applied to such Annual Term Loan Prepayment Amount). Each such prepayment shall be applied to the Term Loan Tranche relating to the Asset Pool in respect of which such payment is made or, if the Agent determines that the appropriate application as among Asset Pools is not free from doubt, to such Tranches of Term Loans as the Agent shall determine (in each case, ratably as among Lenders to which such Loans are outstanding).

            (d)

            (i) In addition to the other prepayments required by this Section 2.4, Borrower shall pay or cause to be paid to the Agent the full amount of Extraordinary Transaction Proceeds (or, in the case where such proceeds are received by FC Holdings and do not relate directly or indirectly to any PFAL Portfolio Entity, the amount thereof to which FC Holdings is entitled, after payment of any portion thereof required to be remitted to CFSC pursuant to the Holdings CFSC Loan Agreement) on each date when such Proceeds or any portion thereof are received by Borrower or any Primary Obligor or, in the case of the receipt of any such proceeds by any Secondary Obligor, on the


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      earlier of (x) of the day on which such Proceeds or any portion thereof are paid to Borrower or a Primary Obligor and (y) the sixtieth day after receipt thereof by such Secondary Obligor, for application to the unpaid principal amount of the Term Notes and accrued interest on such principal amount being prepaid (and to the extent indicated in Section 2.4(f), to the Revolving Credit Loans). If Borrower delivers to the Agent evidence satisfactory to the Agent that such amounts were received in respect of one or more specified Asset Pools, or if the Agent otherwise determines that there is a reasonable basis for allocating such prepayment to one or more particular Asset Pools, such prepayment shall be applied to the outstanding Tranche(s) of Term Loans made in respect of such Asset Pool(s) (if applied to more than one Tranche, ratably as among different Tranches or in such other proportions as the Agent may determine, and ratably as among Lenders to which such Loans are outstanding) and, after any such Tranche is repaid in full, the remaining amount of such prepayment (if any) which would have been applied to such Tranche shall be applied ratably to all other outstanding Tranches of Term Loans (or in such other proportions as the Agent may determine, and ratably as among Lenders to which such Tranches of Term Loans are outstanding). Otherwise, such prepayment shall be applied in accordance with clause (iii) below. All amounts applied to a particular Tranche of Loans shall be applied first to the principal amount of such Tranche which would be due under Section 2.4(c) on the final Annual Payment Date of such Tranche, and then to the amounts of such Tranche that would be due on earlier Annual Payment Dates of such Tranche, in inverse order of maturity.

            (ii) In addition to the other prepayments required by this Section
      2.4 (but without duplication of any such prepayment), in the event that FC Commercial makes any voluntary prepayment of principal of the FC Commercial (PFAL) Pledged Note, Borrower shall prepay the Term Loans in an amount equal to the amount of such voluntary prepayment of principal on the day on which such prepayment is received by Borrower. If Borrower delivers to the Agent evidence satisfactory to the Agent that such amount represents proceeds of payments received in respect of one or more specified Asset Pools or if the Agent otherwise determines that there is a reasonable basis for allocating such amount to one or more particular Asset Pools, such prepayment shall be applied to the outstanding Tranche(s) of Term Loans made in respect of such Asset Pool(s) (if applied to more than one Tranche, ratably as among different Tranches or in such other proportions as the Agent may determine, and ratably as among Lenders to which Loans of such Tranche(s) are outstanding) and, after any such Tranche is repaid in full, the remaining amount of such prepayment (if any) which would have been applied to such Tranche shall be applied ratably to all other outstanding Tranches of Term Loans (or in such other proportions as the Agent may determine, and ratably as among Lenders to which such Tranches of Term Loans are outstanding). Otherwise, such prepayment shall be applied in accordance with clause (iii) below. All amounts applied to a particular Tranche of Loans shall be applied first to the principal amount of such Tranche which would be due under Section 2.4(c) on the final Annual Payment Date of such Tranche, and then to the amounts of such Tranche that would be due on earlier Annual Payment Dates of such Tranche, in inverse order of maturity.

            (iii) If the Agent determines that any amount of Extraordinary Transaction Proceeds received pursuant to clause (i) or any prepayment of the FC Commercial


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      (PFAL) Pledged Note received pursuant to clause (ii) arises from payments received in respect of one or more PFAL Portfolio Entities but in the Agent's opinion the proper allocation of such Proceeds among Asset Pools of any such PFAL Portfolio Entity is not clear, the portion of such Proceeds which the Agent determines is allocable to such PFAL Portfolio Entity shall be applied to such Tranches of Term Loans made in respect of Asset Pools of such PFAL Portfolio Entity as the Agent may determine (if applied to more than one Tranche, ratably as among different Tranches or in such other proportions as the Agent may determine, and ratably as among Lenders to which Loans of such Tranche(s) are outstanding) and, after any such Tranche is repaid in full, the remaining amount of such prepayment (if any) which would have been applied to such Tranche shall be applied ratably to all other outstanding Tranches of Term Loans of such PFAL Portfolio Entity (or in such other proportions as the Agent may determine) or, if there remain no other such outstanding Tranches, ratably to all other outstanding Tranches of Term Loans (or in such other proportions as the Agent may determine, in each case ratably as among Lenders to which such Tranches of Term Loans are outstanding). If the Agent determines that any such Extraordinary Transaction Proceeds or prepayment are not received by or in respect of one or more particular Asset Pools or PFAL Portfolio Entities or that there is not a reasonable basis for allocating such Proceeds as among certain different Asset Pools or PFAL Portfolio Entities, then such amounts shall be applied to such outstanding Tranches of Term Loans as the Agent may determine (ratably as among Lenders to which such Tranches are outstanding). In making application determinations pursuant to this Section 2(d), the Agent may use any method (including, without limitation, relative Asset Pool sizes, relative amounts of outstanding Tranches of Loans made in respect of different Asset Pools, relative Asset Pool NPV Percentages or otherwise, or determine to make application ratably as among PFAL Portfolio Entities and/or Asset Pools or in any other proportion as among PFAL Portfolio Entities or Asset Pools or otherwise) as the Agent in its discretion deems appropriate.

            (e) If on any Payment Date (x) there is any Asset Pool Prepayment Amount in respect of an Asset Pool in respect of which the related Tranche of Term Loans has been paid in full (either on that date or previously) or (y) there is any Existing PF Amount, such amount shall be applied to prepay the Term Loans ratably as among the different outstanding Term Loan Tranches (and ratably as among Lenders to which such Loans are outstanding) and, with respect to a particular Tranche of Term Loans to which such amount is so applied, first to the principal amount of any Tranche of Term Loans which would be due in respect of the related Asset Pool under Section 2.4(c) on the final Annual Payment Date of such Asset Pool, and then to the amounts of such Tranche that would be due on earlier Annual Payment Dates of such Asset Pool, in inverse order of maturity. If any Existing PF Amount remains or arises after all Term Loans have been paid in full, such amount shall be applied to repay the Revolving Credit Loans.

            (f) If the Term Loans shall have been paid in full, at any time when any amount would be required to be applied to repayment of the Term Loans pursuant to Section 2.4 if any Term Loans were outstanding and all Tranche I Loans and Tranche II Loans outstanding or permitted to be outstanding under the Amended and Restated Agreement as in effect on the date hereof have been repaid, such amount that would otherwise have been applied to the Term Loans (had any been outstanding) shall be applied to repay outstanding Revolving Credit Loans (ratably as among Lenders to which such Loans are outstanding).


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            (g) Borrower shall repay the outstanding amount of the Term Loans in full on the Maturity Date (Term).

            (h) Amounts prepaid or repaid pursuant to this Section 2.4 may not be reborrowed.

            (i) Amounts which are to be applied ratably to or as among different Tranches of Term Loans pursuant to this Section shall be applied ratably on the basis of the outstanding principal amount of such Tranches of Term Loans.

      2.5 Mandatory Prepayments of Revolving Credit Loans. The Borrower shall immediately prepay the Revolving Credit Notes held by the Lenders to the extent that the aggregate outstanding principal amount thereof on any day shall exceed the amount of the Total Revolving Credit Loan Commitment in effect on such day; provided that if the Total Revolving Credit Loan Commitment is terminated in full, then the Borrower shall immediately prepay in full the aggregate outstanding principal amount of all Revolving Credit Notes. Amounts so repaid may not be reborrowed.

      2.6 Voluntary Prepayments of Term Loans. Borrower may, upon not less than three CFCCA-P Business Days prior written notice to the Agent (which notice the Agent shall promptly transmit to the Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) prepay the Term Loans in whole at any time, or from time to time in part in amounts equal to $250,000 (and, if greater, in integral multiples of $50,000), and without premium (subject to Section 3.9) or penalty; provided that at the time of any such prepayment of the Term Loans, Borrower shall pay all interest accrued on the principal amount of such prepayment. Amounts prepaid pursuant to this Section
2.6 may not be reborrowed. Prepayments pursuant to this Section 2.6 shall be applied (ratably as among Lenders holding the Loans to which applied) to such Tranches of Term Loans and in such order as the Borrower may at the time in writing direct or, if no such direction is given, as determined by the Agent. Amounts prepaid pursuant to this Section 2.6 may not be reborrowed. All notices pursuant to this Section 2.6 and Section 2.7 shall be irrevocable and result in the principal amount of Loans specified therein becoming due and payable on the prepayment date specified therein.

      2.7 Voluntary Repayment of Revolving Credit Loans. The Borrower may, at any time and from time to time, upon not less than three Business Day's prior notice to the Agent (which notice the Agent shall promptly transmit to the Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) prepay the Revolving Credit Loans in whole, or in part in amounts equal to $250,000 (and, if greater, in integral multiples of $50,000) and without premium or penalty, provided that at the time of any such prepayment of the Revolving Credit Loans in full and if the Total Revolving Credit Loan Commitment is no longer in effect), the Borrower shall pay all interest accrued on the amount of such prepayment. Subject to the terms and conditions of this Agreement, amounts prepaid under this Section 2.7 may be reborrowed.


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      2.8 Reduction of Commitments.

            (a) The Borrower shall have the right at any time and from time to time upon at least three Business Days' prior written notice to the Agent (which notice the Agent shall promptly transmit to the Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) to reduce permanently in amounts equal to $500,000 (and if greater, in integral multiples of $100,000) or terminate the unutilized (after giving effect to all pending requests for Loans) Total Revolving Credit Loan Commitment. Any reduction pursuant to this Section 2.8(a) shall apply proportionately to the Revolving Credit Loan Commitment of each Lender. Any reduction or termination of a Commitment pursuant to this Section 2.8(a) shall be accompanied by the payment in full of any Revolving Credit Loan Commitment commission then accrued hereunder.

            (b) The Borrower shall have the right at any time and from time to time upon at least three Business Days' prior written notice to the Agent (which notice the Agent shall promptly transmit to the Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) to reduce permanently in amounts equal to $500,000 (and if greater, in integral multiples of $100,000) or terminate the unutilized (after giving effect to all pending requests for Loans) Total Term Loan Commitment. Any reduction pursuant to this
Section 2.8(b) shall apply proportionately to the Term Loan Commitment of each Lender. Any reduction or termination of a Commitment pursuant to this Section 2.8(b) shall be accompanied by the payment in full of any Term Loan Commitment commission then accrued hereunder.

      2.9 Extension of Final Maturity Date (Revolving). No more than 60 and no less than 30 days prior to the then Final Maturity Date (Revolving), the Borrower may request, through the Agent, that each Lender extend the Final Maturity Date (Revolving) for a 364-day period as herein provided, which decision will be made by each Lender in its sole discretion. Upon receipt of any such request, the Agent shall promptly notify each Lender thereof. Each Lender shall notify the Agent and the Borrower of its willingness or refusal to consent to such extension of the Final Maturity Date (Revolving) as soon as practical after receiving such notice, and in any event by the 15th day preceding the then current Final Maturity Date (Revolving) (the "Response Date"). If any Lender does not expressly notify the Agent that it is willing to extend the Final Maturity Date (Revolving) prior to the Response Date such Lender shall be deemed to be to have refused to extend the Final Maturity Date (Revolving) and the Borrower's request to extend the Final Maturity Date (Revolving) then in effect shall be deemed denied. If (i) all Lenders have agreed by the Response Date to extend the Final Maturity Date (Revolving) and (ii) as of the Final Maturity Date (Revolving) then in effect, no Event of Default shall have occurred and be continuing, such Final Maturity Date (Revolving) shall be extended to the date which is 364 days following such Final Maturity Date (Revolving) or, if such day is not a Business Day, the next preceding Business Day.

      Section 3. INTEREST.

      3.1 Rate of Interest.

            (a) Subject to the provisions of Section 3.3 hereof, the Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date such Loans are made until maturity (whether by acceleration or otherwise) at the following rates of interest: (i) Eurodollar Loans, at a rate per annum equal to 2.75% in excess of LIBOR for the Eurodollar Interests Period then in effect and (ii) Base Rate Loans, the Base Rate, such rate to change as and when the Base Rate shall change.

            (b) Loans which are made on a date other than a Payment Date shall constitute Base Rate Loans until converted in accordance with Section 3.11.

      3.2 Interest Payment Dates. Interest on and prior to maturity in respect of each Loan shall be payable in arrears (i) on each Payment Date; (ii) upon any repayment or prepayment (to the extent accrued on the principal amount so repaid); and (iii) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

      3.3 Past Due Rate. Each Loan (and any overdue interest in respect of each Loan) shall bear interest for each day on which an Event of Default exists (after as well as before judgment), payable on demand, at a rate per annum (the "Past-Due Rate") equal to the greater of 5% in excess of the interest rate otherwise applicable to such Loan on such day or 4.5% in excess of the Base Rate in effect on such day.

      3.4 Capital Adequacy. If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof (it being agreed that "adopted after the date hereof" shall include compliance by a Lender or any lending office or holding company of a Lender with any Basle Law whether or not such Basle Law was in effect, applicable or phased in on or prior to or after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or pursuant to or arising out of any report, agreement or convention of any international banking group adopted subsequent to such 1988 report (said laws, rules, regulations and guidelines pursuant to or arising out of such 1988 report or any such subsequently adopted report, agreement or convention being sometimes collectively herein referred to as "Basle Laws"), or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy (any such other law, rule, regulation or guideline being sometimes herein referred to as "Other Laws"), or any change in any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basle Laws) or in the enforcement or interpretation or administration of any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basle Laws) by any Government Authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or any holding company of any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its Commitments, Loans or any of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender (or by the Agent on such Lender's behalf), the Borrower shall pay to such Lender from time to time such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered, together with interest on each such amount from the date demanded until payment in full (after as well as before judgment) thereof at the Base Rate. Each Lender shall endeavor to give the Borrower notice of its intention to require compensation under this Section
3.4 within a reasonable time after the loan officer of such Lender with responsibility for this Agreement becomes aware of its entitlement to such compensation under this Section 3.4, but no failure to give any such notice shall affect or relieve the Borrower of any of Borrower's obligations under this
Section 3.4 or under any other provision of this Agreement or any other Loan Document or result in any obligation or liability of the Agent or any Lender to the Borrower or any other Person. A certificate of a Lender as to the amount required to be paid by Borrower under this Section 3.4 and showing in reasonable detail the basis for the calculation thereof shall, absent manifest error, be final and conclusive (it being understood that in no event shall any Lender be required to disclose in such certificate or otherwise any non-public information). In determining such amount or amounts, a Lender may use any method of averaging and attribution as it (in its sole and absolute discretion) shall deem applicable.

      3.5 [Intentionally omitted.]

      3.6 Determination of Rate of Borrowing. As soon as practicable after 10:00 A.M. (New York time) on each Eurodollar Interest Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the rate of interest (the "Rate of Borrowing") which shall be applicable to the Eurodollar Loans for the next succeeding Eurodollar Interest Period and shall promptly give notice thereof in writing or by telephone (confirmed in writing) to the Borrower and the Lenders.

      3.7 Substituted Rate of Borrowing.

            (a) In the event that on any Eurodollar Interest Determination Date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i), (ii)(y) and (ii)(z), shall be made only after consultation with the Agent on the date of such determination) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or affecting the position of such Lender in such market, adequate and fair means do not exist for ascertaining the applicable Rate of Borrowing by reference to LIBOR with respect to the Eurodollar Loans as to which an interest rate determination is then being made; or

                  (ii) by reason of (x) the requirements of Regulation D, (y) any change after the date hereof in any other applicable law or governmental rule, regulation or order (or any interpretation thereof and including the enactment of any new law or governmental rule, regulation or order) or (z) other circumstances affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (such as for example but not limited to a change in official reserve requirements or increased capital reserves required or imposed by any regulatory authority or entity (domestic or foreign) having jurisdiction over or with respect to such Lender to the extent not provided for in clause (ii)(x) above), LIBOR shall not represent the effective pricing to such Lender for U.S. dollar deposits of comparable amounts for the relevant periods;

then, and in any such event, the Lender so affected shall on such date give notice in writing or by telephone (confirmed in writing) to the Borrower and to the Agent of such determination. Thereafter, Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to cause such Lender to receive interest with respect to its Eurodollar Loan for the Eurodollar Interest Period following such Eurodollar Interest Determination Date and for any preceding Eurodollar Interest Period with respect to which such changes or requirements apply (each such period, an "Affected Interest Period") at a rate per annum equal to 2.75% in excess of the effective pricing to such Lender for U.S. dollar deposits to make or maintain its Eurodollar Loans, provided that in the case of any such determination pursuant to clause (ii)(x), the written notice from such Lender to the Agent and the Borrower on the relevant Eurodollar Interest Determination Date shall specify
(x) any such amount on account thereof theretofore incurred, and such amount shall be paid at such time and (y) the additional amount required to be paid with respect to the relevant Affected Interest Period (with such amount so stated to be final with respect to the relevant Affected Interest Period) and such additional amount shall be paid at the same time, and together with, the interest otherwise payable in respect of such Eurodollar Loans for such Affected Interest Period. A certificate as to additional amounts owed any such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender through the Agent shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

            (b) In lieu of paying additional moneys to any Lender affected by
Section 3.7(a), other than clause (ii)(x) thereof (any such Lender, together with any Lender affected by subsection 3.8(a), an "Affected Lender"), Borrower may (subject to Section 3.9), by giving notice in writing or by telephone (confirmed in writing) to the Affected Lender, the Agent and the other Lenders on such Eurodollar Interest Determination Date, (x) require the Affected Lender to convert its Eurodollar Loan then outstanding or requested that is so affected into a Base Rate Loan (bearing interest at a rate equal to the Base Rate as in effect from time to time) on the first day of the Affected Interest Period, such notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to maintain Eurodollar Loans, or (y) terminate the obligations of the Lenders to make or maintain Loans as, or convert Loans into, Eurodollar Loans and in such event, on the first day of what would have been the next Eurodollar Interest Period, all Eurodollar Loans shall be outstanding as Base Rate Loans.

      3.8 Required Termination and Prepayment.

            (a) In the event that at any time any Affected Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order, the Affected Lender shall on such date give notice in writing or by telephone (confirmed in writing) to the Agent and the Borrower of such determination. The obligation of the Affected Lender to make or maintain its Eurodollar Loan or Loans so affected shall be terminated and the Borrower shall forthwith and in any event no later than the earliest of
(x) the termination of the Eurodollar Interest Period in effect at the time any such determination pursuant to this Section 3.8(a) is made, (y) the first day of the Eurodollar Interest Period commencing immediately thereafter if such determination is made in respect of a requested Eurodollar Loan, or (z) five Business Days after receipt of notice from an Affected Lender under this Section 3.8(a), take one of the actions specified in Section 3.8(b). If by the earliest of (x). (y) or (z). Borrower has not exercised one of the options specified in
Section 3.8(b). Borrower shall be deemed to have exercised the option set forth in clause (iii) of Section 3.8(b) and to have given the notice specified therein.

            (b) Upon receiving any notification provided in Section 3.8(a). the Borrower may (subject to Section 3.9) exercise one of the following options:

            (i) If the determination by an Affected Bank relates only to Eurodollar Loans then being requested by Borrower pursuant to a Notice of Borrowing or to Base Rate Loans then being requested by Borrower to be converted to Eurodollar Loans pursuant to a Notice of Conversion, the Borrower may by giving notice in writing to the Agent and the Lenders prior to the date on which such Eurodollar Loan is to be made or converted, withdraw such Notice of Borrowing or Notice of Conversion for all Lenders;

            (ii) Upon written notice to the Lenders, the Borrower may terminate the obligations of the Lenders to make or maintain Loans as, or convert Loans into, Eurodollar Loans and in such event, the Borrower, shall not later than the time specified in subsection 3.8(b), convert all Eurodollar Loans into Base Rate Loans by giving notice thereof to the Agent and the Lenders.

            (iii) The Borrower may, by giving notice in writing to the Affected Lender, the Agent and the other Lenders require the Affected Lender to make the Eurodollar Loan then being requested as a Base Rate Loan (or to keep outstanding as a Base Rate Loan the Base Rate Loan then being converted), such notice to pertain only to the affected Eurodollar Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Loans.

      3.9 Compensation. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall be made through the Agent and shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the Borrower, losses sustained by such Lender in connection with the liquidation or re-employment of such funds and all other funding losses) which such Lender may sustain: (i) if for any reason a conversion of any Eurodollar Loan does not occur on a date specified therefor pursuant to Section 3.7, 3.8 or 3.11, or any conversion into a Eurodollar Loan does not occur on the date specified therefor in Section 3.11, (ii) if for any reason any prepayment or repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of a Eurodollar Interest Period applicable thereto, (iii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on such last day of the Eurodollar Interest Period applicable thereto in any amount in excess of the amount notified to the Agent in writing not less than three Business Days prior to such last day of such Eurodollar Interest

Period, (iv) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs without at least three Business Days prior written notice thereof having been given to the Agent (v) if any prepayment or repayment of any of its Eurodollar Loans is not made on any date specified in a notice thereof given by the Borrower or if any prepayment or repayment contemplated or required by a Waterfall Certificate is not made on the Payment Date following the date such Waterfall Certificate is delivered, or (vi) as a consequence of any default under this Agreement or the delivery of any Certified Error Certificate.

      3.10 Eurodollar Interest Period Determination.

            (a) Each Eurodollar Interest Period for any Loan shall commence on a Payment Date and expire on the succeeding Payment Date.

            (b) No Eurodollar Interest Period in respect of any Loan shall extend beyond its stated maturity date.

            (c) Each Tranche of Term Loans (or portion thereof) outstanding as Eurodollar Loans shall constitute a distinct group of Eurodollar Loans and, although the Eurodollar Interest Period for such Tranche (or portion thereof) shall be identical to the Eurodollar Interest Period for each other Tranche of Term Loans and for Revolving Credit Loans, the Eurodollar Interest Period for each Tranche of Term Loans shall be deemed separate and distinct.

            (d) Subject to Section 3.10(e), if the Agent shall not have received written notice from the Borrower on or prior to 11:00 a.m. (Closing Office time) at least three Business Days prior to a Payment Date that the Borrower has elected to convert all or a portion of a Tranche of Term Loans outstanding as Eurodollar Loans to Base Rate Loans in accordance with the other provisions of this Agreement, the Borrower shall be deemed to have elected to have such Tranche of Term Loans (or portion thereof, as the case may be) continued as Eurodollar Loans for a new Eurodollar Interest Period.

            (e) Unless the Majority Lenders specifically agree in writing, no Eurodollar Interest Period may be selected at any time that a Default or Event of Default exists and Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans.

            (f) The Borrower shall not be permitted to maintain as Eurodollar Loans any Tranche of Loans or for Revolving Credit Loans if the outstanding amount of such Tranche or of the Revolving Credit Loans to be maintained as Eurodollar Loans is less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

      3.11 Conversions. Borrower shall have the option to convert, on any Payment Date, all or any portion of a Tranche of Term Loans from Base Rate Loans to Eurodollar Loans or from Eurodollar Loans to Base Rate Loans; provided that
(i) after giving effect to any such conversion the amount of such Tranche outstanding as a Eurodollar Loans shall be an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and the amount thereof outstanding as Base Rate Loans shall be an amount equal to not less than $20,000; and (ii) unless the Majority Lenders specifically agree in writing, no conversion to Eurodollar Loans shall be permitted at any time that a Default or Event of Default exists. Each such conversion shall be effected by Borrower giving the Agent written notice thereof (a "Notice of Conversion") on or prior to 11:00 a.m. (Closing Office time) at least three Business Days prior to a Payment Date, specifying the amount of Loans to be converted, whether the Loans to be converted are Term Loans or Revolving Credit Loans and, if Term Loans, the Tranche of Loans to which such conversion relates.

      Section 4. FEES.

      4.1 Facility Fee. The Borrower agrees to pay to the Agent, for the ratable account (based on the Commitments of each Lender) of each Lender party to this Agreement on the Effective Date the fee set forth in the Fee Letter on the dates set forth therein (such fee, the "Facility Fee").

      4.2 Commitment Commission.

            (a) The Borrower agrees to pay to the Agent for the account of each Lender Commitment commission with respect to their respective Revolving Credit Loan Commitments for the period commencing on the Effective Date, to and including the Final Maturity Date (Revolving), computed at a rate per annum equal to 1/4 of 1% on the average daily Unutilized Revolving Credit Loan Commitment of such Lender during the period for which payment is made. Such Commitment commission shall be payable quarterly in arrears on each Payment Date, commencing with the Payment Date scheduled to occur on March 31, 2003 (the first such Payment Date to include the full period from the Effective Date until said first Payment Date).

            (b) The Borrower agrees to pay to the Agent for the account of each Lender Commitment commission with respect to their respective Term Loan Commitments for the period commencing on the Effective Date, to and including the last day of the Commitment Period (Term), computed at a rate per annum equal to 1/4 of 1% on the average daily Unutilized Available Commitment of such Lender during the period for which payment is made. Such Commitment commission shall be payable quarterly in arrears on each Payment Date, commencing with the Payment Date scheduled to occur on March 31, 2003 (the first such Payment Date to include the full period from the Effective Date until said first Payment Date).

            (c) The Borrower agrees to pay to the Agent for the account of each Lender Commitment commission with respect to their respective Term Loan Commitments for the period commencing on the day which is one year after the Effective Date to and including the last day of the Commitment Period (Term), computed at a rate per annum equal to 1/8 of 1% on the average daily Unutilized Term Loan Commitment of such Bank during the period for which payment is made. Such Commitment commission shall be payable quarterly in arrears on each Payment Date, commencing with the Payment Date scheduled to occur on March 31, 2004, and on the Maturity Date (Term) (the first such Payment Date to include the full period from the first anniversary of the Effective Date until said first Payment
Date).

      4.3 Utilization Fee. The Borrower agrees to pay to the Agent, for the ratable account each Lender with a Term Loan Commitment a Utilization Fee equal to 1% of the amount of each

Term Loan made by such Lender such fee to be paid on each date on which Term Loans are made (each such fee, a "Utilization Fee").

      Section 5. PAYMENTS, ETC.

      5.1 Payments on Non-Business Days; Calculations. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Interest on Base Rate Loans hereunder and under the Notes shall be calculated on the basis of a 365-day year and the actual number of days elapsed and interest on Eurodollar Loans hereunder and under the Notes shall be calculated on the basis of a 360-day year and the actual number of days elapsed. If for any reason a Loan is repaid on the same day on which it is made, one day's interest (subject to the other provisions of this Agreement) shall be paid on that Loan. The Borrower hereby authorizes and directs the Agent and each Lender to charge any account of the Borrower maintained at any office of the Agent or such Lender with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Notes; provided, however, that neither the Agent nor any Lender shall be under any obligation to charge any such account.

      5.2 Net Payments; Application.

            (a) All payments hereunder and under the Loan Documents (including, without limitation, repayments and prepayments pursuant to Section 2) shall be made by the Borrower to the Agent in freely transferable U.S. dollars and in same day funds at the Closing Office without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after (i) withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts described above by any government or any political subdivision or taxing authority thereof, other than any tax (other than such taxes referred to in clause (ii) below) imposed on a Lender pursuant to the income tax laws of the jurisdiction where such Lender's principal or lending office or offices are located (collectively, the "Taxes") and (ii) deduction of an amount equal to any taxes on or measured by the net income payable to such Lender with respect to the amount by which the payments required to be made by this Section 5.2 exceed the amount otherwise specified to be paid under this Agreement and the Notes) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. With respect to each such deduction or withholding imposed in respect of any payment by or on behalf of the Borrower, the Borrower shall promptly (and in no event later than 30 days thereafter) furnish to the Agent such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate to which any Lender or holder of a Note may be entitled. Each Lender, other than a Lender organized and existing under the laws of the United States of America or any political subdivision thereof, agrees to furnish the Borrower, as soon as practicable after any written request of the Borrower to such effect, any executed form reasonably requested by the Borrower such as IRS Form W-8BEN or W-8ECI, and any other applicable form as to such Lender's entitlement, if any, to exemption from, or a reduced rate of, or its subjection to, United States withholding tax on amounts payable to it hereunder by the Borrower or under the Notes of the Borrower and each such Lender undertakes to use its best efforts promptly to notify the Borrower of any material change in any information, statement or form so furnished to the Borrower; provided, however, that any failure on the part of any Lender to furnish any such information, statements or forms shall in no way affect the obligations of the Borrower or the rights of any Lender under the terms of this Agreement or of the Notes.

            (b) Unless otherwise specifically provided herein, all payments under or pursuant to, or in satisfaction of any of the Borrower's obligations under this Agreement or under the Notes (including any received in connection with the foreclosure upon or other realization on any Collateral) will be applied in the following order of priority: (i) to any amounts not otherwise listed in this Section 5.2(b) then due and payable by the Borrower under this Agreement, the Notes or the Security Documents, (ii) to any fees then due and payable pursuant to Section 4 of this Agreement, pro rata according to the aggregate amount of fees then due and payable, (iv) to any interest on the Notes (unless otherwise specified by the Borrower, pro rata according to the aggregate amount of interest then due and payable on the Notes) then due and payable, (v) to any principal amount then due under the Notes (first to the Term Notes and then to the Revolving Credit Notes), (vi) to any amounts not then due on the Term Notes, unless otherwise provided herein, to be applied first to amounts due at final maturity thereof and thereafter to the installments due thereon in inverse order of maturity (each such amount being applied ratably (based on outstanding amounts) to the different Tranches of Term Loans), and (vii) to reduce the unpaid principal amount of the Revolving Credit Loans.

      5.3 Distribution by Agent. All payments received by the Agent on behalf of the Lenders on account of principal and interest under this Agreement or the Notes or on account of any fees payable for the account of the Lenders shall be promptly distributed by the Agent to the Lenders (in the type of funds received by the Agent) as follows: (a) if in respect of principal of any Loans made to the Borrower then on a pro rata basis to each of the Lenders holding the Loans in respect of which such payment is being made (b) if in respect of interest paid on the Loans pursuant to Section 3 and the Borrower has designated (in accordance with applicable provisions (if any) of this Agreement relating thereto) that the payments are being made in respect of the Term Loans or Revolving Credit Loans, then on a pro rata basis to each of the Lenders having Term Loans or Revolving Credit Loans, as the case may be, outstanding; (d) if in respect of interest on the Notes and the Borrower has not designated and this Agreement does not otherwise specify whether such payments are being made in respect of Term Loans or Revolving Credit Loans, then to each Lender in the proportion that the aggregate amount of such unpaid interest due on the Loans of each such Lender bears to the aggregate amount of such unpaid interest due on all such Loans; (e) if in respect of fees, then to the Lenders in accordance with their entitlement thereto (based on each Lender's share of the Total Commitment, in the case of the Facility Fee, based on each Lender's share of the Total Revolving Credit Loan Commitment, in the case of the fee described in
Section 4.2(a), based on each Lender's share of the Total Term Loan Commitment, in the case of the fees described in Sections 4.2(b) and 4.2(c) and based on each Lender's share of the applicable Term Loans described in Section 4.3, in the case of the Utilization Fee); and (f) if in respect of a payment under
Section 5.2(a) hereof, to each Lender in accordance with its entitlement thereto.

      Section 6. CONDITIONS PRECEDENT TO EFFECTIVENESS

      This Agreement shall become effective when and as of the date (the "Effective Date") that] each of the following conditions have been satisfied to the satisfaction of the Agent (or waived by the Agent). If the Effective Date shall not have occurred by the close of business (New York time) on December 31, 2002 (or such later date as is agreed to by the Agent in writing), this Agreement shall not become effective and shall be deemed rescinded, null and void.

      6.1 Default, etc. On the Effective Date (both before and after giving effect to the occurrence of the Effective Date) there shall exist no Default or Event of Default and all representations and warranties made by the Loan Parties herein or in the other Loan Documents or otherwise by the Loan Parties in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

      6.2 Notes. The Agent shall have received for each of the Lenders the Term Notes and Revolving Credit Notes, each duly executed and completed by the Borrower.

      6.3 Checklist Documents. The documentation set forth on the Closing Checklist (Schedule 6.3), including, without limitation, the Guaranties, Pledge Agreements and Security Agreements listed thereon, satisfactory to the Agent in form and substance, shall have been delivered to the Agent, and such other actions referred to on such Schedule and in such documentation shall have been taken.

      6.4 Supporting Documents of the Borrower. There shall have been delivered to the Agent (with sufficient copies for each of the Lenders) such information and copies of documents (if any), approvals (if any) and records (certified where appropriate) of corporate and legal proceedings (if any) in addition to those listed on the Closing Checklist as the Agent or any Lender may have reasonably requested relating to the Loan Parties' entering into and performance of the Loan Documents or any other agreements or documents related thereto.

      6.5 Officer's Certificate. There shall have been delivered to the Agent (with sufficient copies for each of the Lenders) a certificate of an Executive Officer of the Borrower certifying, as of the date of the Loan, compliance with the conditions of Sections 6.1, 6.14, 6.16, 6.17, 6.18 and 6.19 and also the absence of any Material Adverse Changes of the type referred to in Section 6.10.

      6.6 UCC Statements. Evidence satisfactory to the Agent of all filings of financing statements (and assignments thereof) under the applicable Uniform Commercial Code, satisfactory Lien search requests on Form UCC-11 and analogous forms confirming the absence of any perfected Liens prior to the Lenders' and of any other Liens other than Liens permitted hereunder shall have been delivered to the Agent and all other actions with respect to the Liens created by the Security Documents as are necessary or appropriate to perfect such Liens shall have been taken.

      6.7 Certifications; Financial Statements. The Borrower shall have delivered to the Agent such financial statements and certifications of financial statements as the Agent may have requested, which statements shall include, in any event, month end financial statements of the type required by Section 7.02(a) and certified by the CFO as of the most recent month ending 30 days prior to the date of such Loan, the annual financial statements required by
Section 7.2(b)
and (c) for the Fiscal Year most recently ended (or the prior Fiscal Year, if less than 105 days have passed since the end of a Fiscal Year) accompanied by the certifications required by Section 7.2(d).

      6.8 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, "Requisite Consents", any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents and the transactions contemplated hereby and thereby by an Loan Party shall have been obtained (and, if so requested, furnished to the Agent, with sufficient copies for the Lenders).

      6.9 Legal Opinions. The Agent shall have received legal opinions (in sufficient counterparts for each of the Lenders) dated the Effective Date from Haynes and Boone, LLP, counsel to Borrower and each other Loan Party, in form and substance satisfactory to the Agent.

      6.10 Adverse Change. There shall have been, in the Agent's opinion, no Material Adverse Change with respect to Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party since December 31, 2001. None of the Agent nor any Loan Party shall have become aware of any previously undisclosed information with respect to any Loan Party which, in the Agent's opinion, would have a Material Adverse Effect

      6.11 Change in Law; No Opposition.(i) No change shall have occurred in applicable law or in applicable regulations thereunder or in the interpretations thereof by any Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make one or more Loans hereunder; and (ii) no suit, action or proceeding shall be pending or threatened before or by any Governmental Authority seeking to restrain or prohibit the making of any Loan or the consummation of the transactions contemplated hereby.

      6.12 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and legal proceedings and all instruments, documents and papers in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other documents referred to herein shall be satisfactory in form and substance to the Agent, and the Agent and any Lender shall have received all such information and copies of all documents which the Agent or such Lender may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officials or governmental authorities.

      6.13 Fees and Expenses. The fee referred to in Section 4.1 and the legal fees and expenses of the Agent's New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement shall (to the extent demand for payment thereof shall have been made) have been paid in full.

      6.14 FC Holdings Purchase. Agent shall have received evidence satisfactory to it that FC Commercial shall have purchased the 20% ownership in FC Holdings held by management on terms satisfactory to all parties thereto and the Agent.

      6.15 [Intentionally omitted.]

      6.16 FC Consumer Note. FC Consumer Lending shall have borrowed $16 million in accordance with the FC Consumer Note.

      6.17 Amended and Restated Agreement The Amendment Effective Date shall have occurred under the Amended and Restated Agreement.

      6.18 Exchange Offer.

            (a) Holders of no fewer than 80% of the outstanding shares of New Preferred Stock shall have accepted the Exchange Offer, irrevocably tendered their shares to the Exchange Agent for exchange in accordance with the terms thereof and not withdrawn their shares. The Agent shall have received a certificate from the Exchange Agent, in form and substance satisfactory to Agent, on the Effective Date to that effect.

            (b) The Registration Statement shall have become effective and not be the subject of any "stop order." No Legal Action shall be pending or threatened before or by any Government Authority seeking to withdraw any shares tendered pursuant to the Exchange Offer if the result of such Legal Action (if adversely determined) would cause the aggregate number of outstanding shares tendered and not withdrawn or sought to be withdrawn to be fewer than 80% of the outstanding shares of New Preferred Stock.

            (c) The opinions of counsel delivered to any Loan Party by counsel for such Loan Party in connection with the Exchange Offer or any matter related to the Exchange Offer, shall have been delivered to Lender, together with a letter from each such counsel stating that Lender may rely upon such opinions with the same effect as if said opinions were addressed to them.

      6.19 Repayment of Loans. No Existing Loans shall be outstanding and the aggregate principal amount of Loans (as defined in the Amended and Restated Agreement) outstanding under the Amended and Restated Agreement shall not exceed $50,400,000.

      6.20 Copies of Other Loan Agreements. The Borrower shall have delivered to the Agent certified copies of the Amended and Restated Agreement and of the FC Consumer Note.

      All documents, agreements, instruments, certificates, financial statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 6 shall be in form and substance satisfactory to the Agent and shall be delivered (with sufficient copies for each of the Lenders) to the Agent at its Closing Office or as the Agent may otherwise direct.

      Section 6A. CONDITIONS PRECEDENT TO ALL LOANS.

      The Lenders shall not be obligated to make any Loans on or after the Effective Date unless, at the time of the making of such Loan (except as hereinafter indicated) the following conditions (unless waived in writing by the Majority Lenders) have been satisfied:

      6A.1 Certain Conditions. At the time of the making of such Loan, and immediately after giving effect thereto, (a) all deficiencies, if any, with respect to conditions precedent to any prior Loan shall have been corrected to the satisfaction of the Agent, (b) all of the conditions specified in Sections 6.1, 6.8, 6.10, 6.11 and 6.12 (with any reference in any such Section to the Effective Date being deemed to be a reference to the date of such Loans) shall be satisfied to the satisfaction of the Agent, (c) each of the Notes, the Guaranties and the Security Documents shall be in full force and effect and no party thereto shall have failed to perform in any material respect any of its obligations thereunder, (d) no issuer of any legal opinion issued in connection with any Loan Document or the making of any Loan shall have rescinded or qualified any such legal opinion, (e) no issuer thereof shall have rescinded or qualified any of the financial statements, certificates, letters, reports, analyses, Requisite Consents or other opinions referred to in Section 6, and (f) there shall have been, in the Majority Lenders' opinion, no Material Adverse Change since the Effective Date with respect to Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary.

      6A.2 Subsequent Opinions of Counsel. If reasonably requested by the Agent or Majority Lenders, the Agent shall have received from any or all of the counsel referred to in Section 6.9 (or other counsel satisfactory to the Agent) such favorable supplemental legal opinions addressed to the Agent and the Lenders and dated the date of such Loan and covering such matters incidental to the transactions contemplated by this Agreement as the Agent or the Majority Lenders shall reasonably request, each of which opinions shall be in form and substance satisfactory to the Agent and the Lender requesting same.

      6A.3 Officer's Certificate.

            (a) If requested by the Agent, the Agent shall have received a certificate of an Executive Officer of the Borrower certifying, as of the date of the Loan then being made, compliance with the provisions of Section 6.1 (with the reference therein to the Effective Date being deemed a reference to the Loans being made on the date of said certificate) and further to the effect that the conditions specified in Section 6A.1 are satisfied at such time.

            (b) The making of each Loan subsequent to the Effective Date shall constitute a representation and warranty by the Borrower to the Agent that, at the time of said subsequent Loan (and after giving effect thereto), (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made by the Borrower or any other Loan Party in connection herewith or therewith are true and correct in all material respects with the same effect as though such representations and warranties were being made at and as of such time, (ii) no Default or Event of Default exists and (iii) the conditions specified in Section 6A.1 are satisfied at such time.

            6A.4 Fees and Expenses. To the extent demand therefor shall have been made, all legal fees and expenses of the Agent's New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement shall have been paid in full.

            Section 6B. ADDITIONAL CONDITIONS PRECEDENT TO TERM LOANS

            The Lenders shall not be obligated to make any Term Loans unless, at the time of making of such Loans, the following conditions (unless waived in writing by the Majority Lenders), in addition to the conditions set forth in Section 6A (unless waived in writing by the Majority Lenders), have been satisfied:

      6B.1 Eligible PFAL Portfolio Entity. (i) The PFAL Portfolio Entity (the "Subject PFAL Entity") identified in the related Asset Pool Acquisition Certificate as the entity which will acquire the Asset Pool specified therein with a contribution to its capital made by FC Commercial with the proceeds of such Loans which are advanced to FC Commercial by the Borrower in accordance with the terms hereof (together with other equity contributions made by the Person holding other Equity Interests pursuant to Section 6B.2(a) and the proceeds of Indebtedness (if any) incurred pursuant to Approved Portfolio Leverage Arrangements) shall be an Eligible PFAL Entity; (ii) there shall have been no change to the Charter Documents of such Person or to any Shareholder Agreement relating to such Person from the Charter Documents and Shareholder Agreement provided with such Asset Pool Acquisition Certificate (or, if the Term Loans are being requested in respect of an Asset Pool other than the first Asset Pool acquired by such Subject PFAL Entity, since the Charter Documents and Shareholder Agreement delivered in connection with the acquisition of such first Asset Pool, except for any such changes consented to in writing by the Agent), such Charter Documents and Shareholder Agreement shall be the sole agreements with respect to equity ownership arrangements with respect to such Subject PFAL Entity and such Charter Documents and Shareholder Agreement shall evidence Permitted Shareholder Arrangements with respect to such Subject PFAL Entity; and
(iii) all action contemplated by Section 7.15 in connection with such Subject PFAL Entity, including, without limitation, the amendment of Section 2 to the Subsidiary Collateral Assignment or Subsidiary Pledge Agreement (as applicable) to specify such Subject PFAL Entity, and the delivery of any stock certificates or other certificates or instruments issued by such Subject PFAL Entity and of an acknowledgement of lien by such Subject PFAL Entity, all in form and substance satisfactory to the Agent, shall have been taken and completed.

      6B.2 Capital Structure.

            (a) A Person (such Person, a "Third Party Investor") other than FC Commercial or an Affiliate of FC Commercial shall have made a cash contribution to the Subject PFAL Entity's capital of not less than 25% and not more than 50% of the total equity of such Subject PFAL Entity; provided that the foregoing condition shall apply only if after giving effect to such Term Loans an aggregate amount of Term Loans in excess of 25% of the Total Term Loan Commitment shall have been made in respect of PFAL Portfolio Entities which at the time of the making of such Loans had received cash capital contributions of less than 25% or more than 50% of their total equity from Third Party Investors.

            (b) No Third Party Investor shall have greater rights with respect to such Subject PFAL Entity than FC Commercial (except to the extent that, if such Third Party Investor has acquired more Equity Interests in such Subject PFAL Entity than FC Commercial (and was permitted to do so pursuant to the terms hereof), such greater rights are commensurate with and derive solely from, such larger holding of Equity Interests.

            (c) No Third Party Investor shall have acquired equity interests or voting rights in such Subject PFAL Entity on a basis more favorable to such Person than the arrangements pursuant to which FC Commercial acquired its equity interests in such Subject

PFAL Entity (and without limiting the foregoing, no Third Party Investor shall have acquired its Equity Interests at a cash cost per unit or interest lower than that paid by FC Commercial) and no Third Party Investor acquiring any Equity Interests in such Subject PFAL Entity shall have been given any consideration (other than issuance of such Equity Interests) for making its equity contribution.

      6B.3 Consummation of Asset Acquisition. There shall have been delivered to the Agent evidence satisfactory to the Agent that the acquisition of the Asset Pool described in the related Asset Pool Acquisition Certificate shall have been consummated in accordance with the terms of the applicable asset purchase agreement (without any waiver of any material provision thereof by the Subject PFAL Entity) and the Asset Pool conforms to the description thereof contained in the Asset Pool Acquisition Certificate as modified by revisions permitted by
Section 6B.4, that the entire amount of proceeds of such Loans were loaned to FC Commercial under the FC Commercial (PFAL) Pledged Note and contributed by FC Commercial to the capital of the Subject PFAL Entity simultaneously with the closing of such acquisition, that the entire amount of the capital contribution by other holders of the Equity Interests in such Subject PFAL Entity were contributed, and the proceeds of all Indebtedness incurred by such Subject PFAL Entity were received by such Subject PFAL Entity, at the same time as or before such FC Commercial contribution, and that such Subject PFAL Entity used all such capital contributions together all such proceeds of Indebtedness to acquire such Asset Pool.

      6B.4 Notices.

            (a) The Final Asset Pool Acquisition Certificate in respect of the Asset Pool in respect of which such Loans are requested shall have been delivered to the Agent not less than 10 Business Days prior to the Borrowing Date of such Term Loans; provided that additional written revisions to the applicable Asset Pool Acquisition Certificate may be delivered to the Agent until 11:00 a.m. (Closing Office time) on the day which is two Business Days preceding the Borrowing Date for such Loans if such revisions relate only to the Acquisition Price, the amount of Loans being requested (three Business Days notice being required if such Loans are to be Eurodollar Loans) or provide additional details as to the related Asset Pool which do not result in the Asset Pool as so described being different in any material respect from the Asset Pool as most recently described on prior to the tenth Business Day preceding such Borrowing Date.

            (b) A Notice of Borrowing and Final NPV Pool Certificate in respect of the related Asset Pool, each in accordance with Section 2.2, shall have been delivered to the Agent.

            (c) The Agent shall have been provided with such other information as to the Asset Pool as it shall have reasonably requested.

      6B.5 Asset Pool.

            (a) The Asset Pool shall be an Eligible Asset Pool.

            (b) The sellers of the Asset Pool shall be Eligible Sellers.

      6B.6 Officer's Certificate.

            (a) Borrower shall have delivered to the Agent a certificate of an Executive Officer certifying compliance with Sections 6B.1, 6B.2, 6B.3 and 6B.5 and 6B.10.

            (b) In addition to the representations and warranties applicable to the making of such Loan set forth in Section 6A.3, the making of each Term Loan shall constitute a representation and warranty by the Borrower to the Agent that, at the time of said Term Loan (and after giving effect thereto) all conditions specified Sections 6B.1, 6B.2, 6B.3 and 6B.5 and 6B.10 are satisfied at such time.

      6B.7 Opinion of Counsel. If requested by the Agent, in the case of a Subject PFAL Entity which is a US Person, Haynes and Boone LLP or other counsel to the Borrower satisfactory to the Agent and, in the case of any other Subject PFAL Entity, counsel satisfactory to the Bank, shall have delivered to the Agent an opinion of counsel as to matters relating to the Subject PFAL Entity or such other matters as the Agent may reasonably request.

      6B.8 Utilization Fee. The Utilization Fee in respect of such Term Loans shall have been paid in full to the Agent.

      6B.9 Leverage Arrangements. Not less than five Business Days prior to the proposed Borrowing Date for such Term Loans (or such lesser period of time (if any) to which the Agent consents in writing) the Borrower shall have delivered to the Agent copies, certified by an Executive Officer as complete and correct of each instrument, agreement and other document evidencing any of the arrangements with respect to Indebtedness incurred and to be incurred by the Subject PFAL Entity and as constituting Approved Portfolio Leverage Arrangements, or a certificate from an Executive Officer that such Subject PFAL Entity has not incurred any Indebtedness with respect to any other Asset Pool and will not incur any Indebtedness with respect to the Asset Pool in respect of which such Term Loans are requested.

      6B.10 Adverse Waterfall Event. No Adverse Waterfall Event shall have occurred for six months with respect to any Asset Pool owned by the Subject PFAL Entity.

      6B.11 Effective Date. The Effective Date shall have occurred.

      6B.12 Deficiency Letter. The Borrower shall have satisfied its obligations under the Agreement entitled "Post-Closing-PFAL" dated on or about the Effective Date, as the same be from time to time amended, supplemented or otherwise modified.

      6B.13 Pledged Note. The Borrower shall have delivered to the Agent a promissory note in the principal amount of $54,000,000 payable by FC Commercial to the order of the Borrower, duly endorsed in blank (the "FC Commercial (PFAL) Pledged Note").

      All documents, agreements, instruments, certificates, financial statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 6B shall be in form and substance satisfactory to the Agent and shall be delivered (with sufficient copies for each of the Lenders) to the Agent at its Closing Office or as the Agent may otherwise direct

      Section 7. AFFIRMATIVE COVENANTS.

      Borrower warrants and represents to and covenants to the Lenders and the Agent that, so long as this Agreement is in effect and until the Commitments are terminated and all of the Loans, together with interest and all other obligations incurred hereunder are paid in full, Borrower will perform the obligations set forth in this Section 7 (unless it shall have first procured the written consent of the Majority Lenders to do otherwise), and will cause each Primary Obligor, Secondary Obligor and other Loan Party to perform the obligations set forth in this Section 7 which are applicable to such Person (unless it shall have first procured the written consent of the Majority Lenders to do otherwise).

      7.1 Financial Statements. The Borrower will furnish to the Agent and each
Lender:

            (a) As soon as available and in any event within 30 days after the close of each calendar month, as at the end of such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, a consolidated and consolidating balance sheet of Borrower and the other members of the Consolidated Group, and the related statement of operations for such period, all certified by the chief financial officer of the Borrower and each other member of the Consolidated Group as being prepared in accordance with GAAP and to present fairly the financial position and results of operation of such Person for such period;

            (b) As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of the Borrower, as at the end of and for the Fiscal Year just closed, an audited consolidated balance sheet of Borrower and the other members of the Consolidated Group, the related statement of operations (including income statement) and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by the Borrower and acceptable to Agent in Agent's sole and absolute discretion;

            (c) As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of the Borrower, as at the end of and for the Fiscal Year just closed, an unaudited consolidating balance sheet of Borrower and the other members of the Consolidated Group, the related statements of operations (including income statement) and a reconciliation of capital for such year, prepared by the chief financial officer of Borrower;

            (d) Concurrently with the delivery of the financial statements described in subsection (b) above: (A) a certificate of the aforesaid independent certified public accountants certifying to Agent that based upon their examination of the affairs of Borrower and the other members of the Consolidated Group, performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes an Event of Default or Default, or, if they are aware thereof, the nature thereof, and (B) a reliance letter executed by an authorized partner of the aforesaid independent certified public accountants, in form and substance reasonably acceptable to Agent, and acknowledging that Agent and Lenders may rely on such financial statements in connection with this Agreement notwithstanding that Agent and Lenders are not in privity with such independent certified public accountants in connection with such financial statements.

            (e) (i) Concurrently with delivery to its stockholders copies of all financial and other information delivered by Borrower to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Within two (2) Business Days after delivery to the SEC by Borrower, which in all cases shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by Borrower with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended, and all registration statements filed under the Securities Act of 1933, as amended.

            (ii) Concurrently with delivery of the financial statements required pursuant to Sections 7.1(a) and (b) hereof, a certificate executed by the President, Treasurer or Chief Financial Officer of Borrower that (A) no Event of Default or Default has occurred and is continuing under this Agreement, (B) that Borrower is in compliance with the covenants set forth in Section 8.20 hereof, setting forth the Borrower's calculations with respect to such compliance; and that (C) no event of default and no event or condition which, with the passage of time or the giving of notice or both, would constitute an event of default has occurred and is continuing under any other Indebtedness Instrument ("Other Indebtedness Instrument Unmatured Default") or, if an Event of Default or Default has occurred under this Agreement or an event of default or Other Indebtedness Instrument Unmatured Default has occurred under any other Indebtedness Instrument, setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

            (f) [Intentionally omitted].

            (g) Promptly upon receipt thereof, copies of all detailed financial reports and Management Letters, if any, submitted to any member of the Consolidated Group by the Auditors, in connection with each annual or interim audit of their respective books by such Auditors;

            (h) As soon as possible and in any event (A) within 30 days after a Loan Party, or any of the respective ERISA Affiliates of any Loan Party, knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Pension Plan has occurred or is expected to occur and (B) within 10 days after a Loan Party or any of its ERISA Affiliates knows that any other Termination Event with respect to any Pension Plan has occurred or is expected to occur, a statement of the CFO of the Borrower describing such Termination Event and the action, if any, which the affected Loan Party or ERISA Affiliate proposes to take with respect thereto;

            (i) Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Person of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, any notice of noncompliance issued by the PBGC with respect to a proposed standard termination of a Pension Plan, and any notice issued by the PBGC with respect to a proposed distress termination of a Pension Plan;

            (j) Promptly and in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

            (k) Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Person concerning (x) the imposition or amount of withdrawal liability under Subtitle E of Title IV of ERISA or (y) any determination by a Multiemployer Plan sponsor that such Multiemployer Plan is, or is expected to be, in "reorganization" (within the meaning of Section 4241 of ERISA) or "insolvent" (within the meaning of Section 4245 of ERISA), or has incurred or is expected to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code);

            (l) Upon request of the Agent made from time to time, deliver to the Agent a copy of any Pension Plan sponsored, contributed to, participated in or maintained by Borrower or any ERISA Affiliate; and

            (m) With reasonable promptness, such other information respecting the business, properties, operations, prospects or condition (financial or otherwise) of any member of the Consolidated Group and any other Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing or Secondary Obligor-R and, to the extent reasonably available, any other Secondary Obligor as the Agent or any Lender may from time to time in writing reasonably request provided, that Borrower shall not be required to furnish to the Agent or any Lender any such information relating to a Portfolio Entity-Post AE which is not a PFAL Portfolio Entity if (i) the Charter Documents of, or Shareholder Agreement relating to, such Person, in each case as in effect on the date of formation of such Person, prohibit such disclosure and (ii) notice of such prohibition on disclosure is provided to the Agent within five days of formation of such Person (any such restriction, a "Disclosure Restriction").

      7.2 Other Required Notices.

            (a) [Intentionally omitted].

            (b) Borrower shall notify Agent promptly after obtaining knowledge of:

            (i) except as otherwise previously disclosed, any event or occurrence which Borrower has determined has caused a material loss or decline in value of the Assets of Borrower, any Primary Obligor, any Mid-Tier Company or any Secondary Obligor other than, prior to the REO Post-25% Time, an REO Affiliate, due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

            (ii) the institution of (x) any suit or administrative proceeding which, if determined adversely to Borrower, any Primary Obligor, any Mid-Tier Company, any Wholly-Owned Subsidiary or any other Secondary Obligor is reasonably likely to or could reasonably be expected to materially adversely affect the operations, financial condition or business of any obligor of a Pledged Note or have a Material Adverse Effect on the Borrower, any Primary Obligor, any Mid-Tier Company, after the REO Post-25%

      Time, an REO-PFAL Affiliate, or any Wholly-Owned Subsidiary other than (except as set forth with respect to an REO-PFAL Affiliate) an REO Affiliate, and (y) any other such suit or administrative proceeding against Borrower, any Primary Obligor or any Mid-Tier Company in which the uninsured amount involved is $750,000 or more, such notice to be given on or prior to the end of the calendar month in which the applicable event occurs;

            (iii) Borrower, any Primary Obligor or any Mid-Tier Company becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or any Secondary Obligor becoming subject to any Charge, restriction, judgment, decree or order if the same could reasonably be expected to have a Material Adverse Effect on Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary other than an REO Affiliate;

            (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower, any Primary Obligor, or any Mid-Tier Company is a party, or, if the same could reasonably be expected to have a Material Adverse Effect on Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary other than an REO Affiliate, the commencement of any lockout, strike or walkout relating to any labor contract to which any other Secondary Obligor is a party;

            (v) except as otherwise previously disclosed, any event or occurrence (x) in respect of Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary which could reasonably be expected to have a Material Adverse Effect, (y) in respect of any other Secondary Obligor which could reasonably be expected to have a Material Adverse Effect on the Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary other than an REO Affiliate or (z) in respect of Borrower, any Primary Obligor or any Secondary Obligor if the same could reasonably be expected to have a material adverse effect on the ability of any obligor of a Pledged Note to repay such Pledged Note;

            (vi) (x) the occurrence of a default by Borrower, any Primary Obligor or any Mid-Tier Company under any agreement, document or instrument to which such Person is a party which could reasonably be expected to have a Material Adverse Effect, (y) the occurrence of a default by any other Secondary Obligor under any agreement, document or instrument to which it is a party which could reasonably be expected to have a Material Adverse Effect on the Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary other than an REO Affiliate or (z) the occurrence of any default by Borrower, any Primary Obligor or any Secondary Obligor which could reasonably be expected to materially and adversely affect any such Person's ability to perform its respective obligations under the Loan Documents;

            (vii) the filing of a petition by or against Borrower, any Primary Obligor, Secondary Obligor, any other Pledged Entity or any other Loan Party under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or any such Person shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

            (viii) the making of an application for the appointment of a receiver, trustee or custodian for any of the assets of Borrower, any Primary Obligor or any Secondary Obligor or any other Loan Party;

            (ix) the exercise by any holder of any option, warrant or right to purchase any Equity Interest in Borrower, any Primary Obligor or any Secondary Obligor;

            (x) any breach of the covenant set forth in Section 8.11;

            (xi) the issuance or sale of any Securities by Borrower, any Primary Obligor or any Secondary Obligor, whether or not permitted pursuant to the terms hereof; and

            (xii) the occurrence of the REO Post -25% Time.

            (c) On the 25th day of each month or, if sooner, on the fourth to last CFCCA-P Business Day of each month, Borrower shall deliver to the Agent (i) Waterfall Certificates in respect of each Asset Pool and PFAL Portfolio Entity, certified by an Executive Officer of Borrower; (ii) a Summary Waterfall Certificate in respect of all Asset Pools; and (iii) a copy of each certificate and notice delivered pursuant to Section 7.2 (other than Section 7.2(b)) of the Amended and Restated Agreement as in effect on the date hereof (or, if such Agreement is terminated, each such certificate and notice that it would have been required to have so delivered had such Agreement not been terminated);

            (d) Borrower shall notify the Agent of the occurrence of any Extraordinary Transaction on or prior to the occurrence of such event and of the receipt by Borrower, any Primary Obligor or any Secondary Obligor of Extraordinary Transaction Proceeds on or prior to such receipt (or, in either case, at such earlier time (if any) as may be specified with respect thereto elsewhere in this Agreement).

            (e) (i) The Borrower shall give the Agent notice that a Secondary Obligor has become a Mid-Tier Company (due to the amount of assets contributed to it on the date of its formation or an increase in assets thereafter) within 30 days of such Person becoming a Mid-Tier Company.

            (ii) The Borrower shall give the Agent notice that a Tier IV Company has ceased to constitute a Tier IV Company (due to an increase in the fair market value of its assets or such company engaging in any business) within 30 days of such Person ceasing to constitute a Tier IV Company and shall promptly deliver to Lender a revised Schedule 10.43 to reflect such change.

            (iii) The Borrower shall give the Agent notice that a Tier V Company has ceased to constitute a Tier V Company within 30 days of such Person ceasing to constitute a Tier V Company.

            (f) The Borrower shall give the Agent notice that it or any Primary Obligor, Mid-Tier Company, Wholly-Owned Subsidiary or Loan Party intends to acquire Equity Interests in any Person or to form a Subsidiary prior to the making of any such acquisition or any such formation and, if requested in writing by the Agent, forthwith upon the making of such acquisition or any such formation, shall deliver to the Agent an addendum to
Schedule 10.23 reflecting the same and, if such acquisition or formation is of an REO Affiliate, a new Schedule 10.46 reflecting the same.

            (g) On or before the fourth to last CFCCA-P Business Day of each month, Borrower shall deliver to the Agent a Portfolio Protection Expense Report in form and detail satisfactory to the Agent showing as of the close of business on the last Business Day of the preceding calendar month the aggregate amount retained by Secondary Obligors as Portfolio Protection Expenses to pay Portfolio Protection Expenses not theretofore paid (the "Aggregate PPE Amount"), the aggregate amount of Portfolio Protection Expenses theretofore paid and the aggregate amount of Portfolio Protection Expenses withheld (in the aggregate) by such Persons during the immediately preceding calendar month. In addition, such Report shall itemize each item of the Aggregate PPE Amount in excess of $25,000 (each such item, an "Itemized PPE Amount"), and Borrower shall provide to the Agent such other information with respect thereto as the Agent may request. If the Agent gives the Borrower notice that it disputes the inclusion of any Itemized PPE Amount as a Portfolio Protection Expense (whether due to the reasonableness thereof, the time such amount has been or is expected to be retained in advance of payment of the related expense or otherwise), such challenged item shall constitute a "Challenged Portfolio Protection Expense."

            (h) On or before the fourth to last CFCCA-P Business Day of each month, Borrower shall deliver to Agent an Asset Pool NPV Percentage Certificate with respect to each Asset Pool (which shall detail for each Asset Pool the Net Present Value of the assets of such Asset Pool and the amount of Indebtedness relating to such Asset Pool and the amount of Guaranty Equivalents issued by PFAL Portfolio Entity which owns such Asset Pool) certified by an Executive Officer.

            (i) The Borrower shall deliver to the Agent an Asset Pool Acquisition Certificate in respect of each Asset Pool in respect of which it desires that Term Loans be made not less than ten Business Days prior to the AP Funding Date for such Asset Pool.

            (j) The Borrower shall give the Agent notice that any PFAL Portfolio Entity has formed an REO- PFAL Affiliate within five days after such formation and such other information as the Agent may request with respect thereto promptly following such request.

            (k) The Borrower shall give the Agent notice of the transfer of any property by a PFAL Portfolio Entity to one of its REO-PFAL Affiliates within five days of any such transfer and such other information as the Agent may request with respect thereto promptly following such request.

            (l) If at any time the Net Present Value of Assets of REO-PFAL Affiliates exceeds 15% of the Net Present Value of the Assets of all PFAL Portfolio Entities, the Borrower shall give the Agent written notice thereof and shall thereafter, on or prior to fourth to last Business Day of each month, report to Agent such percentage and provide such other information as to REO-PFAL Affiliates as the Agent may reasonably request.

            (m) The Borrower shall give the Agent notice of the occurrence of an Adverse Waterfall Event within three days of such occurrence.

      7.3 Payment of Charges.

            (a) Other than Charges payable by First X or First B, Borrower, each Primary Obligor, each Mid-Tier Company, each Wholly-Owned Subsidiary other than (subject to Section 7.3(b)) any REO Affiliate shall pay promptly, when due, all Charges and Borrower, each Primary Obligor and each Mid-Tier Company and each such Wholly-Owned Subsidiary shall not permit Charges to arise or to remain unpaid and will promptly discharge the same. In the event Borrower, any Primary Obligor or Secondary Obligor other than (subject to Section 7.3(b)) an REO Affiliate, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Agent thereof in writing. Agent may, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Agent deems advisable. All sums so paid by Agent and any expenses relating thereto, including reasonable attorneys' fees, court costs, expenses and other charges, shall be part of the Obligations, payable by Borrower to Agent on demand. Notwithstanding the foregoing, Borrower, any Primary Obligor, any Mid-Tier Company or Wholly-Owned Subsidiary may permit or suffer the Charges to attach to its Assets and may dispute, without prior payment thereof, the Charges, on the conditions that: (i) Borrower or the applicable Primary Obligor, Mid-Tier Company or Wholly-Owned Subsidiary, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any Assets of Borrower or the applicable Primary Obligor or Mid-Tier Company or Wholly-Owned Subsidiary shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower or the applicable Primary Obligor or Mid-Tier Company or Wholly-Owned Subsidiary in accordance with GAAP.

            (b) Borrower shall ensure that each REO-PFAL pays promptly, when due, all Charges to the extent necessary to ensure that the Net Present Value of REO-PFAL Affiliates (based on the Net Present Value of their respective assets) which have not so paid their Charges does not exceed 25% of the Net Present Value of all REO-PFAL Affiliates (based on the Net Present Value of their respective assets), unless the Net Present Value of REO-PFAL Affiliates (as so determined) not paying Charges does not exceed $1,000,000. In the event an REO-PFAL Affiliate, at any time or times hereafter, shall fail to pay any Charges, Agent may, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain discharge of such Charge and take any other action with respect thereto which Agent deems advisable. All sums so paid by Agent and any expenses relating thereto, including reasonable attorneys' fees, court costs, expenses and other charges, shall be part of the Obligations, payable by Borrower to Agent on demand.

      7.4 Insurance. Borrower and each Primary Obligor, Mid-Tier Company, each REO-PFAL Affiliate and each Wholly-Owned Subsidiary at each of such respective Person's sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Agent; and (ii) public liability insurance relating to such Person's ownership and use of its Assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Agent. Borrower shall deliver to Agent the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance of the Borrower, Primary Obligors and Wholly-Owned Subsidiaries (except those of public liability) shall contain an endorsement, in form and substance acceptable to Agent, showing losses payable to Agent for the ratable benefit of Lenders. Such endorsement or an independent instrument furnished to Agent, shall provide that all insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Agent for the ratable benefit of Lenders, to recover under such policy or policies of insurance in case of loss or damage. Upon request by Agent and, whether or not such request is made, upon the occurrence of an Event of Default or Default, Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Agent. Upon request by Agent and upon the occurrence of an Event of Default or Default, Borrower, irrevocably, appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, any Primary Obligor or any Mid-Tier Company or Wholly-Owned Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Obligations, payable by Borrower to Agent on demand. Agent shall also be named as an additional insured with respect to Borrower's, each Primary Obligor's and each Wholly-Owned Subsidiary's liability insurance.

      7.5 Maintenance of Records. Borrower will keep, and will cause each Primary Obligor and each Wholly-Owned Subsidiary other than REO Affiliates which are not REO-PFAL Affiliates to keep, at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and each such Person will provide, and will cause each such other Person to provide, adequate protection against loss or damage to such books of record and account.

      7.6 Preservation of Existence. Each of Borrower, each Primary Obligor, each Mid-Tier Company, each Secondary Obligor-Existing, after the REO Post 25% Time, each REO PFAL Affiliate and each Subsidiary of Borrower other than a Tier IV Company or (except as provided) an REO Affiliate or a Harbor Debtor, and , will maintain and preserve its respective corporate, limited liability company or partnership existence, rights, privileges and franchises in its jurisdiction of organization, and qualify and remain qualified to do business in, and maintain its rights, privileges and franchises in each other jurisdiction which in the opinion of the respective board of directors, manager, general partner or other governing Person of Borrower, such Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing, other Subsidiary of Borrower or REO PFAL Affiliate continue to be advantageous to it and each such Person (including each Tier IV Company and REO Affiliate which is a Subsidiary of Borrower) shall comply in all material respects with all applicable Legal Requirements. Without limiting the generality of the foregoing, the Borrower agrees to (and to cause each such other Person to) qualify to do business as a foreign corporation in each jurisdiction where the nature of its business and the operations conducted by it therein require it to be so qualified.

      7.7 Preservation of Assets. Each of Borrower and each Primary Obligor will keep its property material to the conduct of its business in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, so that the business carried on by it may be conducted at all times in accordance with prudent business management.

      7.8 Inspection of Books and Assets. Borrower shall permit Agent, Lenders and each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lenders all books, papers and records relating to the assets, stock ownership, properties, operations, obligations, and liabilities of Borrower, its Subsidiaries, each Mid-Tier Company, each Secondary Obligor-Existing, each other Secondary Obligor-R and each PFAL Portfolio Entity (and shall use its best efforts to cause each other Existing S Co. and each other Portfolio Entity-Post AE to do the same), including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which the Lenders may have a reasonable interest in connection with the Loans, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, Borrower shall use its reasonable best efforts to cause such third party to provide access to such materials to the Agent and Lenders who shall request the same. In the event that Borrower is prohibited by law from providing any of the access referred to in the preceding sentence to the Agent and Lenders, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. Borrower shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Borrower, its Subsidiaries, each Mid-Tier Company, each Secondary Obligor-Existing and each other Secondary Obligor-R available (and shall use its best efforts to cause each other Existing S Co. and Portfolio Entity-Post AE to do the same) to confer with Agent and Lenders and their respective representatives, provided that (i) such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and (ii) unless a Default or Event of Default exists, counsel to Borrower shall be permitted to be present at any meeting between Borrower's independent public accountants and the Agent or the Lenders).

      7.9 Payment of Indebtedness. Each of Borrower, each Primary Obligor, each Mid-Tier Company and, subject to the final sentence of this Section 7.9, each Wholly-Owned

Subsidiary will duly and punctually pay, or cause to be paid, the principal of and the interest on all Indebtedness heretofore or hereafter incurred or assumed by such Person, when and as the same shall become due and payable, provided that neither Borrower, nor any Primary Obligor, any Wholly-Owned Subsidiary or PFAL Portfolio Entity shall be required to pay any Indebtedness (other than Indebtedness incurred under this Agreement or any other Loan Document) while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower or such Primary Obligor or Wholly-Owned Subsidiary or PFAL Portfolio Entity (as the case may be) shall have set aside on its books appropriate reserves in accordance with GAAP with respect thereto and title to any property of Borrower or the applicable Primary Obligor or Wholly-Owned Subsidiary or PFAL Portfolio Entity is not jeopardized. The provisions of this
Section 7.9 do not relate to Indebtedness of FC Capital, Bosque Asset Corp. or other Wholly-Owned Subsidiaries which are REO Affiliates or Harbor Debtors.

      7.10 Further Assurances. Each of Borrower, each Primary Obligor, each Subsidiary and each other Loan Party will, and will cause each of its respective Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as the Agent or any Lender may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of such Person hereunder or under the Notes or any of the other Loan Documents to which such Person is a party, or for the better assuring and confirming unto the Agent on behalf of the Lenders, with the Requisite Priority, all or any part of the security for the Obligations.

      7.11 Notice of Default. Forthwith and in any event within five days after Borrower shall have obtained knowledge of the existence of a Default or Event of Default, Borrower will deliver to the Agent a certificate signed by an Executive Officer of Borrower setting forth the details of such event, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

      7.12 Reserves. Each of Borrower, each Primary Obligor, each PFAL Portfolio Entity and, subject to the last sentence of this Section 7.12, each Wholly-Owned Subsidiary and each Secondary Obligor-R will set up on its books from its earnings, reserves for bad debt in accordance with GAAP and in an aggregate amount deemed adequate in the judgment of such Person and accepted by the outside auditors in their annual audits and Borrower shall use its best efforts to cause each other Mid-Tier Company to do the same. The provisions of this
Section 7.12 shall not apply to any Wholly-Owned Subsidiary or Secondary Obligor-R which is an REO Affiliate, a Harbor Debtor, a Tier IV Company or Tier V Company.

      7.13 Representation and Warranties; Covenants as to Other Persons, Amendment of Schedules.

            (a) To the extent any representation or warranty contained herein refers to an event or state of facts which exists on or after the date hereof, on or after the Execution Date or on or after the Effective Date or on or after the date of any Loan and shall exist during the term hereof or at the time of any or each Loan hereunder, to the extent not already a covenant, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the covenants set forth in Section 8 and in this Section 7) relates to any other Person (including but not limited to a Primary Obligor, a Secondary Obligor, any Pledged Entity or any other Loan Party) other than Borrower, it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

            (b) No delivery of any new or supplemented Schedule to this Agreement (whether or not such delivery is required by this Agreement or any other Loan Document) shall waive or cure any Default or Event of Default which would occur absent such delivery (other than a Default or Event of Default arising solely from the breach of an obligation to deliver such Schedule and other than as may be set forth in writing in a consent or amendment (if any) pursuant to which any such new or supplemented Schedule is delivered).

      7.14 Perform Obligations. Borrower and each Primary Obligor, Secondary Obligor and other Loan Party shall duly and punctually pay and perform each of its obligations under this Agreement and the other Loan Documents in accordance with the terms hereof and thereof.

      7.15 New Debt and Equity Interests.

            (a) Borrower shall ensure that at the time that Borrower, any Primary Obligor, any other Loan Party, any PFAL Portfolio Entity or any Wholly-Owned Subsidiary other than any PFAL Portfolio Entity or Wholly-Owned Subsidiary which is not a US Person, acquires an Equity Interest in any Person other than, in the case of a Secondary Obligor, an REO Affiliate of such Secondary Obligor, such new Equity Interest is subject to a perfected security interest of the Requisite Priority in favor of the Agent and the Lenders and, in connection therewith, shall take such action and execute and deliver such pledge agreements or amendments to pledge agreement and such other instruments and agreements, including, without limitation, delivery of notices of lien to the Pledged Entity, acknowledgement of such notice from the Pledged Entity, delivery of the original certificates of certificated securities to Collateral Agent, together with an assignment separate from certificate therefor, in each case in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may require. If requested in writing by the Agent, Borrower shall also deliver to the Agent a supplement to Schedule 10.5(b) hereto to reflect the acquisition of such new Equity Interest. The provisions of this Section 7.15(a) are in addition to, and not in limitation of, other provisions of this Agreement limiting the investments, the acquisition of Equity Interests and the acquisition of other assets by Borrower, Primary Obligors, Secondary Obligors or other Persons. Notwithstanding the foregoing, no Primary Obligor, PFAL Portfolio Entity or Wholly-Owned Subsidiary shall be required to pledge to the Agent (x) shares of stock, partnership interests, membership interests or other similar equity interests consisting of more than 66.66% of the shares of stock, partnership interests, membership interests or other similar equity interests in any Person which is not a US Person or (y) any Equity Interest issued by an REO Affiliate.

            (b) Borrower shall ensure that at the time that Borrower or any Primary Obligor makes any loan or acquires any rights to any other indebtedness or acquires any note, bond or other indebtedness instrument (any such note, bond or other instrument, a "Subject Debt Instrument"), all rights of the Borrower or such Primary Obligor with respect to such loan, other indebtedness and Subject Debt Instrument are subject to a perfected security interest of the Requisite Priority in favor of the Agent and the Lenders and, in connection therewith, shall take such action and execute and deliver such pledge agreements or amendments to pledge agreement and such other instruments and agreements, including, without limitation, delivery of notices of pledge to the issuer of such indebtedness, acknowledgement of such notice from such issuer, delivery of the Subject Debt Instruments and each other original note evidencing such indebtedness to Collateral Agent, together with an assignment separate from certificate such note or Subject Debt Instrument or allonge thereto, and estoppel certificates from the issuer thereof, in each case in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may require. The provisions of this
Section 7.15(b) are in addition to, and not in limitation of, other provisions of this Agreement limiting the investments, the acquisition of Equity Interests and the acquisition of other assets by Borrower, Primary Obligors, Secondary Obligors or other Persons.

      7.16 Cooperation. At the Agent's request, Borrower will meet from time to time with (and provide then available financial information to) other financial institutions to which any Lender may wish to grant participations in the Loans, including potential Lender Assignees and potential Purchasing Lenders.

      7.17 Approvals and Consents. In the event that any approval, consent or non-objection need be obtained by Borrower, any Primary Obligor and/or any Secondary Obligor or other Loan Party from, or a notice or other filing need be filed by Borrower or any such other Person, with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any Loan Document by Borrower or any such other Person, the Borrower shall take and cause such other Person (as applicable) to take, all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and the Lenders agree to cooperate with Borrower in obtaining or filing the same.

      7.18 [Intentionally Omitted.]

      7.19 Payment of Dividends from Primary Obligors and Subsidiaries. In furtherance and not in limitation of other provisions hereof (including Section 8.29) regarding required distributions, to the extent necessary to enable it to make payments of the Obligations in accordance with the terms hereof, unless prohibited by applicable law Borrower shall cause dividends to be paid to it by each Primary Obligor and each other Subsidiary of the Borrower (whether in existence as of the date hereof or hereafter formed or acquired) in amounts which are sufficient to enable Borrower to satisfy its payment obligations under the terms hereof.

      7.20 Stay, Extension and Usury Laws. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive it from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Notes, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

      7.21 Compliance with Laws. Borrower shall comply with, and shall cause each Primary Obligor, each Secondary Obligor and each other Loan Party to comply with, all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect on Borrower, any Primary Obligor or any Mid-Tier Company, or on any Wholly-Owned Subsidiary other than an REO Affiliate.

      Section 8. NEGATIVE COVENANTS.

      Borrower warrants and represents to and covenants to the Lenders and the Agent that, so long as this Agreement is in effect and until the Commitments are terminated and all of the Loans, together with interest and all other obligations incurred hereunder are paid in full, Borrower will perform the obligations set forth in this Section 8 (unless it shall have first procured the written consent of the Majority Lenders to do otherwise), and will cause each Primary Obligor, Secondary Obligor and other Loan Party to perform the obligations set forth in this Section 8 which are applicable to such Person (unless it shall have first procured the written consent of the Majority Lenders to do otherwise).

      8.1 Amend Charter Documents; Engage in Same Type of Business.

            (a) None of Borrower, any Primary Obligor, Secondary Obligor-Existing, Mid-Tier Company or any Secondary Obligor-R or other Loan Party shall (i) make or consent to any change: (i) in its Charter Documents, in any Shareholder Agreement or in its capital structure or (ii) make any change in any of its business objectives, purposes and operations, including by undertaking additional business activities or (iii) waive any material right under its Charter Documents or any Shareholder Agreement. None of Borrower, any Primary Obligor, Mid-Tier Company or any Secondary Obligor-R shall engage in any business not of the same general type as those conducted by it on the Execution Date or, in the case of a newly formed entity, any business not of the same general type as those conducted by the Primary Obligors or the Secondary Obligors (as the case may be) on the Execution Date. Without limiting the foregoing, no PFAL Portfolio Entity shall engage in any business other than purchasing Asset Pools in accordance with the terms hereof and causing such Asset Pools to be serviced in accordance with Section 8.32.

            (b) None of Borrower, any Primary Obligor, any Mid-Tier Company or Secondary Obligor-R or Secondary Obligor-Existing shall enter into any Shareholder Agreement after the Execution Date other than a Permitted Shareholder Agreement.

      8.2 Liens. None of Borrower, any Primary Obligor, any Mid-Tier Company (other than MCS and other than, unless constituting a PFAL Portfolio Entity, any Mexican Acquisition Entity or any French Acquisition Entity), any REO-PFAL Affiliate, any Wholly-Owned Subsidiary (other than a Harbor Debtor or an REO Affiliate which is not an REO-PFAL Affiliate) or any other Loan Party will grant, contract, create, incur, assume or suffer or permit to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loans), any of its Assets, whether now owned or hereafter acquired, except (i) Permitted Liens or (ii) in the case of an REO-PFAL Affiliate, Liens in favor of its REO Owner, and to the extent not resulting in a default under Section 7.3(b), non-consensual Charges.

      8.3 Other Indebtedness. None of Borrower, any Primary Obligor, any Mid-Tier Company (other than MCS and other than, unless constituting a PFAL Portfolio Entity, any Mexican Acquisition Entity or any French Acquisition Entity), any REO-PFAL Affiliate, any Wholly-Owned Subsidiary or any other Loan Party will contract, create, incur, assume or suffer to exist any Indebtedness; except

            (i) the Loans;

            (ii) Indebtedness of the Borrower under the Amended and Restated Agreement not in excess of the amount outstanding on the date hereof plus additional Tranche I Bosque Loans thereunder in an amount not to exceed the Bosque Loan Commitment thereunder as in effect on the Effective Date and Permitted Liens relating thereto;

            (iii) other Indebtedness existing on the Effective Date listed on
      Schedule 10.19 to this Agreement;

            (iv) Indebtedness of a PFAL Portfolio Entity, incurred under Approved Portfolio Leverage Arrangements on the day that such PFAL Portfolio Entity acquires an Asset Pool, in a principal amount not in excess of (x) 75% (or, such higher percentage, if any, approved by the Agent in writing with respect to a particular Asset Pool) of the lower of
      (i) the Acquisition Price of such Asset Pool and (ii) the Net Present Value of such Asset Pool, or (y) such principal amount which, when added to the principal amount of the Tranche of Term Loans made in respect of the acquisition of such Asset Pool (less any Utilization Fee amount included therein) plus the full amount then or thereafter contributed to the capital of such PFAL Portfolio Entity by any holder of Equity Interests therein other than FC Commercial (and other than any such amount thereafter contributed to the capital of such PFAL Portfolio Entity in respect of the subsequent acquisition of a different Asset Pool), would not result in the sum of such principal amount of Indebtedness of such PFAL Portfolio Entity plus the principal amount of such Tranche of Term Loans and the amount of such contributions to capital exceeding the lower of (i) the Acquisition Price of such Asset Pool and (ii) the Net Present Value of such Asset Pool (it being agreed that a PFAL Portfolio Entity shall not contract, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under Approved Portfolio Leverage Arrangements incurred in respect of the acquisition by it of any Asset Pool on the AP Funding Date for such Asset Pool in accordance with the above provisions of this clause (iv));

            (v) Indebtedness of any Portfolio Entity Post-AE which is not a PFAL Portfolio Entity;

            (vi) Indebtedness of FC Holdings under the FC Holdings Line of
      Credit;

            (vii) Indebtedness of FC Consumer Lending under the FC Consumer Note and Permitted Liens relating thereto;

            (viii) unsecured trade payables incurred in the ordinary course of business;

            (ix) Indebtedness of Secondary Obligors in respect of loans permitted to be made by MCS pursuant to Section 8.13 up to an aggregate principal amount of such Indebtedness at any one time outstanding not exceeding $1,000,000;

            (x) in the case of any REO Affiliates, Indebtedness owed to its REO Owner and trade payables incurred in the ordinary course of business and, to the extent constituting Indebtedness, Charges incurred by such REO Affiliate;

            (xi) Indebtedness described on Schedule 8.3 to this Agreement, not to exceed the amounts set forth under "Cargill Senior Debt Leverage" on such Schedule, provided that such Indebtedness is incurred on or prior to June 1, 2003 and under and pursuant to the Wamco XXX Loan Agreement and solely for the purposes described on said Schedule 8.3;

            (xii) Indebtedness of Borrower to FC Consumer Lending under the Borrower-FCL Note;

            (xiii)Indebtedness under Pledged Notes to the extent permitted by
      Section 8.13(a)(i)-(iii);

            (xiv) Indebtedness of Secondary Obligors in respect of loans permitted to be made by FC Servicing pursuant to Section 8.13(a)(vii); and

            (xv) Indebtedness of Secondary Obligors in respect of loans permitted to be made by ASDM pursuant to Section 8.13(a)(viii);

            (xvi) up to $1,000,000 in aggregate principal amount of Indebtedness incurred by FC Properties, Ltd., FCS Creamer, Ltd., FCS Wood Ltd. and FCS Wildhorse Ltd. or other REO Affiliates to finance developmental expenses of with respect to real property owned by such entities.

      8.4 Sell Assets. None of Borrower, any Primary Obligor, any Mid-Tier Company, or any Wholly-Owned Subsidiary or after the REO Post 25% Time, any REO-PFAL Affiliate shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business (and, in the case of Assets constituting Equity Interests, only to the extent permitted by Section 8.8(a)) (it being acknowledged by Borrower that no assignment, sale or transfer of assets by Borrower, any Primary Obligor, any Mid-Tier Company, any Subsidiary of Borrower or any REO-PFAL Affiliate to any Affiliate or Associate or Subsidiary of Borrower (whether or not wholly owned) or of any Mid-Tier Company or to any other Secondary Obligor or any Affiliate or Associate thereof shall be deemed to constitute a transaction in the ordinary course of business); provided that the foregoing shall not restrict (i) an REO Affiliate from transferring its assets to the Person which owns all of its equity interests or to any other Person which is not a Subsidiary or Affiliate of the Borrower or such REO Affiliate or (ii) any Person which owns all of the equity interests in an REO Affiliate from transferring distressed notes secured by real estate (and such real estate security) to such REO Affiliate.

      8.5 Attachment. None of Borrower, any Primary Obligor, any Mid-Tier Company, after the REO Post 25% Time, any REO PFAL Affiliate, or any Wholly-Owned Subsidiary other than (except as set forth) an REO Affiliate or , or, if the same would have a Material Adverse Effect on the Borrower, any Primary Obligor or any Mid-Tier Company, no other Secondary Obligor or REO Affiliate, shall permit or suffer any levy, attachment, seizure, or restraint to be made of, upon or affecting any of its Assets or permit any of its Assets to be subject to a writ of distress.

      8.6 Receiver. None of Borrower, any Primary Obligor, any Mid-Tier Company, after the REO Post 25% Time, any REO PFAL Affiliate, or any Wholly-Owned Subsidiary, other than (except as set forth) an REO Affiliate, or, if the same would have a Material Adverse Effect on the Borrower, any Primary Obligor or any Mid-Tier Company, no other Secondary Obligor or REO Affiliate, shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, or for all or any of its Assets to come within the possession of any receiver, trustee, assignee for the benefit of creditors or custodian, other than a custodian pursuant to a Non-Default Voluntary Custodial Arrangement.

      8.7 Mergers and Acquisitions. None of Borrower, any Primary Obligor, any other Loan Party, any Mid-Tier Company, after the REO Post 25% Time, any REO PFAL Affiliate, or any Wholly-Owned Subsidiary other than (except as set forth) an REO Affiliate shall wind up, liquidate or dissolve its affairs or merge or consolidate with any Person (or agree to do any of the foregoing at any future time) or fail to maintain its corporate, partnership or limited liability company or other formal existence.

      8.8 Stock Transfers.

            (a) Except as permitted pursuant to Section 8.8(b), none of Borrower, any Primary Obligor, any Mid-Tier Company, any Wholly-Owned Subsidiary, any REO-PFAL Affiliate or any other Pledged Entity shall (i) except for options, warrants or other rights to purchase Equity Interests in the Borrower pursuant to plans or instruments described in Schedule 10.5(c) as amended from time to time with Majority Lenders' written consent and for Equity Interests in the Borrower issued upon exercise thereof, (x) grant any option, warrant or other right to purchase any Equity Interest in Borrower, any Primary Obligor, any Mid-Tier Company, any Wholly-Owned Subsidiary or any other Pledged Entity or (y) issue any other Equity Interests other than, in the case of a Secondary Obligor, (subject to Section 7.15) upon its formation, or (ii) transfer any Equity Interests (whether its own or Equity Interests issued by any Person other than itself) without, in each case, the prior written consent of Majority Lenders.

            (b) Notwithstanding anything to the contrary contained herein, Borrower shall have the right to register on Form S-3, and publicly offer and sell equity Securities of Borrower under the following terms and conditions: (w) Borrower shall deliver notice to Agent, within twenty-four (24) hours of the filing with the SEC; (x) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; (y) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading, and (z) Borrower shall pay the proceeds of such offering to Agent, in accordance with the terms hereof.

      8.9 Adverse Transactions. None of Borrower, any Primary Obligor, any Mid-Tier Company, any Wholly-Owned Subsidiary or other Loan Party shall enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

      8.10 Investments.

            (a) Subject to the further limitations set forth in Sections 8.10(b), (c) and (d), after the date hereof, neither Borrower, any Primary Obligor, any Mid-Tier Company, any PFAL Portfolio Entity nor any Secondary Obligor shall make any investment in Equity Interests of any Person or any note, bond, other debt instruments or obligations of or issued by any Person or any other assets, except (subject to compliance in each case with Section 7.15 and, in the case of any investment consisting of the making of a loan, only if the making of such loan is permitted by Section 8.13) for (i) the acquisition by a PFAL Portfolio Entity of an Asset Pool in accordance with the other terms hereof on the funding date of the Tranche of Term Loans relating thereto in accordance with the Asset Pool Acquisition Certificate relating thereto (or of any other asset pool in respect of which no Loans have been requested if such acquisition is in the ordinary course of business for the Consolidated Group and is otherwise permitted hereunder) and (ii) investments by any such Person, other than by a PFAL Portfolio Entity or, except as permitted by the immediately succeeding sentence, by Borrower or FC Commercial, in the ordinary course of business. In furtherance and not in limitation of the foregoing, under no circumstances shall Borrower or any Primary Obligor other than FC Servicing acquire any assets other than (v) in the case of the Borrower or any Primary Obligor, loan advance receivables evidenced by Pledged Notes (to the extent otherwise permitted by the Agreement) and assets acquired with Capital Expenditures made pursuant to Section 8.31, (w) in the case of Borrower, Equity Interests in Primary Obligors, (x) in the case of Primary Obligors other than FC Commercial, Equity Interests in Subsidiaries of such Primary Obligors and in other Secondary Obligors engaged in the business engaged in by the Consolidated Group on the date hereof, (y) in the case of FC Commercial, Equity Interests acquired in a PFAL Portfolio Entity in accordance with the terms hereof on the date of the making of the Tranche of Term Loans relating to such PFAL Portfolio Entity upon purchase of its first Asset Pool (and, to the extent constituting the acquisition of additional assets and subject to compliance with Section 8.33 hereof, Equity Interests issued by such PFAL Portfolio Entity to FC Commercial in respect of additional capital contributions made by FC Commercial in connection with the acquisition by such PFAL Portfolio Entity of subsequent Asset Pools; and (z) in the case of FC Servicing, assets acquired in the ordinary course of its servicing business.

            (b) As used in Sections 8.10 (a),(c) and (d) "invest" shall include, but not be limited to (x) contributions to the capital of a Person, (y) the acquisition of Securities of other assets and (z) making loans or other financial accommodations (including without limitation, payment of a Person's debts or other obligations and any other expenditure of funds or credit for the benefit or on behalf of a Person) to a Person.

            (c) In furtherance and not in limitation of the other restrictions herein and in the other Loan Documents under no circumstances shall any of Borrower, any Primary Obligor, any Secondary Obligor or other Affiliate of the Borrower at any time invest in any of the Harbor Debtors.

            (d) In furtherance and not in limitation of other restrictions herein and in the other Loan Documents on such contributions, loans, gifts, investments and Guaranty Equivalents set forth, none of Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party shall make capital contributions, loans or gifts to, investments in or enter into or issue any Guaranty Equivalent with respect to the obligations of any entity identified on
Schedule 10.43 or any other Tier IV Company at any time during the term hereof.

      8.11 Dividends; Payment of Fees, etc.

            (a) Borrower will not and will not permit any Primary Obligor, Secondary Obligor or other Subsidiary to authorize, declare, or pay any dividends or return any capital to its stockholders as such or authorize or make any other distribution, payments or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration any shares of any class of its capital stock now or hereafter outstanding or any options, warrants or other securities (now or hereafter outstanding) convertible into or exercisable for any equity or other securities of the Borrower, any Primary Obligor, any Secondary Obligor or any other Subsidiary or set aside funds for any of the foregoing and Borrower will not permit any Primary Obligor, Secondary Obligor or other Subsidiary to purchase any Equity Interests of Borrower or any other Primary Obligor, Secondary Obligor or other Subsidiary or set aside funds for any of the foregoing (any such authorization, declaration, payment, dividend, return of capital, distribution, delivery, redemption, retirement, purchase, acquisition or setting aside of funds, a "Dividend"), provided, that (i) any Subsidiary, Primary Obligor or Secondary Obligor may declare or pay Dividends to the Borrower or any Wholly-Owned Subsidiary and (ii) any Subsidiary, Primary Obligor or Secondary Obligor may pay cash Dividends to holders of its shares of stock, partnership interests, limited liability company interests or similar equity interests generally so long as the Borrower or its respective Subsidiaries which own such equity interests in the Person paying such Dividends receives at least its proportionate share thereof (based on its relative holdings of such equity interests in the Person paying such Dividends). Notwithstanding the foregoing, Borrower shall be permitted to consummate the Exchange Offer as described in
Section 6.18 and FC Commercial shall be permitted to consummate the purchase of 20% of Holdings as described in Section 6.14.

            (b) Neither Borrower, any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-R or any Wholly-Owned Subsidiary shall pay any director's fees or, unless such shareholder or director is directly and actively employed by Borrower or such Primary Obligor, Mid-Tier Subsidiary, or Secondary Obligor-R, any salaries to any director or shareholder; provided that Borrower may pay outside directors of Borrower, Primary Obligors, and other Subsidiaries director fees in an amount not to exceed $25,000 per director per calendar year minus the aggregate amount of director fees paid to such director by any Primary Obligors and/or Secondary Obligors, and provided further that Primary Obligors and Secondary Obligors, other than any PFAL Portfolio Entity or REO PFAL Affiliate, may pay outside directors fees in an aggregate amount not to exceed $10,000 per director per annum.

      8.12 [Intentionally Omitted].

      8.13 Loan; Guaranty Debt.

            (a) None of Borrower, any Primary Obligor, Mid-Tier Company or Wholly-Owned Subsidiary or REO-PFAL Affiliate shall make any loan to any Person, except (subject to compliance with Section 7.15) (i) for loans made by Borrower to FC Commercial pursuant to the terms of this Agreement which are evidenced by the FC Commercial (PFAL) Pledged Note; (ii) for loans made by Borrower to FC Commercial with cash from the Operating Account which are on loaned by FC Commercial to FC Servicing for use by FC Servicing to pay operating expenses, which loans to FC Commercial are evidenced by the FC Commercial Pledged Note-Existing and which loans by FC Commercial to FC Servicing are evidenced by the FC Servicing Pledged Note or (iii) for loans made by Borrower to FC Capital to fund the litigation expenses and servicing expenses to the extent permitted by Section 8.26(b) (in amounts not exceeding the amounts permitted by such Section), which loans are evidenced by the FC Capital Pledged Note; (iv) the accepting by a Secondary Obligor of a note from its 100% owned REO Affiliate evidencing the deferred purchase price of a mortgage note sold to such REO Affiliate by such Secondary Obligor; (v) the accepting by an REO Affiliate, MCS, a Mexican Acquisition Entity which is not a PFAL Portfolio Entity or a French Acquisition Entity which is not a PFAL Portfolio Entity of a note from the transferee of real property sold by such REO Affiliate, MCS, such Mexican Acquisition Entity or such French Acquisition Entity (as the case may be) in the ordinary course of business evidencing a portion of the deferred purchase price of such property; (vi) in the case of FC Servicing, short term servicer advances in the ordinary course of business with respect to portfolios which it is servicing in aggregate principal amount at any one time outstanding not in excess of $1,000,000; (vii) in the case of ASDM, short term servicer advances in the ordinary course of business with respect to portfolios which it is servicing in aggregate principal amount at any one time outstanding not in excess of $1,000,000; (viii) in the case of MCS short term servicer advances in the ordinary course of business with respect to portfolios which it is servicing;
(ix) for loans made by FC Holdings or a Mexican Lending Entity- Post AE to a Mexican Acquisition Entity-Post AE for the acquisition by such Mexican Acquisition Entity-Post AE of assets from a Mexican financial institution or a Mexican governmental entity acting as a receiver of a Mexican financial institution; or (x) for loans required to be made by WAMCO XXX or by any Portfolio Entity-Post AE pursuant to Obligor Funding Obligations acquired by such Person as part of the purchase by such Person of a portfolio of loans which were made by Persons, none of whom who are Affiliates or Associates of the Borrower or WAMCO XXX or such Portfolio Entity-Post AE, which portfolio was acquired in a transaction of the sort which is in the ordinary course of business for Secondary Obligors which was permitted to be made by such Person pursuant to Section 8.10 hereof; provided that the aggregate principal amount of Obligor Funding Obligations of all Secondary Obligors at any one time shall not exceed $5,000,000. Without limiting the foregoing, under no circumstances shall Borrower, any Primary Obligor, Mid-Tier Company, Wholly Owned Subsidiary, other Subsidiary, Existing S Co. or other Secondary Obligor make any loan to FC Holdings. The foregoing provisions of this Section 8.13 shall not prohibit Wamco XXX or a Portfolio Entity-Post AE other than any PFAL Portfolio Entities, from acquiring assets consisting of loans made by Persons who are not Affiliates or Associates of the Borrower or of Wamco XXX or such Portfolio Entity-Post AE which are included in a portfolio of assets purchased by such Secondary Obligor to the extent that such acquisition of assets is permitted to be made by such Person pursuant to
Section 8.10 and is of the sort which is in the ordinary course of business for Secondary Obligors, or prohibit any PFAL Portfolio Entity from acquiring assets consisting of loans made by Persons which are not Affiliates or Associates of the Borrower or of such PFAL Portfolio Entity which are included in any Asset Pool purchased by such PFAL Portfolio Entity to the extent that such Asset Pool acquisition is permitted to be made by such PFAL Portfolio Entity pursuant to the other terms of this Agreement.

            (b) Except as set forth on Schedule 8.13B, none of Borrower, any Primary Obligor, any Mid-Tier Company, any REO-PFAL Affiliate or any Wholly-Owned Subsidiary shall enter into or issue any Guaranty Equivalents; provided that FC Holdings and/or FC Commercial shall be permitted to guaranty Indebtedness of FC Properties, Ltd., FCS Creamer, Ltd., FCS Wood Ltd., FCS Wildhorse Ltd. and/or any other REO Affiliate incurred to finance developmental expenses with respect to real property owned by such entities provided that the sum of the principal amount of Indebtedness guaranteed pursuant to such guaranties does not exceed $1,000,000.

      8.14 Pay Indebtedness. None of Borrower, any Primary Obligor, any Mid-Tier Company, or any Secondary Obligor-R other than an REO Affiliate, shall defease, prepay, purchase, redeem or otherwise acquire or repay any of its Indebtedness for borrowed money, except for prepayments and repayments thereof when due.

      8.15 Issue Power of Attorney. Except pursuant to the other provisions of this Agreement or the Security Documents to which the Agent is a party, none of Borrower, any Primary Obligor, any Wholly-Owned Subsidiary or any Mid-Tier Company shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of any such Person's business ; provided that, FC International, FC Holdings, FC Mexico, FC Commercial Asset Servicing de Mexico and Servicios Efectivos de Recuperacion, S.A. de C.V. shall have the right to grant powers of attorney necessary to consummate asset acquisitions outside the United States which are undertaken in the ordinary course of such respective company's business.

      8.16 Amendment of Credit Agreements. None of Borrower, any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-Existing or any Wholly-Owned Subsidiary shall amend, modify or extend (or agree to amend, modify or extend or give any notice of any sort the result of which would amend, modify or extend (whether or not, without limitation, any such extension would occur pursuant to a renewal or extension option contained therein or any other term thereof)) any note, credit agreement, security agreement or other document, instrument or agreement evidencing or securing Indebtedness of such entity; provided that (i) Borrower, any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-Existing or any Wholly-Owned Subsidiary may extend the term of existing credit facilities (other than (x) this Agreement, (y) any Approved Portfolio Leverage Arrangement or (z) the Holdings/CFSC Loan Agreement or any other Holdings CFSC Loan Document) under financial terms no more onerous than those provided for in the applicable existing credit facility, including interest rate, costs, and fees payable to the provider of such facility and (ii) the foregoing shall not restrict the Borrower from entering into any agreement (with the other applicable parties thereto) which amends, modifies or extends the term of the Amended and Restated Agreement or any A&R Loan Document or of the FC Consumer Note or any FC Consumer Loan Document; provided that the same does not increase the principal amount of any loan or of the loans available under either said credit facilities or increase the rate of interest or any fee or other financial obligation thereunder.

      8.17 Use of Proceeds. The proceeds of each Tranche of Term Loans shall be used by the Borrower solely to make an advance evidenced by the FC Commercial
(PFAL) Pledged Note in the same amount to FC Commercial for FC Commercial to contribute (minus any portion thereof utilized to pay any utilization fee pursuant to the FC Commercial (PFAL) Pledged Note) to the capital of the PFAL Portfolio Entity identified in the Notice of Borrowing, the full amount of which contribution to capital is used by such Entity to pay a portion of the Acquisition Price of the Asset Pool identified in the related Notice of Borrowing to the seller of such asset pool previously identified to the Agent and Lenders pursuant to the terms hereof. The Borrower shall so on-lend 100% of the proceeds of each such Tranche of Term Loans and shall ensure that FC Commercial so contributes an amount equal to 100% of such loans (less the portion relating to the utilization fee, as set forth above) to the capital of the PFAL Portfolio Entity identified in the Notice of Borrowing and that such contribution to capital is so used to pay a portion of the Acquisition Price for such Asset Pool. The proceeds of the Revolving Credit Loans shall be used solely for working capital purposes of the Borrower.

      8.18 Payments for Consent. None of the Borrower or any Primary Obligor or Secondary Obligor shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest fee or otherwise, to any Lender as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is paid to all Lenders.

      8.19 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Borrower shall not, and shall not permit any Primary Obligor, any other Subsidiary, any Mid-Tier Company ( in each case, whether in existence as of the date of initial issuance of the Notes or thereafter formed or acquired) or any REO-PFAL Affiliate to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Person to:

            (i) pay any dividends or make any other distribution on its Stock or other Equity Interests to Borrower or any of its Subsidiaries or any Secondary Obligor;

            (ii) make payments on or in respect to any Indebtedness owed to Borrower or any other Subsidiary of Borrower or any Secondary Obligor; or

            (iii) make loans or advances to Borrower or any of its Subsidiaries or to guarantee Indebtedness of Borrower or any other Subsidiary of Borrower;

            other than, in the case of (i), (ii) and (iii),

                  (1) Permitted Restrictions on payment of dividends by FC
            Holdings existing under agreements listed on Schedule 8.19;

                  (2) restrictions with respect to a Subsidiary other than a
            PFAL Portfolio Entity or an REO-PFAL Affiliate imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary provided that such restrictions terminate upon the closing of such sale or disposition or termination of such agreement;

                  (3) to the extent the same result in a restriction of non-cash in-kind distributions of such assets, restrictions on the transfer by any Secondary Obligor other than a PFAL Portfolio Entity or an REO-PFAL Affiliate of non-cash assets which are subject to Permitted Liens;

                  (4) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) or (5), provided that the terms and conditions of any such restrictions are not materially less favorable to the Lenders or materially more burdensome to the applicable Person bound thereby than those under the agreement evidencing or relating to the Indebtedness refinanced;

                  (5) Permitted Restrictions on payment of dividends by a
            Mid-Tier Company or Subsidiary of Borrower under a loan agreement listed on Schedule 10.19 to which such Mid-Tier Company or Subsidiary of Borrower is a party;

                  (6) restrictions under this Agreement;

                  (7) Permitted Restrictions imposed under Approved Portfolio
            Leverage Arrangements; and

                  (8) Permitted Restrictions on the payment of dividends by a
            Portfolio Entity Post-AE other than a PFAL Portfolio Entity under credit agreements under which such Portfolio Entity Post-AE is a borrower.

      8.20 Financial Covenants.

            (a) Borrower and all other members of the Consolidated Group, on a consolidated basis, shall, at all times during the term hereof, measured quarterly:

            (i) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than the ratio set forth below as at the end of each quarter ending during the applicable period set forth below:

12/31/02 through 9/30/03:       5.5:1;
12/31/03 through 9/30/04:       4.5:1;
12/31/04 and each quarter
ending thereafter:              3.0:1;

            (ii) maintain a Tangible Net Worth equal to or greater than the amount set forth below as at the end of each quarter ending during the applicable period set forth below:

12/31/02 through 9/30/03:    $18,000,000
12/31/03 through 9/30/04:    $24,000,000
12/31/04 through 9/30/05:    $45,000,000
12/31/05 and each quarter
ending thereafter:           $75,000,000

            (iii) maintain a ratio of EBITDA to Interest Coverage no less than:
      (i) 1.75 to 1 for as at the quarter ending December 31, 2002; (ii) 1.20 to 1 for the quarter ending March 31, 2003; (iii) 1.40 to one for the quarters ending June 30 and September 30, 2003; and (iv) 2.5 to one for the quarter ending December 31, 2003 and each quarter ending thereafter. The foregoing ratios shall be measured on a trailing three month basis.

            (b) All covenants set forth herein shall be measured quarterly, upon receipt of the Financial Statements delivered to Agent pursuant to Section 7.1(a), and also upon receipt of the annual consolidated Financial Statements delivered in accordance with Section 7.1(b).

            (c) In the event that any Financial Statement required to be delivered pursuant to Section 7.1(a) or (b) or any certificate required to be delivered pursuant to Section 7.1(e)(ii) hereof (in the case of any such certificate required in connection with monthly financial statements, at the end of any month which is also a fiscal quarter end date) is not delivered within 10 days after the date required therefor pursuant to said clause, the Borrower shall be deemed to be in default of this Section 8.20 for purposes of Section
9.3 hereof.

      8.21 Payment of Extraordinary Proceeds; Form of Proceeds, Payments and Distributions.

            (a) [Intentionally omitted].

            (b) Except as set forth in Section 2.4(d)(i), all Extraordinary Transaction Proceeds shall be paid on the date of the closing of the applicable transaction or, if earlier, on the date when received or payable, directly to the Agent. Borrower shall cause the applicable purchaser and/or lender and/or other payor of Extraordinary Transaction Proceeds to make payment thereof by wire transfer of immediately available funds directly to Agent.

            (c) Borrower shall not permit any portion of the consideration paid in respect of an Extraordinary Transaction or constituting Extraordinary Transaction Proceeds to be in any form other than immediately available cash funds.

            (d) Borrower shall not permit any Primary Obligor or Secondary Obligor to consent to (and shall not itself consent to) any payment, dividend or distribution being made to such Primary Obligor, Secondary Obligor or the Borrower in any form other than immediately available cash.

      8.22 Accounting Changes. None of the Borrower, any Primary Obligor, any PFAL Portfolio Entity or REO-PFAL Affiliate or any Subsidiary of Borrower will make any significant change in (x) accounting treatment and reporting practices except as permitted or required by GAAP or Legal Requirements or (y) unless Agent consents thereto in writing (which consent shall not be unreasonably withheld), its Fiscal Year; provided that in any such case, if any such change would affect any computation required by Section 8.20 hereof or any amount required to be paid by Section 2.4 or 2.5 hereof, appropriate amendment shall have been made to this Agreement with respect thereto (or, in the case of change required at such time by a Legal Requirement, appropriate amendment is made to this Agreement contemporaneous with such change and, and if such amendment is not made, Borrower shall be deemed in default under Section 8.20).

      8.23 Related Transactions. Borrower has not and shall not, and shall not permit any Primary Obligor, Mid-Tier Company, REO-PFAL Affiliate or any Subsidiary of Borrower to, enter into any transactions with any Affiliate or Associate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate or Associate of Borrower or any Parent, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or Associate of Borrower or any Parent or, in each of the foregoing cases, with any officer, director or partner of any Affiliate or Associate of Borrower or any Parent or modify any Fee Agreement unless, in any such case, such transaction (a) is otherwise not in violation of this Agreement or any other Loan Document and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to Borrower, such Primary Obligor, Mid-Tier Company, REO-PFAL Affiliate or Subsidiary (as the case may be) than Borrower, such Primary Obligor, Mid-Tier Company, REO-PFAL Affiliate or Subsidiary (as the case may be) would obtain in a comparable arm's-length transaction with a Person not an Affiliate or Associate; provided, that the foregoing shall not restrict a Subsidiary which is a Secondary Obligor from entering into a transaction contemplated by the definition of "REO Affiliate" to sell real estate (or distressed notes secured by real estate) to its wholly owned REO Affiliate.

      8.24 Leasebacks. None of Borrower, any Primary Obligor or any Secondary Obligor will enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing to any of the foregoing Persons of real property (i) which at the time has been or is to be sold or transferred by any of the foregoing Persons to such lender or investor, or (ii) which has been or is being acquired from another Person by such lender or investor or on which one or more buildings or facilities have been or are to be constructed by such lender or investor for the purpose of leasing such property to Borrower, any Primary Obligor or Secondary Obligor.

      8.25 Compliance with ERISA. None of Borrower, any Primary Obligor, any Mid Tier Company, any REO-PFAL Affiliate or Subsidiary of Borrower or any other Loan Party (each, an "Applicable Person") will (i) terminate, or permit any of its Subsidiaries to terminate, any Pension Plan so as to result in any material (in the opinion of the Agent or the Majority Lenders) liability of any such Person or Subsidiary to the PBGC, (ii) permit to exist the occurrence of any Reportable Event (as defined in Section 4043 of ERISA), or any other event or condition, which presents a material (in the opinion of the Agent or the Majority Lenders) risk of such a termination by the PBGC of any Pension Plan, (iii) allow, or permit any of its Subsidiaries to allow, the aggregate amount of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under all Pension Plans of which any Applicable Person or any ERISA Affiliate is a "contributing sponsor" (within the meaning of Section 4001(a)(13) of ERISA) to exceed $100,000, (iv) allow, or permit any of its Subsidiaries to allow, any Plan to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, (v) engage, or permit any of its Subsidiaries or any Plan to engage, in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) resulting in any material (in the opinion of the Agent or the Majority Lenders and considered by itself or together with all other such liabilities of the Borrower and all ERISA Affiliates) liability to any Applicable Person or any ERISA Affiliate, (vi) allow, or permit any of its Subsidiary to allow, any Plan to fail to comply with the applicable provisions of ERISA and the Code in any material respect, (vii) fail, or permit any of its Subsidiaries to fail, to make any required contribution to any Multiemployer Plan, or (viii) completely or partially withdraw, or permit any of its Subsidiaries to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material (in the opinion of the Agent or the Majority Lenders) withdrawal liability under Title IV of ERISA.

      8.26 Liquidation of FC Capital.

            (a) Borrower shall not permit FC Capital to engage in any new transaction or business or to invest in any new assets;

            (b) Borrower shall not use, or permit any Primary Obligor, Secondary Obligor or any Affiliate to use, any loan proceeds, funds, distributions, dividends, contributions or any other monies obtained, earned or acquired from any other source whatsoever to make any loans, capital contributions, gifts or other payments to or for the benefit of FC Capital provided that subject to the further proviso set forth below (i) the Borrower shall be permitted to pay (or transfer funds to FC Capital for the payment of) litigation expenses not in excess of $250,000 in 2003; and, $200,000 per calendar year thereafter, and (ii) the Borrower shall be permitted to advance to FC Capital up to $200,000 per year, not exceeding $400,000 in aggregate principal amount, for FC Capital to use (and only if FC Capital so uses such advances) to pay expenses incurred by it as servicer under the Sale and Servicing Agreements under the FirstCity Capital Home Equity Loan Trust 1998-1 and the FirstCity Capital Home Equity Loan Trust 1998-2 securitizations and to make the compensating interest payments required to be made by it in such capacity thereunder; provided that the payments and transfers referred to in clause (i) and the advances referred to in clause (ii) constitute advances under, and are evidenced by, the FC Capital Pledged Note.

      8.27 FC Holdings Line of Credit.

            (a) Borrower shall not permit the outstanding principal balance under the Holdings/CFSC Loan Agreement to exceed $35,000,000.

            (b) Borrower shall not permit the amendment, modification, supplement, waiver, forbearance, restatement or replacement of any Holdings/CFSC Loan Document (including without limitation, any waiver or modification of the borrowing base, advance rate, or purpose for which funds are being disbursed).

            (c) Borrower shall not permit FC Holdings, any Primary Obligor or any Secondary Obligor or any other Person to grant a Lien on any property to secure payment and performance of any obligation or liability under the Holdings/CFSC Loan Documents, except as expressly set forth on Schedule 10.37(c).

            (d) From time to time after the date hereof, if any additional collateral is pledged to CFCS in accordance with the Holdings/CFCS Loan Documents, Borrower shall not fail to execute and deliver, or cause the applicable affiliated entity to execute and deliver, to Agent, for the ratable benefit of Lenders, such documents, instruments and agreements as shall be necessary or desirable to create and perfect a security interest with the Requisite Priority in any such collateral in favor of Agent for the ratable benefit of the Lenders.

            (e) From time to time after the date hereof, Borrower shall not fail to deliver to Agent, upon request, such information as Agent shall request relating to the Holdings/CFSC Loan Agreement or the Holdings/CFSC Loan Documents, the amounts outstanding thereunder, the use of the proceeds thereof, or the collateral pledged therefor.

      8.28 Cash Collateral-Existing. Borrower shall not and shall not permit any Primary Obligor or Secondary Obligor to enter into any cash collateral agreement for the benefit of any lenders party to the Amended and Restated Agreement unless such agreement also secures the obligations hereunder and is in form and substance satisfactory to the Agent.

      8.29 Distributions to Primary Obligors and the Borrower.

            (a) Subject to Section 8.21(b) in the case of Extraordinary Transaction Proceeds, the Borrower shall each calendar month (i) cause each PFAL Portfolio Entity and each REO-PFAL Affiliate to distribute to FC Commercial (as a Dividend in accordance with Section 8.11(a)) on or prior to the 25th day of such calendar month (or, if earlier, on the fourth to last CFCCA-P Business Day of such month, each such 25th day or earlier day, a Calculation Date") an amount equal to (I) the sum of (x) the Asset Pool Prepayment Amount in respect of the Payment Date occurring on the last Business Day of such month plus (y) interest on all Term Loans payable on such next Payment Date or, if greater, (II) the sum of (x) 75% of the FC Percentage in respect of each such PFAL Portfolio Entity of all Collections of each Asset Pool owned by such PFAL Portfolio Entity and of all amounts received by such REO PFAL Affiliate since the preceding Calculation Date (or, in the case of the Calculation Date occurring after the first Term Loans are made hereunder, since the date such Loans were made) and (y) the amount calculated pursuant to clause (II) of the definition of "Asset Pool Prepayment Amount" and (ii) cause FC Commercial to pay to Borrower, upon receipt, each such Dividend received by FC Commercial under clause (i) above by prepaying the FC Commercial (PFAL) Pledged Note and, if no amount then remains outstanding thereunder, by prepaying any other outstanding Pledged Note from FC Commercial to Borrower and distributing any remaining portion of such Dividend as a Dividend (in accordance with Section 8.11(a)) to the Borrower.

            (b) The Borrower shall comply, and shall cause each Primary Obligor, Subsidiary and other Person referred to therein to comply, with each covenant set forth in Section 8.29 of the Amended and Restated Agreement as in effect on the Effective Date (without giving effect to any modification thereof not consented to in writing by the Majority Lenders or termination of the Amended and Restated Agreement).

            (c) The Borrower and FC Commercial shall cause each amount required to be distributed or paid to Borrower or FC Commercial pursuant to this Section
8.29 to be distributed or paid to Borrower by deposit or wire transfer directly to the Cash Flow Cash Collateral Account.

      8.30 Operating Account. Borrower shall disburse funds from the Operating Account only for selling, general and administrative expenses of the Borrower and the Primary Obligors incurred in the ordinary course of business.

      8.31 Capital Expenditures. Borrower will not make any Capital Expenditures and will not permit any of its Subsidiaries to make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount (excluding the capitalization of insurance premiums) not exceeding (x) $150,000 during the one- year period ending December 31, 2003 or
(y) $50,000 during the one year periods ending on December 31, 2004, December 31, 2005 and December 31, 2006.

      8.32 Servicing.

            (a) Borrower shall ensure that FC Servicing or Minn Servicing is the servicer for each Secondary Obligor which is a US Person.

            (b) Borrower shall (i) cause FC Servicing to deposit all fee income and all other funds received by it not constituting Servicing Restricted Funds to the Cash Collateral Account-Servicing upon receipt of each such amount and
(ii) cause Minn Servicing to distribute to FC Servicing all fee income and all other funds received by it not constituting Servicing Restricted Funds by wiring all such amounts directly to the Cash Collateral Account-Servicing upon receipt of each such amount.

      8.33 PFAL Entity Ownership. In furtherance and not in limitation of
Section 8.8(a), Borrower shall ensure that (x) there is no change after the AP Funding Date in respect of the first Asset Pool acquired by a PFAL Portfolio Entity in the percentage ownership by FC Commercial of any class of Equity Interests issued by such PFAL Portfolio Entity or in the percentage ownership by FC Commercial of all Equity Interests issued by such PFAL Portfolio Entity ; (y) unless otherwise consented to in writing by the Agent, the percentage ownership by FC Commercial of any class of Equity Interests issued by a PFAL Portfolio Entity and of all Equity Interests issued by such PFAL Portfolio Entity, in each case, on the AP Funding Date in respect of such PFAL Portfolio Entity and the initial Asset Pool of such PFAL Portfolio Entity is the same as set forth in the Final Asset Pool Acquisition Certificate with respect to the acquisition of the initial Asset Pool of such PFAL Portfolio Entity (as revised up to the time of the giving of the Notice of Borrowing in respect of such Asset Pool); and (z) no Affiliate of FC Commercial owns any Equity Interests issued by a PFAL Portfolio Entity.

      8.34 Activities of PFAL Entity.

            (a) In furtherance and not in limitation of the other restrictions set forth in this Agreement, the Borrower shall ensure that (i) no PFAL Portfolio Entity engages in any activity other than owning asset pools consisting of receivables and shall have no assets other than such asset pools, collections thereon and interests in REO Affiliates of which it is the REO Owner; and (ii) each REO-PFAL Affiliate shall be formed in respect of a specific asset pool of its REO Owner and shall not hold assets other than from such asset pool (and, without limiting the foregoing) in no event shall hold any Assets acquired in respect of more than one Asset Pool or any other asset pool).

            (b) No non-cash collections on any Asset Pool shall be property which, if included in the Asset Pool on the AP Funding Date for such Asset Pool would have resulted in such Asset Pool not constituting an Eligible Asset Pool on such AP Funding Date.

      8.35 Foreign Perfection. On or before June 1, 2003 (or such later date (if any) specified in writing by the Agent), the Borrower will and will cause each applicable Primary Obligor and Secondary Obligor to take such action as is reasonably requested by the Agent to ensure that the perfection and priority of its Liens on Equity Interests issued by Non-US Entities is recognized in the jurisdiction of organization of such issuers and, if requested by the Agent, will deliver to the Agent an opinion of counsel from foreign counsel acceptable to the Agent in form and substance satisfactory to the Agent, with respect to such perfection.

      8.36 Intercompany Security Agreements. On or before April 10, 2003 (or such later date (if any) specified in writing by the Agent), or, if earlier, the first Borrowing Date hereunder, the Borrower will (i) cause each Primary Obligor to deliver intercompany security agreements in form and substance satisfactory to the Agent securing each such Person's obligations under its Pledged Note together with such other documents and instruments relating thereto and records of company proceedings and (if requested by Agent), legal opinions, as Agent may reasonably request and (ii) cause each maker of a Pledged Note to deliver to the Agent an amended and restated Pledged Note in form and substance satisfactory to the Agent.

      Section 9. EVENTS OF DEFAULT.

      Upon the occurrence of any of the following specified events (each an "Event of Default"):

      9.1 Principal and Interest. The Borrower shall default in the due and punctual payment of any principal, interest or other amount due hereunder or under any Note or any other Loan Document; provided, that the failure to make any interest payment when due shall not constitute an Event of Default if such interest payment is made within three days of the date when due and the Borrower has not been late in making any other interest payment on any Note more than once in the preceding 12 months; or

      9.2 Representations and Warranties. Any representation, warranty, statement, report or certificate made or delivered by Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party or any officer, director, manager or authorized employee or agent thereof herein or in any other Loan Document or otherwise in writing by such Person in connection with any of the foregoing or in any certificate, report or other statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect; or

      9.3 Negative and Certain Other Covenants. Borrower shall fail to perform or observe, or shall fail to cause any Primary Obligor, Secondary Obligor or any other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Primary Obligor, Secondary Obligor, Loan Party or other Person, as the case may be, pursuant to Section 7.2, 7.4, 7.11, 7.19, Section 8 or Section 14; or

      9.4 Other Covenants. Borrower shall fail to perform or observe, or shall fail to cause Primary Obligor, Secondary Obligor, other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Primary Obligor, Secondary Obligor, other Loan Party or other Person, as the case may be, pursuant to any of the provisions of this Agreement (other than those referred to in Sections 9.1, 9.2 or 9.3) or any other Loan Document and such default (which shall be capable of cure) shall continue unremedied for a period of fifteen days, after the earlier of the date on which (x) the Agent or any Lender gives the Borrower notice thereof, or (y) Borrower obtains knowledge of such default; or

      9.5 Other Indebtedness of Borrower. Any Applicable Indebtedness of Borrower (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default (however denominated) shall occur under the Amended and Restated Agreement or any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of Borrower; or any other event the effect of which is to permit the holder or holders of the Indebtedness evidenced thereby (or any trustee, agent or other representative on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity, shall occur under any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of Borrower; or

      9.6 Other Indebtedness of other Loan Parties.

            (a) Any Applicable Indebtedness of any Primary Obligor, other Subsidiary of Borrower, Mid-Tier Company, REO PFAL Affiliate or any other Loan Party (other than (x) any Indebtedness under the Bosque Notes; (y) any Indebtedness of any one or more of the Harbor Debtors; or (x) any Indebtedness of an REO Affiliate owed to its REO Owner) (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other default or event of default (however denominated) shall occur under any Indebtedness Instrument relating to any Indebtedness of any such Person (other than any Loan Document) and such default or event of default is not cured within 10 days after the occurrence thereof (or such shorter period applicable thereto under any other Section of this Article 9); provided that such cure period shall not apply if:
(i) a default occurs by such Primary Obligor, other Subsidiary, Mid-Tier Company or other Loan Party under the terms of any other Indebtedness Instrument securing or evidencing a different borrowing, or (ii) if any other Primary Obligor, other Subsidiary, Mid-Tier Company or other Loan Party defaults under the terms of any Indebtedness Instrument during such ten (10) day cure period or
(iii) if the Indebtedness evidenced by any such Indebtedness instrument is accelerated or has otherwise become due or (iv) such event is described in
Section 9.16. (Notwithstanding the foregoing, if any two or more such Persons are obligated for the same Indebtedness and a default occurs thereunder, it shall be deemed to be a default by a single Person for the purposes of this
Section 9.6); or

            (b) Any default shall occur under any Holdings /CFSC Loan Document and, if under the Holdings/CFSC Loan Agreement a cure period is applicable to such default, such default is not cured before the earlier of (x) 15 days after such default occurs and (y) the cure period applicable thereto under the Holdings/CFSC Loan Agreement; or

      9.7 Trigger Events, etc. If any servicer default, servicing termination event, amortization event or similar event or condition occurs under any agreement relating to any securitization of assets of any Primary Obligor, Secondary Obligor or securitization entity established by any Primary Obligor or Secondary Obligor relating to a securitization transaction entered into after the Execution Date; or

      9.8 Undistributed Amounts. The amount of Aggregate Undistributed Secondary Obligor Funds at any time exceeds $2,000,000; or

      9.9 Insolvency. (i) Borrower, any Primary Obligor, any Secondary Obligor (other than, prior to the REO Post-25% Time, an REO Affiliate) or any other Pledged Entity or Loan Party (Borrower and each of the other foregoing Persons being a "Section 9.9 Entity") shall make an assignment for the benefit of creditors or a composition with creditors; or (ii) any Section 9.9 Entity shall admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator, trustee or custodian of or for it or any of its assets; or (iii) any application is made by any other Person for the appointment of any receiver, liquidator, trustee or custodian for any Section 9.9 Entity or for any of the assets of any Section 9.9 Entity, or (iv) any Section 9.9 Entity shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (v) there shall be commenced against any Section 9.9 Entity any such proceeding which shall remain undismissed for a period of 60 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or
(vi) any Section 9.9 Entity shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator, trustee or custodian (other than a custodian under Non-Default Voluntary Custodial Arrangements) of or for it or any of its assets, or shall suffer any such appointment to exist; or (vii) any
Section 9.9 Entity shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of any Section 9.9 Entity; or (viii) any Section 9.9 Entity shall become insolvent (howsoever such insolvency may be evidenced) or shall be unable to pay its debts as they mature (except that the occurrence of any condition set forth in this clause (viii) with respect to FC Capital, Bosque Asset Corp. or, so long as such companies are paying their debts as they mature, FC Mexico or any Mexican Acquisition Entity which is an Existing S Co. shall not constitute an Event of

Default under this Section 9.9 unless the occurrence of any such condition with respect to any such Person is an Event of Default under any other clause of this
Section 9.9); or

      9.10 Security Documents. The breach by Borrower or any other Loan Party of any term or provision of, or the occurrence of any default under, any Security Document or other Loan Document (other than this Agreement) or other agreement, instrument or document delivered in connection therewith to which such Person is a party, which breach or default is in the opinion of the Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen days thereafter, if no such time is specified or such time is less than 15 days; or if any such Security Document or Loan Document is at any time not in full force and effect; or any of the Security Documents shall fail to grant to the Agent on behalf of the Lenders the Liens (if any) intended to be created thereby; or if any Loan Party shall assert that it is not liable with respect to any Security Document to which it is a party; or any Guarantor shall assert that it is not liable as a guarantor the Guaranty to which it is party; or

      9.11 Notice of Charge. Except as expressly permitted pursuant to Section 7.3, if a notice of any Charge is filed of record with respect to all or any of the Assets of Borrower, any Primary Obligor, any Mid-Tier Company or any Wholly-Owned Subsidiary or, if prohibited by Section 7.3, REO-PFAL Affiliate; or

      9.12 Judgments.

            (a) Any final non-appealable judgment for the payment of money in excess of $300,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against Borrower, any Primary Obligor or any Secondary Obligor other than an REO Affiliate; or

            (b) Final judgment for the payment of money in excess of $300,000 shall be rendered against Borrower, any Primary Obligor or any Secondary Obligor other than an REO Affiliate, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings; or

      9.13 Stock Issuance or Transfer. Except as expressly permitted pursuant to the terms hereof, if Borrower, any Primary Obligor or any Secondary Obligor or any other Pledged Entity issues to (except upon formation of a Person permitted by this Agreement) or transfers to any Person any Stock or other Equity Interest issued by Borrower, any Primary Obligor, any Secondary Obligor or any other Pledged Entity; or

      9.14 ERISA. Any ERISA Affiliate of Borrower or of any other Applicable Person under Section 8.25 which is not a Subsidiary of Borrower or such Applicable Person shall fail in the performance or observance of any term, provision or agreement with respect to a Plan or Multiemployer Plan set forth in
Section 8.25 as if such ERISA Affiliate were a Subsidiary of Borrower or an Applicable Person; or

      9.15 Material Effect Defaults. To the extent that the same does not constitute an Event of Default under any other provision of this Section 9, a default by Borrower, any Primary Obligor or any Secondary Obligor shall occur under any agreement, document or instrument

(other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower, any Primary Obligor or any Secondary Obligor is a party and the effect of such default could reasonably be expected to have a material adverse effect on the financial conditions or business operations of Borrower, any Primary Obligor or any Mid-Tier Company; or

      9.16 Other Acceleration. To the extent not otherwise constituting an Event of Default, if any lender to Borrower, any Primary Obligor, any Secondary Obligor or any Subsidiary thereof terminates any agreement to forbear or waive any default by a Harbor Debtor or any other event of default arising under the terms of any Indebtedness Instrument (other than any Bosque Note constituting an Indebtedness Instrument) of Borrower, any Primary Obligor any Mid-Tier Company, or any other Subsidiary of Borrower other than any such other Subsidiary which is a Harbor Debtor or REO Affiliate; or

      9.17 Asserted Claims. If any proceeding is commenced against Borrower in which the amount claimed is greater than $1,000,000 and such proceeding is not dismissed with prejudice with no judgment having been entered against or other relief granted against Borrower within thirty (30) days after the filing date thereof; or

      9.18 Change in Control. A Change in Control shall occur (for purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the date hereof: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly, or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of Capital Stock of Borrower entitled to vote generally in an election of directors; (ii) Borrower is merged with or into another corporation or another corporation is merged with or into Borrower with the effect that immediately after such transaction the stockholders of Borrower immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; (iii) to the extent not otherwise then constituting an Event of Default, all or substantially all of the assets of Borrower or a Primary Obligor or a Mid-Tier Company or any other Wholly Owned Subsidiary other than a Wholly-Owned Subsidiary described on Schedule 9.18 are sold to any person or persons (as an entirety in one transaction or a series of related transactions); or (iv) the voluntary or involuntary dissolution, liquidation or winding up of Borrower. For purposes of this Section 9.18, "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person); or

      9.19 Management. If James Sartain ceases to be employed full-time with Borrower and responsible for the day to day management of Borrower. Such occurrence shall be an Event of Default without notice or cure period, unless Borrower employs a replacement officer of the Borrower having the duties of Mr. Sartain acceptable to Lenders in their reasonable discretion within ninety (90) days after Mr. Sartain ceases to be employed; or

      9.20 Court Orders. To the extent not otherwise constituting an Event of Default, if Borrower, any other Loan Party, any Primary Obligor, any Mid-Tier Company, any Secondary

Obligor-Existing or any Wholly-Owned Subsidiary other than a Tier IV Company, or any other Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business or affairs and such Person consents (by action, inaction or otherwise) to such order or such order remains in effect for a period of 30 days; or

      9.21 Dissolution. Borrower, any Primary Obligor, any Mid-Tier Company or any Loan Party shall dissolve, liquidate or suspend or discontinue its business,

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may (and shall, if instructed in writing by the Majority Lenders) by written notice to the Borrower: (i) declare the principal of and accrued interest on the Loans of the Borrower to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (ii) declare the Commitments of the Lenders to make Loans terminated, whereupon such Commitments shall forthwith terminate immediately; provided that if any Event of Default described in Section 9.9 shall occur with respect to the Borrower, the result which would otherwise occur only upon the giving of written notice by the Agent to the Borrower as herein described shall occur automatically, without the giving of any such notice.

      Section 10. GENERAL REPRESENTATIONS AND WARRANTIES AND RELATED COVENANTS.

      In order to induce the Lenders to enter into this Agreement and to maintain the Loans provided for herein, each Loan Party party hereto makes the following representations, covenants and warranties, both as of the Execution Date and (after giving effect to the transactions contemplated hereby to occur on the Effective Date) as of the Effective Date (unless otherwise specified), which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

      10.1 Organization.

            (a) Borrower is and at all times hereafter shall be a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect, including, without limitation, the State of Texas. Schedule 10.1(a) identifies each jurisdiction in which Borrower has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

            (b) Each Primary Obligor and each Secondary Obligor and each other Loan Party is a corporation or limited liability company or a limited partnership, duly organized and validly existing and in good standing under the laws of the state of its organization and each Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing and other Loan Party and, if the failure to do so could reasonably be expected to have Material Adverse Effect on Borrower, any Primary Obligor, any Mid-Tier Company, Secondary Obligor-Existing or other Loan Party, each other Secondary Obligor, is and at all times hereafter shall be qualified or licensed to do business and in good standing in all states in which the laws thereof require such Primary


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

Obligor, Secondary Obligor and other Loan Party to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect on the Borrower, any Primary Obligor or any Mid-Tier Company. Schedule 10.1(b) identifies each jurisdiction in which each Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing and each other Loan Party has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

            (c) Schedule 10.1(c) lists all Shareholder Agreements to which Borrower, any other holder of any Equity Interest in any Primary Obligor or any holder of any Equity Interest in any Mid-Tier Company, Secondary
Obligor-Existing or Secondary Obligor-R or other Pledged Entity is a party.

      10.2 Entity Power.

            (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

            (b) Each Primary Obligor and each Secondary Obligor and each other Loan Party has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party.

      10.3 Violation of Charter Documents.

            (a) The execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate and shareholder action and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of Borrower, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to Borrower the breach of which could not have a Material Adverse Effect on Borrower.

            (b) The execution, delivery and/or performance by each Primary Obligor, Secondary Obligor and other Loan Party of each Loan Document to which it is a party and the consummation of each such Person of the transactions contemplated hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action (as the case may be) and other action by the holders of the Equity Interests thereof and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of such Primary Obligor or such Secondary Obligor or other Loan Party, or contained in any agreement, instrument or document to which such Primary Obligor or such Secondary Obligor or other Loan Party is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to such Primary Obligor, Secondary Obligor and other Loan Party the breach


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

of which could not have a Material Adverse Effect on Borrower or any such Primary Obligor or any Mid-Tier Company, Secondary Obligor-Existing or other Loan Party.

      10.4 Enforceability.

            (a) This Agreement and the other Loan Documents to which the Borrower is a party are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

            (b) Those other Loan Documents to which each other Loan Party is a party are and will be the legal, valid and binding agreements of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

      10.5 Ownership.

            (a) Schedule 10.5(a) sets forth all classes of stock of Borrower, the shareholders thereof (other than members of the general public), addresses of each shareholder, number of shares owned and how the shares are held;

            (b) Schedule 10.5(b) sets forth all classes of stock and/or other Equity Interests (other than options, warrants and rights to acquire Stock or other Equity Interests) issued by each Primary Obligor and each Secondary Obligor, the shareholders and other equity holders thereof, and the addresses, number of shares and/or partnership interests owned and how the shares are held.

            (c) Schedule 10.5(c) sets forth all options, warrants and other rights to acquire Stock or other Equity Interests of Borrower, any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-Existing, Secondary Obligor-R and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof. Lenders hereby expressly consent to the transfer, issuance or conveyance of Stock and/or other Equity Interests of Borrower in accordance with such options, warrants and rights; provided that the same does not result in a Change of Control.

            (d) All Equity Interests of Borrower, each Primary Obligor, each Secondary Obligor and each other Loan Party have been duly and validly issued, are fully paid and are non-assessable.

      10.6 Fictitious Names.

            (a) Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the Execution Date is set forth on Schedule
10.6 attached hereto (as


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

amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 10.6;

            (b) Each of the fictitious names, if any, used by each Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing and any other Loan Party, during the five (5) year period preceding the Execution Date is set forth on
Schedule 10.6 attached hereto (as amended from time to time), and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office; provided that, variations on the corporate name of any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing and Secondary Obligor-R in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with Lender's consent and approval.

      10.7 Title.

            (a) Schedule 10.7 is a true, accurate and complete list of all Liens relating to the Pledged Property on the Execution Date and Effective Date.

            (b) First X and First B shall at all times own fee title to its real estate subject to no liens other than the Permitted Liens.

            (c) Borrower and each Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing and other Loan Party shall at all times have good, indefeasible and merchantable title to and ownership of all of its Assets.

      10.8 Financial Warranty. Except as set forth on Schedule 10.8, on the Effective Date Borrower and at all times thereafter (including, without limitation, at the time of and after giving effect to each Loan) (i) is and shall be paying its debts as they mature, (ii) owns and shall own, property which, at a fair valuation, is greater than the sum of its debt, and (iii) has and shall have, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Except as set forth on Schedule 10.8, on the Effective Date and at all times thereafter (including, without limitation, at the time of and after giving effect to each Loan) each Primary Obligor, Mid-Tier Company and Secondary Obligor-Existing: (i) is and shall be paying its respective debts as they mature, (ii) owns and shall own, property which, at a fair valuation, is greater than the sum of its debt and (iii) has and shall have capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

      10.9 Proceedings. Except as set forth on Schedule 10.9, there are no actions or proceedings which are pending or threatened against Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party which could reasonably be expected to have a Material Adverse Effect on Borrower, any Primary Obligor, Mid-Tier Company or Secondary Obligor-Existing. None of the actions or proceedings referred to on Schedule 10.9 could have a Material Adverse Effect on Borrower, any Primary Obligor other than FC Capital or any Secondary Obligor.

      10.10 Government Contracts. Except as set forth on Schedule 10.10, neither Borrower, nor any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing or other Loan Party has any government contracts.


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

      10.11 Adequate Licenses. Borrower, and each Primary Obligor, Secondary Obligor and other Loan Party possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect on Borrower, any Primary Obligor, Mid-Tier Company or Secondary Obligor-Existing.

      10.12 Government Permits; Approvals and Consents.

            (a) Except for matters which could not result in a Material Adverse Change with respect to Borrower, any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing or any other Loan Party, Borrower and each Primary Obligor, each Secondary Obligor and each other Loan Party has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and prior to the Execution Date and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Person.

            (b) Except for those consents and other items set forth on Schedule 10.12, neither Borrower, nor any Primary Obligor, Secondary Obligor or other Loan Party requires the approval, consent, waiver, order, permission, license, authorization, registration or validation of, or filing with or exemption by, any Government Authority or any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the other Loan Documents, including but not limited to the borrowing of any Loans, the pledge of the Pledged Property, and the payment and performance of all Obligations. Borrower and each other Primary Obligor, Secondary Obligor and other Loan Party have received the consents and other items described on Schedule 10.12 and has delivered a copy thereof to Agent, which consents are in full force and effect, unmodified and unamended on the date hereof and on the Execution Date.

      10.13 Charge; Restrictions.

            (a) On the Execution Date and on the Effective Date, neither Borrower, nor any Primary Obligor nor any Secondary Obligor or any other Loan Party is a party to (nor are any of such Person's Assets otherwise subject to) any contract or agreement or restriction, judgment, decree or order that could have a Material Adverse Effect on Borrower, any Primary Obligor, Mid-Tier Company or Secondary Obligor-Existing or that materially and adversely affects the business, property, assets, operations or condition, financial or otherwise of Borrower, any Primary Obligor, Mid-Tier Company or Secondary Obligor-Existing. At no time after the Execution Date will the Borrower, any Primary Obligor, any Mid-Tier Company, any PFAL Portfolio Entity or any Wholly-Owned Subsidiary be a party to (or permit any of its Assets to be subject to) any contract or agreement or restriction, judgment, decree or order materially and adversely affecting, or which could materially and adversely affect, its business, property, assets, operations or condition, financial or otherwise.

            (b) On the Execution Date and on the Effective Date, none of Borrower, nor any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing, any Secondary Obligor-R other than an REO Affiliate, or any other Loan Party is subject to (nor are any such Person's Assets otherwise subject to) any Charge (other than Charges owed by First B or First X). At no time after the Effective Date will the Borrower, any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing, Secondary Obligor-R, other than, except as set forth below, an REO Affiliate, or any other Loan Party or any Wholly-Owned Subsidiary (other than, except as set forth below, an REO Affiliate) or, except to the extent permitted in Section 7.3, any REO-PFAL Affiliate, be a party to (or permit any of its Assets to be subject to) any Charge.

      10.14 Compliance with Laws. Except for matters which could not result in a Material Adverse Change with respect to Borrower, any Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing or any other Loan Party, neither Borrower, nor any Primary Obligor nor any Secondary Obligor nor any other Loan Party is, or will be during the term hereof, in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect.

      10.15 Compliance with Indebtedness Instruments. Other than those defaults set forth on Schedule 10.15, Borrower is not and at no time during the term hereof shall be in default under any Indebtedness Instrument or any other material agreement to which it is a party. Other than those defaults set forth on Schedule 10.15, no Primary Obligor, Mid-Tier Company, Secondary Obligor-Existing, Secondary Obligor-R or any other Loan Party is, on the date hereof, or will be on the Effective Date, in default under any Indebtedness Instrument.

      10.16 Financials. The Financial Statements delivered by Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party to Agent, fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

      10.17 Tax Returns. Borrower and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority, except for Charges arising at any time after the Effective Date, which Borrower is disputing in accordance with the final sentence of Section 7.3.

      10.18 No Material Adverse Change. Except as set forth in Schedule 10.18, since December 31, 2001, no event or circumstance has occurred that had, has or could reasonably be expected to have a Material Adverse Effect.


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

      10.19 No Indebtedness. None of Borrower, any Primary Obligor, Mid-Tier Company, Wholly-Owned Subsidiary or Secondary Obligor or other Loan Party (i) has any Indebtedness except for Indebtedness described in Schedule 10.19,
Schedule 10.21 and Schedule 8.13B and except for Indebtedness permitted by this Agreement which (other than in the case of MCS, any Mexican Acquisition Entity or any French Acquisition Entity) is reflected in the most recent Financial Statements delivered pursuant to Section 7.1(a) or (b) (except for any such Indebtedness permitted by this Agreement (x) incurred since such most recent Financial Statements were delivered, or (y) constituting unsecured trade payables arising in the ordinary course of business since the dates reflected in the September 30, 2002 Financial Statements that is not Indebtedness for borrowed money or Indebtedness of any REO Affiliate to its REO Parent evidenced by a note payable to such REO Parent, in each case, to the extent, if any, not required by GAAP to be reflected in Financial Statements) or (ii) has guaranteed any indebtedness or entered into or issued any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) in respect of the obligations of any Person.

      10.20 [Intentionally omitted]

      10.21 Affiliate Notes. Attached hereto as Schedule 10.21 is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of a Borrower, a Primary Obligor or a Secondary Obligor, other than the Pledged Notes and the Excluded Notes. In furtherance and not in limitation of any restriction thereon set forth herein or in the other Loan Documents, if at any time after the Effective Date, any Affiliate borrows money or otherwise incurs Indebtedness from Borrower or a Primary Obligor or a Secondary Obligor (i) unless such borrowing is under and pursuant to the terms of a Pledged Note, Borrower shall immediately give Agent notice thereof and deliver a copy of the note evidencing such Indebtedness to Agent, (ii) if such Indebtedness is permitted pursuant to the terms hereof or consented to by the Majority Lenders and if requested in writing by the Agent, Borrower shall prepare a Schedule 10.21A setting forth the maker and holder of such note, the principal amount thereof and the payment terms thereof, and (iii) Borrower shall take the action required by Section 7.15(b).

      10.22 No Liability on Lenders or Agent. None of the execution, delivery and performance by Borrower or any other Loan Party of this Agreement and/or the other Loan Documents will impose on or subject any of the Lenders or the Agent to any liability, whether fixed or contingent, in respect of any Environmental Law, whether relating to the operation of Borrower's business or otherwise. None of the Lenders' or the Agent's exercise of any of the rights or remedies described in this Agreement or in any of the other Loan Documents shall constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

      10.23 Affiliates. Schedule 10.23 attached hereto is a true, accurate and complete schedule of Borrower's Affiliates (including each Secondary Obligor) as of the Effective Date, together with a description of Borrower's relationship to each such Affiliate. Attached as Schedule 10.23(B) is a true, accurate and complete schedule of each Secondary Obligor - Existing . Attached as Schedule 10.23(C) is a true, accurate and complete schedule of each Existing S Co.

      10.24 Real Property; Environmental Issues. Except as set forth on Schedule 10.24, neither Borrower, any Primary Obligor or any Secondary Obligor other than First X, First B, FCS Creamer, Ltd., FCS Wood Ltd., and FCS Wildhorse Ltd., FCS Fischer Ltd. , any REO Affiliate, any Mexican Acquisition Entity or French Acquisition Entity now owns or, in the case of US Persons, leases or at any time in the five (5) years preceding the Execution Date has owned or leased any real property. Neither Borrower, any Primary Obligor, any Secondary Obligor, any Tier IV Company, any Tier V Company, any Harbor Debtor or any other Loan Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

      10.25 Investment Company Act and Public Utility Holding Company Act. Neither Borrower nor any Primary Obligor or any PFAL Portfolio Entity nor any other Loan Party or the entering into of any Loan Documents, nor the issuance of the Notes is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither Borrower, nor any Primary Obligor or any Secondary Obligor or any PFAL Portfolio Entity or any other Loan Party is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

      10.26 Disclosure. Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Lenders or Agent, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Copies of all documents delivered to Lenders and/or Agent pursuant to this Section 10 or any other provision of this Agreement are true, correct and complete copies thereof and include all amendments, restatements, supplements and other modifications thereto and thereof.

      10.27 Qualification.

            (a) Solely by reason of (and without regard to any other activities of Lenders and/or Agent in any state in which Assets of the Borrower, any Primary Obligor, Secondary Obligor or other Loan Party are located) the entering into, performance and enforcement of this Agreement, the Notes, the other Loan Documents and the documents, instruments and agreements delivered in connection therewith by Lenders and/or Agent will not constitute doing business by Lenders and/or Agent in any of such states or result in any liability of Lenders and/or Agent for taxes or other governmental charges; and qualification by Lenders and/or Agent to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will


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

not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

            (b) No "business activity," "doing business" or similar report or notice is required to be filed by the Lenders and/or Agent in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement or any other Loan Document, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

      10.28 SEC Filings. The Borrower has filed and made available to the Agent and Lenders each form, registration statement, schedule, report, proxy statement and document required to be filed by Borrower with the SEC since January 1, 1995 (collectively, the "SEC REPORTS"). Except as set forth on Schedule 10.28, the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower is the only Loan Party required to file pursuant to the Exchange Act. Since January 1, 1995, Borrower has made all filings with the SEC in a timely manner (except as set forth on Schedule 10.28, each of which filing deficiencies was subsequently cured in a manner that brought Borrower into full compliance with law) as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing, which has not been made or filed.

      10.29 [Intentionally omitted.]

      10.30 Federal Reserve Margin Regulations; Use of Proceeds

            (a) Neither Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party or member of the Consolidated Group or Subsidiary of any of the foregoing is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

            (b) Neither the Loans nor the use of proceeds therefrom will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

      10.31 Intellectual Property. All patents, trademarks, registered copyrights and trade names of Borrower, each Primary Obligor, each Mid-Tier Company, each Secondary Obligor-Existing and each other Loan Party are listed in
Schedule 10.31A to this Agreement; all of those so listed are in full force and effect. If any member of the Consolidated Group at any time acquires, establishes, invents or develops any patent, trademark, copyright or trade name that is


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

or becomes material to such Person's business or operations, it will promptly notify the Agent of same and take such action as the Agent shall request to grant to the Agent on behalf of the Lenders a perfected, first priority security interest in same.

      10.32 Compliance with ERISA. Schedule 10.32 describes the Pension Plans to which Borrower or any ERISA Affiliates may have obligations. Each Loan Party and each ERISA Affiliate and each Plan and the trusts maintained pursuant to such plans are in compliance in all material respects with the presently applicable provisions of Sections 401 through and including 417 of the Code, and of ERISA and (i) no event which constitutes a Reportable Event as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan which is or was covered by Title IV of ERISA, (ii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (iii) no written notice of liability has been received with respect to any Loan Party or any Subsidiary for any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor has any such prohibited transaction resulting in liability to any Loan Party or ERISA Affiliate occurred.

            Neither any Loan Party nor any ERISA Affiliate (i) has incurred any liability to the PBGC (or any successor thereto under ERISA), or to any trustee of a trust established under Section 4049 of ERISA, in connection with any Plan (other than liability for premiums under Section 4007 or ERISA), (ii) has incurred any withdrawal liability under Subtitle E of Title IV of ERISA in connection with any Plan which is a Multiemployer Plan, nor (iii) has contributed or has been obligated to contribute on or after September 26, 1980, to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) which is subject to Title IV of ERISA.

            The consummation of the transactions contemplated by this Agreement
(i) will not give rise to any liability on behalf of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the PBGC (other than ordinary and usual PBGC premium liability), to the trustee of a trust established pursuant to
Section 4049 of ERISA, or to any Multiemployer Plan, and (ii) will not constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

      10.33 The Security Documents.

            (a) Each Security Document heretofore delivered grants, and each Security Document hereafter delivered when delivered will grant a Lien in the properties or rights intended to be covered thereby (the "Collateral") which (i) will constitute a valid and enforceable security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which any Security Document is governed (as applicable, the "UCC"), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC, and
(iii) when such Security Documents or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for Permitted Liens, and will provide the Agent and Lenders the Requisite Priority. All such action as is necessary in law has been taken, or prior to the Effective Date will have been taken, to establish and perfect the security interest of the Agent and the Lenders in the


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

Collateral and to entitle the Lenders or the Agent on behalf of the Lenders to exercise the rights and remedies provided in each of the Security Documents and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates. All filing and other fees and all recording or other tax payable with respect to the recording of any of the Security Documents and UCC financing statements have been paid or provided for.

            (b) In furtherance (and not in limitation) of Section 10.33(a), after giving effect to the Pledge Agreements and Security Agreements listed on
Schedule 10.33(c), (i) each of Borrower and each Primary Obligor will have granted the Agent a Lien on (x) each Pledged Note and on each other note, instrument or other evidence of indebtedness, other than any Excluded Note, in which it has any right, title or interest; and (y) each Equity Interest, other than Equity Interests in Excluded Entities, in which it has any right, title or interest.

            (c) In furtherance (and not in limitation) of the foregoing, on each AP Funding Date, FC Commercial will have granted to the Agent pursuant to the Pledge Agreements to which it is a party a perfected Lien on each Equity Interest issued to it by the PFAL Portfolio Entity acquiring an Asset Pool on such day which will be superior and prior to the rights of all third Parties now existing or hereafter arising.

      10.34 Other Loan Documents. All representations and warranties contained in the other Loan Documents are true and correct.

      10.35 Exclusion of Harbor Debtors. No representation, warranty or covenant set forth in this Section 10 shall be deemed to be a representation, warranty or covenant with respect to or by a Harbor Debtor.

      10.36 FC Capital Liquidation. It is Borrower's intent to cause FC Capital to cease doing business and liquidate the assets of FC Capital.

      10.37 FC Holdings Line of Credit.

            (a) FC Holdings has entered into that certain Loan Agreement dated as of April 6, 2000 by and between FC Holdings and CFSC (said agreement as in effect on such date and as amended with the written consent of the Majority Lenders, the "Holdings/CFSC Loan Agreement") pursuant to which FC Holdings obtained the FC Holdings Line of Credit. In addition, Agent (on behalf of Lenders), certain subordinated lenders (whose indebtedness was subsequently repaid) and CFSC have entered into two separate subordination agreements dated as of April 6, 2000 (as from time to time amended, restated, supplemented or otherwise modified), one relating to their respective rights to the Shared Collateral and one (as from time to time amended, restated, supplemented or otherwise modified, the "CFSC Guaranty Subordination Agreement") relating to their respective rights relating to payments which may be made by FC Commercial pursuant to guarantees to CFSC or the Lenders (collectively, the "CFSC Intercreditor Agreement").

            (b) Attached hereto as Schedule 10.37(b) is a true, complete and accurate schedule of all material documents, instruments and agreements executed, delivered or caused to


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

be delivered by FC Holdings or any other Person to CFSC to evidence, guaranty or secure the FC Holdings Line of Credit (the "Holdings/CFSC Loan Documents").

            (c) Attached hereto as Schedule 10.37(c) is a true, accurate and complete schedule of all property (including but not limited to all equipment, partnership interests, stock, membership interests, general intangibles, instruments, bank accounts, accounts, accounts receivable, contract rights) (the "Shared Collateral") in which a Lien has been or will be granted to secure payment or performance of any obligation or liability of Borrower, FC Holdings, any Primary Obligor, any Secondary Obligor, any Pledged Entity or any other Person to CFSC under the Holdings/CFSC Loan Documents.

            (d) Borrower has caused FC Holdings to deliver to Agent a true, accurate and complete copy of the Holdings/CFSC Loan Agreement and all Holdings/CFSC Loan Documents.

            (e) Neither the Holdings/CFSC Loan Agreement nor any other Holdings/CFSC Loan Document has been amended, extended, restated, supplemented or otherwise modified, nor have any of the provisions thereof been waived.

            (f) The Holdings/CFSC Loan Agreement has been duly executed and delivered by FC Holdings and is in full force and effect.

            (g) [Intentionally omitted.]

            (h) All representations, warranties and covenants in the Holdings/CFSC Loan Documents of FC Holdings, the other Primary Obligors party thereto and the Secondary Obligors party thereto, are legal, valid and binding obligations of such Persons, enforceable in accordance with the terms thereof. All obligations of CFSC under the CFSC Guaranty Subordination Agreement are the legal, valid and binding obligations of CFSC, enforceable against CFSC in accordance with its terms.

            (i) With respect to that FC Commercial Guaranty in favor of CFSC (as identified on Schedule 10.37(i)) Borrower acknowledges that said guaranty is subordinate in right of payment to the obligations of FC Commercial under that certain Guaranty Agreement executed by FC Commercial in favor of Lenders and Agent and that certain Amended and Restated Guaranty Agreement executed by FC Commercial in favor of agent and the lenders under the Amended and Restated Agreement and that Borrower shall not permit any payment to be made by FC Commercial with respect to such guaranty in favor of CFSC at any time prior to indefeasible payment in full of all Obligations and the termination of this Agreement and all obligations of Lenders hereunder.

            (j) Borrower hereby represents and warrants that it has pledged or caused to be pledged to Agent, for the benefit of Lenders, a subordinated security interest in all Shared Collateral, except a security interest in a promissory note in the amount of $268,345.11 payable by Cartera en Administration Y Cobranza, SA de CV to FC Holdings, in which promissory note Lenders have elected not to take a security interest.


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

      10.38 FCS Fisher, Ltd. Transactions.

            (a) FC Holdings borrowed approximately $1,000,000 under the FC Holdings Line of Credit which it used to make a capital contribution to FCS Fisher, Ltd. in the amount of $24,666.67 and a loan to FCS Fisher, Ltd. in the amount of $898,012, secured by a deed of trust dated March 31, 2000, as amended which is a lien against a 183 acre tract of land located in Bexar County, Texas (the "Fischer Property").

            (b) Borrower has (i) caused FC Holdings to pledge to Lender the note by FCS Fisher, Ltd. to FC Holdings and all collateral pledged to secure payment thereof; (ii) delivered said note, together with an endorsement thereof to Agent, for the benefit of Lenders; and (iii) pledged to Agent, for the benefit of Lenders, all of its right, title and interest in FCS Fisher, Ltd. and FCS Fischer, G.P., Corp.

            (c) FCS Fischer, Ltd. is the fee title holder of the Fischer Property, subject to no liens or encumbrances other than that certain Deed of Trust in favor of CFSC, as agent dated March 31, 2000.

            (d) FC Holdings owns an aggregate 25% interest in equity of FCS Fischer Ltd. and its general partner, free and clear of all liens and encumbrances, except those in favor of Agent (on behalf of Lenders).

      10.39 Bosque Notes.

            (a) Bosque is a wholly owned subsidiary of Borrower. Bosque has issued $93,900,000 in 7.66% Asset Backed Notes (the "Bosque Notes") due June 5, 2002 pursuant to a Note Agreement dated as of June 6, 1997 (as amended from time to time, the "Bosque Note Agreement") by and among Bosque, Realty Companies (identified therein) and Bankers Trust Company of California, N.A., as Trustee;
(ii) Deutsche Bank is the successor in interest to the trustee under the Bosque Note Agreement ("Bosque Trustee"); (iii) the unpaid principal balance of the Bosque Notes as of December 5, 2002 is $4,573,603.49 and as of such date there was no accrued but unpaid interest thereon.

            (b) UCC financing statements in favor of Lenders have been filed against Borrower and Bosque with respect to the Bosque Notes, along with an acknowledgement of notice by Trustee of the security interest described in the UCC financing statements.

      10.40 Fee Agreements. Attached hereto as Schedule 10.40 is a true, accurate and complete schedule, as of the Effective Date, of all Fee Agreements to which Borrower or any Primary Obligor, Mid-Tier Company or Secondary Obligor-Existing is a party.

      10.41 Securitization Agreements. Attached hereto as Schedule 10.41 is a true, accurate and complete schedule as of the Execution Date of all sales and servicing agreements and similar agreements relating to securitizations to which Borrower, any Primary Obligor or any other Subsidiary of Borrower is a party.

      10.42 Incorporation by Reference. The provisions of Sections 4.7 and 4.9 of the FC Consumer Note, in each case as in effect on the Execution Date and as amended with the consent


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

of the Majority Lenders from time to time, are incorporated herein by reference as fully as if set forth herein in their entirety, except that references therein (or in any related definition) to: (i) "Guarantor" or "Borrower" shall be deemed references to Borrower hereunder; (ii) "Lender" shall be deemed references to Majority Lenders; (iii) references to "Agreement" or "this Agreement" shall be deemed references to this Agreement; (iv) "Loan Documents" shall be deemed references to the Loan Documents hereunder ; (v)delivery of any material to the "Lender" thereunder pursuant to any of the foregoing provisions of such agreement shall be deemed delivery also to the Lenders for purposes of this Section.

      10.43 Tier IV Companies. Schedule 10.43 lists each Subsidiary of Borrower and each other Secondary Obligor with Assets with a fair market value of less than $100,000. The aggregate fair market value of Assets of all entities listed on Schedule 10.43 does not exceed $1,500,000. No Person listed on Schedule 10.43 engages in any business.

      10.44 Waterfall Restrictions. No loan agreement or other borrowing arrangement of any PFAL Portfolio Entity contains any provision (x) pursuant to which such agreement or arrangement would cross-default to a loan agreement or other borrowing arrangement of any other PFAL Portfolio Entity or to a different loan agreement or other borrowing arrangement of such PFAL Portfolio Entity or
(y) which would in any way restrict, reduce or prohibit distributions by a PFAL Portfolio Entity on account of any event or condition with respect to any Affiliate of such PFAL Portfolio Entity or with respect to that PFAL Portfolio Entity under any other borrowing or credit arrangement.

      10.45 Wholly Owned Subsidiary Interests. Attached as Schedule 10.45 hereto is a true and complete list, as of the Effective Date, of each Wholly-Owned Subsidiary which owns Equity Interests issued by any other Person other than an REO Affiliate of such Wholly-Owned Subsidiary,

      10.46 REO Affiliates. Attached as Schedule 10.46 hereto is a true and complete list, as of the Effective Date, of each REO Affiliate.

      10.47 Large Net Asset Value. Attached hereto as Schedule 10.47 is a true and complete list, as of the Effective Date, of each Secondary Obligor with a Net Asset Value in excess of $2,000,000.

      Section 11. AGENT.

      11.1 Appointment. The Lenders hereby irrevocably appoint Bank of Scotland, acting through its New York branch, to act as Agent hereunder and as Agent or Collateral Agent or "Assignee" or "Secured Party" (or in any other similar representative capacity designated in any Security Document) under the Security Documents (in such capacity, the "Agent"). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the Notes, the Security Documents, the other Loan Documents and any other instruments and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to or required of it by the terms thereof and such other powers as are reasonably incidental thereto; provided that the Agent shall not take any action to realize upon


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

any security interest in any of the Collateral, or release any substantial portion of the Collateral, without the consent of the Majority Lenders. The Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

      11.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it under any of the Loan Documents, or in connection therewith unless caused by its or their gross negligence or willful misconduct. Nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Loan Documents except as expressly set forth therein. The duties of the Agent under the Loan Documents shall be mechanical and administrative in nature and the Agent shall not have by reason of its duties under the Loan Documents a fiduciary relationship in respect of any Lender. The Agent agrees to deliver promptly to each Lender (i) copies of notices received by it pursuant to Sections 7.1, 7.2 and 7.11 of this Agreement, and (ii) copies of all documents required to be delivered hereunder by the Borrower to the Lenders directly but that are not so delivered to any Lender (but were delivered to the Agent) if such Lender notifies the Agent that it has not received such document or documents, specifying same.

      11.3 Lack of Reliance. Independently and without reliance on the Agent, each Lender to the extent it deems appropriate has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans and its Commitments hereunder and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Loan Parties and (iii) its own independent investigation and appraisal of the Collateral; and, except as expressly provided in the Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Loan Parties or the condition of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Loan Parties or the existence or possible existence of any Event of Default or Default.

      11.4 Certain Rights. If the Agent requests instructions from the Lenders or Majority Lenders with respect to any interpretation, act or action (including failure to act in connection with this Agreement or any of the other Loan Documents) the Agent shall be entitled to refrain from such act or taking such actions unless and until it shall have received instructions from the Lenders or the Majority Lenders, as the case may be; and the Agent shall not incur liability to any Person by so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Majority Lenders (as to matters requiring the consent of the Majority Lenders) or all the Lenders (as to matters requiring the consent of all the Lenders). The Agent shall be fully justified in


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

failing or refusing to take any action under any Loan Document unless, if it requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or not taking any such action.

      11.5 Reliance. The Agent shall be entitled to rely upon any written notice or any telephone message believed by it to be genuine or correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Loan Documents and its duties thereunder, upon advice of counsel selected by it.

      11.6 Indemnification. TO THE EXTENT THE AGENT IS NOT REIMBURSED OR INDEMNIFIED BY THE BORROWER, THE LENDERS WILL REIMBURSE AND/OR INDEMNIFY THE AGENT, IN PROPORTION TO THE AGGREGATE AMOUNT OF THEIR RESPECTIVE COMMITMENTS (OR, IF COMMITMENTS ARE TERMINATED, LOANS OUTSTANDING) UNDER THIS AGREEMENT, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY OR ASSERTED AGAINST THE AGENT, ACTING PURSUANT HERETO OR ANY OF THE OTHER LOAN DOCUMENTS IN ITS CAPACITY PROVIDED FOR IN THIS SECTION 11, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 11.6 SHALL SURVIVE THE REPAYMENT OF THE NOTES AND THE LOANS AND THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.7 Agent, Individually. With respect to its Commitments under this Agreement, the Loans made by it and any Note issued to or held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lender", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, not exclude the Agent in its individual capacity as a Lender or holder of a Note. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Loan Parties and their Subsidiaries as if it were not acting pursuant hereto, and may accept fees and other consideration from the Loan Parties and their Subsidiaries for services as the Agent in connection with this Agreement and the other Loan Documents and for services otherwise than as the Agent without having to account for the same to the Lenders.

      11.8 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by the Agent. Any request, authority or consent of any Person, who at the time of making such request or of giving such authority or consent is the payee of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

      11.9 Resignation. The Agent may resign at any time from the performance of all its functions and duties hereunder and under the other Loan Documents by giving 30 days prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the expiration of such 30-day period or upon the earlier appointment of a successor.


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

Notwithstanding any such resignation, the provisions of Sections 11.6 and 12.3 shall inure also to the benefit of each Agent who has so resigned with respect to the period it served as Agent. In case of the resignation of the Agent, the Majority Lenders, with the prior consent of the Borrower, which consent may not be unreasonably withheld, may appoint a successor by a written instrument signed by the Majority Lenders. Any successor shall execute and deliver to the Agent an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the Agent hereunder and with like effect as if originally named as "Agent" herein and therein, and upon request, the predecessor Agent shall take all actions and execute all documents necessary to give effect to the foregoing. In the event the Agent's resignation becomes effective at a time when no successor has been named, all notices, other communications and payments hereunder required to be given by or to the Agent shall be sufficiently given if given by the Majority Lenders (or all Lenders, if the consent of all Lenders is required therefor hereunder) or to each Lender, as the case may be. In such event, all powers specifically delegated to the Agent may be exercised by the Majority Lenders and the Majority Lenders shall be entitled to all rights of the Agent hereunder.

      11.10 Reimbursement. Without limiting the provisions of Section 11.6, the Lenders and the Agent hereby agree that the Agent shall not be obligated to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent:

            (a) refund the Agent the sum paid to that Person; and

            (b) reimburse the Agent for the additional amount certified by the Agent as being necessary to indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by the Agent as a result of paying out the sums before receiving it; provided, however, that if such funds were made available to any Lender, such additional amount shall be limited to interest on the sum to be repaid, for each day from the date such amount was disbursed until the date repaid to the Agent, at (for the first three days) the customary rate set by the Agent for correction of errors among banks, and thereafter at the Base Rate (or, if greater and in respect of a Loan, the rate from time to time prevailing on such Loan).

      Section 12. MISCELLANEOUS.

      12.1 Calculations and Financial Data. Calculations hereunder (including, without limitation, calculations used in determining, or in any certificate of any Loan Party delivered reflecting compliance by any Loan Party with the provisions of this Agreement) shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP, consistent with the audited Financial Statements described in Section 10.16; provided that for purposes of Section 8.20 no effect shall be given to any change in GAAP from those in effect on December 31, 2001.


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

      12.2 Amendment and Waiver. Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Majority Lenders (or the Agent on their behalf) and, if the Borrower is a party thereto, the Borrower, except that waivers of provisions relating to a Loan Party's performance or non-performance of its obligations hereunder or thereunder need not be signed by such Loan Party or any other Loan Party; provided however that the written consent of the Agent shall also be required to change, waive, discharge or terminate provisions of Section 11; and provided further that without the consent of all of the Lenders (or the Agent on their behalf) no change, waiver, discharge or termination may be made that would increase the amount of any Commitment of any Lender, decrease the principal of any Loan; decrease the interest rate payable on any Loan; decrease the amount of any fee or Commitment commission; extend the final maturity date of any Loan; change the definition of "Majority Lenders" or modify this Section 12.2. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

      12.3 Expenses; Indemnification.

            (a) Whether or not the transactions hereby contemplated shall be consummated, the Borrower shall pay all out-of-pocket costs and expenses of (x) the Agent incurred in connection with the preparation, execution, delivery, administration, filing and recording of, and (y) the Agent and the Lenders incurred in connection with the amendment (including any waiver or consent) or modification of (including any amendment, waiver, consent or modification at any time requested by the Borrower, whether or not same is finalized or executed), any failure of Borrower to perform or observe any provision of, and enforcement of or preservation of any rights under, this Agreement, the other Loan Documents, the making and repayment of the Loans, and the payment of all interest and fees, including, without limitation, (A) the fees and expenses of Sullivan & Worcester LLP, counsel for the Agent, and any special or local counsel retained by the Agent or the Lenders, and with respect to enforcement, the reasonable fees and expenses of counsel for the Agent or any Lender, (B) the reasonable fees and expenses of accountants, other consultants, appraisers and other professionals retained by the Agent in connection with the transactions contemplated hereunder, and (C) printing, travel, title insurance, mortgage recording, filing, communication and signing taxes and costs.

            (b) THE BORROWER AGREES TO PAY, AND TO SAVE THE AGENT AND THE LENDERS HARMLESS FROM (x) ALL PRESENT AND FUTURE STAMP, FILING AND OTHER SIMILAR TAXES, FEES OR CHARGES (INCLUDING INTEREST AND PENALTIES, IF ANY), WHICH MAY BE PAYABLE IN CONNECTION WITH THE LOAN DOCUMENTS OR THE ISSUANCE OF THE NOTES OR ANY MODIFICATION OF ANY OF THE FOREGOING, AND (y) ALL FINDER'S AND BROKER'S FEES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

            (c) THE BORROWER AGREES TO INDEMNIFY, PAY AND HOLD HARMLESS THE AGENT, EACH LENDER, ANY LENDER ASSIGNEE AND EACH HOLDER OF A NOTE AND THEIR RESPECTIVE PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL LIABILITY, LOSSES, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES AND EXPENSES) ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE PERFORMANCE BY THE


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PARTIES HERETO OR THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND
THEREUNDER OR RELATING THERETO; OR (II) ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING (IN EACH CASE, REGARDLESS OF WHETHER OR NOT THE INDEMNIFIED PARTY IS A PARTY THERETO OR TARGET THEREOF) IN ANY WAY RELATING TO THE BORROWER, ANY PRIMARY OBLIGOR, ANY SECONDARY OBLIGOR OR SUBSIDIARY OF ANY THEREOF OR ANY COLLATERAL OR ANY AFFILIATE OF THE BORROWER OR ANY SUBSIDIARY OF ANY SUCH AFFILIATE OR IN ANY WAY RELATING TO ANY OF THE FOREGOING PERSONS OR ANY OTHER LOAN PARTY, OR ANY AFFILIATE OF ANY OF THE FOREGOING IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT OR TRANSACTION IN CONNECTION HEREWITH OR THEREWITH OR RELATING HERETO OR THERETO; OR (III) ANY ACTUAL OR ALLEGED VIOLATION BY THE BORROWER, ANY PRIMARY OBLIGOR, SECONDARY OBLIGOR, ANY LOAN PARTY, ANY AFFILIATE OF ANY OF THE FOREGOING PERSONS OR ANY SUBSIDIARY OF ANY OF THE FOREGOING PERSONS (OR ANY PREDECESSOR IN INTEREST OF ANY OF THEM) OF ANY ENVIRONMENTAL LAW; PROVIDED THAT THE BORROWER SHALL NOT BE LIABLE TO AN INDEMNIFIED PARTY FOR ANY PORTION OF SUCH LIABILITIES, LOSSES, DAMAGES AND EXPENSES SUSTAINED OR INCURRED AS A DIRECT RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, ANY LENDER OR SUCH INDEMNIFIED PARTY IF SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO HAVE OCCURRED BY A FINAL AND NON-APPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION. EACH LENDER SHALL ENDEAVOR TO GIVE THE BORROWER NOTICE OF ANY MATERIAL CLAIM, ACTION, SUIT OR PROCEEDING (IF NOT RESTRICTED BY APPLICABLE LAW, REGULATION OR GOVERNMENT AUTHORITY FROM SO DOING OR UNLESS THE SAME WOULD BE INCONSISTENT WITH A REQUEST FROM A GOVERNMENT AUTHORITY) REFERRED TO IN CLAUSE
(II) WHICH HAS BEEN FILED AGAINST SUCH LENDER WITHIN A REASONABLE TIME AFTER THE LOAN OFFICER OF SUCH LENDER WITH RESPONSIBILITY FOR THIS AGREEMENT BECOMES AWARE OF THE SAME, BUT NO FAILURE TO GIVE ANY SUCH NOTICE SHALL AFFECT, OR RELIEVE THE BORROWER OF, ANY OF BORROWER'S OBLIGATIONS UNDER THIS SECTION 12.3 OR UNDER ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RESULT IN ANY OBLIGATION OR LIABILITY OF THE AGENT OR ANY LENDER TO THE BORROWER OR ANY OTHER PERSON.

            (d) All obligations provided for in this Section 12.3 and Sections 3.4, 3.9, 4.1, 4.2, 4.3, 5.2 and 11.6 shall survive any termination of this Agreement and the Commitments and the payment in full of the Obligations.

      12.4 Benefits of Agreement; Descriptive Headings.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of the holders from time to time of the Notes; provided, however, that no Loan Party party hereto may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Lenders and any such purported assignment or transfer shall be void. In furtherance of the foregoing, each Lender shall be entitled at any time to grant participations in the whole or any part of its rights and/or obligations under this Agreement, the Loan Documents or any Loan or Note to any Person; provided, however, that no Lender Assignee shall be permitted by the terms of its participation agreement with the relevant Lender to require such Lender to take or omit to take any action hereunder except to the extent that if the Lender Assignee were a Lender hereunder, its consent to taking or omitting to take such action would be required by the terms of the second proviso of Section 12.2 hereto. No such participation pursuant to this
Section 12.4(a) shall relieve any Lender from its obligations hereunder and the Borrower need deal solely with the Agent and the Lenders with


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respect to waivers, modifications and consents to this Agreement, the Loan
Documents or the Notes. Any such participant is referred to in this Agreement as a "Lender Assignee". The Borrower agrees that the provisions of Sections 3.4, 3.7, 3.9, 5.2 and 12.3 shall run to the benefit of each Lender Assignee and its participations or interests herein, and any Lender may enforce such provisions on behalf of any such Lender Assignee; provided, however, that if any Lender grants a participation in the whole or any part of its rights and/or obligations pursuant to this Section 12.4(a), then the amounts that the Borrower is required to pay pursuant to this Agreement (including, without limitation, additional amounts made pursuant to Section 5.2) shall not exceed the amounts that the Borrower would have been required to pay to such Lender pursuant to this Agreement had such Lender not granted such participation. The Borrower hereby further agrees that any such Lender Assignee may, to the fullest extent permitted by applicable law, exercise the right of setoff with respect to such participation (and in an amount up to the amount of such participation) as fully as if such Lender Assignee were the direct creditor of the Borrower. Upon a participation in accordance with the foregoing, the Borrower shall execute such documents and do such acts as any Lender may reasonably request to effect such assignment. Any Lender may furnish any information concerning the Loan Parties in its possession from time to time to Lender Assignees (including prospective Lender Assignees) and prospective Purchasing Lenders. Each Lender shall notify Borrower of any participation granted by it pursuant to this Section 12.4(a) but neither the approval of the Borrower nor that of any other Loan Party shall be required for any such participation. The Borrower shall not be responsible for any due diligence costs or legal expenses of such Lender Assignees in connection with their entering into such participation.

            (b) The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

            (c) Any Lender may at any time assign to any other Lender or any affiliate of any Lender, or (subject to obtaining the prior written consent of the Borrower (but no other Loan Party), such consent not to be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its Commitments (and corresponding Loans and Note) pursuant to a Transfer Supplement ("Transfer Supplement"), the form and substance satisfactory to the Agent; provided, however, that each such assignment shall be for an amount not less than $1,000,000 (or, if the Lender's Term Loan or Revolving Credit Loan Commitment (as applicable) at the time is less, such amount) and integral multiples of $500,000 above such amount, or such other amount or multiple to which the Agent may consent. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (iv) payment by the Purchasing Lender to the Agent of a $3,000 processing fee, and (v) any consent of the Borrower required by the first sentence of this Section 12.4(c), such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and thereto with the percentage share of the Commitment(s) set forth in Schedule I to such Transfer Supplement, and no further consent or action by the Borrower, any other Loan Party, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the


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

addition of such Purchasing Lender and the resulting adjustment of the percentage of the Commitment(s), Notes and Loans (and related rights and obligations) held by the transferor Lender and the Purchasing Lender arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender pursuant to the Transfer Supplement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this
Section 12.4(c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such transferor Lender and a new Note or Notes (dated the same date as the Note or Notes being replaced) or, as appropriate, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender, in each case in principal amounts reflecting their outstanding Loans and Commitment(s), as adjusted pursuant to such Transfer Supplement.

            (d) Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless the Agent, the Borrower or a Lender otherwise request with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the parties thereto and delivered on the Effective Date.

      12.5 Notices, Requests, Demands, etc. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto) when sent; in each case addressed as follows, except that notices and communications to the Agent pursuant to Sections 2 and 9 shall not be effective until received by the Agent: (i) if to the Agent, at the Closing Office, (ii) if to a Lender, at the address specified with its signature below or (if a Purchasing Lender) on the applicable Transfer Supplement, and (iii) if to a Loan Party, at its address specified with its signature below (Attention: President), or to such other addresses as any of the parties hereto may hereafter specify to the others in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received.

      12.6 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except (as to any other Loan Document) to the extent specifically set forth otherwise in that Loan Document.

      12.7 Counterparts; Telecopies. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to


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be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement. Telecopied signatures hereto and to the other Loan Documents shall be of the same force and effect as an original of a manually signed copy.

      12.8 Waiver; Remedies Cumulative; Payment of Claims; Full Recourse.

            (a) No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party or any Subsidiary thereof and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.. No notice to or demand on Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to any other or further action in any circumstances without notice or demand.

            (b) The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have pursuant to such documents or at law or equity.

            (c) In furtherance and not in limitation of the other rights and remedies of the Agent and the Lenders, upon the occurrence of an Event of Default or Default, Agent, in its sole and absolute discretion, without waiving or releasing any covenant, agreement or other obligation of Borrower or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower, or any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-Existing or any Wholly-Owned Subsidiary. All sums paid by Agent in respect thereof and all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to the Agent) relating thereto incurred by Agent or for which Agent becomes obligated on account thereof shall be part of the Obligations payable by a Borrower to Agent on demand and any amount not paid on demand shall bear interest at the Past Due Rate.

            (d) The Borrower's obligations to pay principal, interest, fees and other amounts when due under this Agreement and the other Loan Documents is absolute and unconditional and a full recourse obligation of Borrower, notwithstanding any fact or circumstance and, without limiting the generality of the foregoing, whether or not there are funds available in the Cash Flow Cash Collateral Account for application to any such obligation.

      12.9 Recoveries; Pro Rata Sharing.

            (a) Any Recoveries (after deduction and payment of all expenses and costs permitted by this Agreement, the Security Documents or applicable law) shall be applied against the Loans held by the Lenders until satisfaction in full of all amounts due thereunder.

            (b) The Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of the principal of or interest on the Notes


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

(except as otherwise provided in Section 3.4, 5.2 or 5.3), equitable adjustment will be made between the Lenders so that, in effect, all such sums shall be shared ratably by each of the Lenders (in accordance with the outstanding principal amount of their respective applicable Loans) whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Notes or otherwise. If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion (except as otherwise provided in Section 3.4, 5.2 or 5.3), then such Lender receiving such excess payment shall purchase for cash from the other Lenders with outstanding Loans to the Borrower an interest in their Note or Notes in such amount as shall result in a ratable participation by all of the Lenders in the aggregate unpaid amount of applicable Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered by such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower hereby agree that any Lender so purchasing a participation from another Lender pursuant to this Section 12.9(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      12.10 Jurisdiction. THE BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, THE BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE AGENT AND THE MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER AND ANY QUESTIONS RELATING TO USURY. THE BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. BORROWER HEREBY IRREVOCABLY CONSENTS THAT ALL PROCESS SERVED OR BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT IF SENT BY REGISTERED MAIL, OR (IF PERMITTED BY LAW) BY FEDERAL EXPRESS OR OTHER SIMILAR OVERNIGHT COURIER SERVICE, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH ALONGSIDE ITS SIGNATURE BELOW (OR SUCH OTHER ADDRESS AS THE AGENT IS NOTIFIED OF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.5). NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.


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      12.11 Severability. If any provision of this agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

      12.12 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default each of the Lenders is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of such Loan Party against and on account of the obligations and liabilities of such Loan Party now or hereafter existing under any of the Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lender or Lenders exercising any rights granted under this Section 12.12 shall thereafter notify the affected Loan Party and the Agent of such action; provided that the failure to give such notice shall not affect the validity of such set-off and application.

      12.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Agent and the Lenders and the Borrower and the respective successors and assigns of the Agent and the Lenders and nothing contained herein shall be deemed to confer upon anyone other than the Borrower any right to insist on or to enforce the performance or observance of any of the obligations of the Agent or the Lenders contained herein. All conditions to the obligations of the Lenders to make Loans hereunder are imposed solely and exclusively for the benefit of the Lenders and their respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

      12.14 [Intentionally Omitted]

      12.15 Survival; Integration.

            (a) Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Commitments have been terminated and the Loans together with interest thereon, the Commitment commissions, the fees and compensation of the Agent, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

            (b) This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on the subject matter hereof and thereof. In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other


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

Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      12.16 Domicile of Loans. Any Lender may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of such Lender.

      12.17 No Usury. It is expressly stipulated and agreed to be the intent of the Agent, the Lenders and the Borrower to comply at all times with applicable usury laws. If at any time such laws would ever render usurious any amount called for under any of the Loan Documents, then it is the express intention of the parties hereto that such excess amount be immediately credited on the applicable Notes, or if the applicable Notes have been fully paid, refunded by the Lenders (pro rata in accordance with their respective principal amount of the affected Loans), to the Borrower (and the Borrower shall accept such refund) and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery to the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refunding shall not cure or waive any default by the Borrower under the Loan Documents. If at any time following any such reduction to the interest rate payable by the Borrower there remains unpaid any principal amounts under the Notes and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable to the Lenders shall be readjusted, to the full extent permitted by applicable law, so that the total amount of interest thereunder payable by the Borrower to the Lenders shall be equal to the amount of interest which would have been paid by the Borrower without giving effect to applicable usury laws. The Borrower agree, however, that in determining whether or not any interest payable under the Notes or any of the other Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Notes or such other Loan Documents to be "interest"), including fees and commissions and all other sums payable hereunder or thereunder or in connection herewith or therewith, shall be deemed, to the full extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

      12.18 Waiver of Jury Trial. THE BORROWER, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER, ANY PARTNER THEREOF, ANY OTHER LOAN PARTY, THE AGENT OR THE LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      12.19 Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS,


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

CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY OF THE LENDERS AND/OR THE AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF, OR TO REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY OF THE LENDERS AND/OR THE AGENT TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

      12.20 Waiver of Marshaling. All rights of marshaling of assets of Borrower, including any such right with respect to the Pledged Property, are hereby waived by Borrower.

      12.21 Waiver of Claims; Release by Borrower.

            (a) Borrower releases Lenders and the Agent from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of any Lenders and/or the Agent, their respective officers, agents or employees, except, in the case of any Lender or the Agent, the willful misconduct or gross negligence of such Lender or the Agent (as the case may be).

            (b) Borrower hereby acknowledges, agrees and affirms, as of the Execution Date and as of the Effective Date, that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement or any other Loan Document or any amendments thereto (collectively, the "CLAIMS"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any other Loan Document, as may have been amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

      12.22 Confidentiality. The Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information obtained by the Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Lenders) except that the Agent or such Lender may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent or such Lender, (iii) to the extent such information was available to the Agent or such Lender in a capacity other than Agent or Lender hereunder or on a nonconfidential basis prior to its disclosure to the Agent or such Lender hereunder, (iv) with the consent of Borrower, (v) to actual or prospective Lender Assignees or Purchasing Lenders or
(vi) to the extent the Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Government Authority to disclose such information.

      Section 13. TEXAS LANGUAGE.

      THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                    FIRSTCITY FINANCIAL CORPORATION
                                    a Delaware corporation

                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------


                                    BANK OF SCOTLAND, acting through its New
                                    York branch, individually and as Agent

                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

TABLE OF CONTENTS

                                   EXHIBITS(1)

Annex I     Definitions

--------
(1)   Certain exhibits may not be attached to this Agreement. See Section
      12.4(d).

                                LIST OF SCHEDULES

                                                                         ANNEX I

                                   DEFINITIONS

      As used in the Term Loan and Revolving Credit Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Loan Agreement or in such other document herein referenced:

      "A&R Agent " shall mean the "Agent" under the Amended and Restated Agreement.

       "A&R Note" shall mean a "Note" as defined in the Amended and Restated Agreement.

      "A&R Loan Document" shall mean a "Loan Document" as defined in the Amended and Restated Agreement.

      "A&R Termination Date" shall mean the date on which all obligations to the lenders under the Amended and Restated Agreement have been paid and all commitments of the lenders thereunder terminated.

      "Acquisition Price" with respect to any Asset Pool means the purchase price to be paid to the seller of the Asset Pool by the PFAL Portfolio Entity acquiring such Asset Pool for the acquisition of all rights to all property included in such Asset Pool plus transaction costs relating to the acquisition of such Asset Pool of up to 2% of the purchase price of such pool. Unless otherwise set forth in a written consent from the Agent, unless the full purchase price for an Asset Pool is cash and a certification to such effect is set forth in the related Asset Pool Acquisition Certificate, the Acquisition Price for such Asset Pool shall be deemed to be zero.

      "Adverse Waterfall Event" shall mean with respect to any PFAL Portfolio Entity owning more than one Asset Pool or assets in addition to those contained in its initial Asset Pool, that any lender to such PFAL Portfolio Entity has for any reason diverted (whether to make up for a shortfall with respect to any other pool or asset or otherwise) any portion of collections from any Asset Pool of such PFAL Portfolio Entity to a different asset or asset pool (or waterfall with respect thereto) of such PFAL Portfolio Entity or otherwise subsidized any other such asset or asset pool with collections from any Asset Pool or otherwise restricted distributions from, or reduced waterfall amounts arising from, collections of any Asset Pool on account of any condition or occurrence other than a condition or occurrence arising directly from such Asset Pool.

      "Affected Lender" - Section 3.7(b).

      "Affected Interest Period"- Section 3.7(a)

      "Affiliate" shall mean any Person (i) in which Borrower and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower; and/or (iii) any officer or director of Borrower or any Primary Obligor. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest). Notwithstanding the foregoing, none of the Harbor Debtors shall be deemed to be an Affiliate for the purposes of this Agreement other than Section 8.23.

      "Agent" - introductory paragraph.

      "Aggregate Undistributed Secondary Obligor Funds" at any time shall mean the aggregate amount of (x) the FC Percentage with respect to each Secondary Obligor which is not a PFAL Portfolio Entity of the aggregate amount of the funds held by each such Secondary Obligor, which funds are (i) not held for payment by such Secondary Obligor, within the next 30 days, of indebtedness to a Permitted Portfolio Company Creditor of such Secondary Obligor which is permitted by the terms of this Agreement to be so repaid or (ii) not retained by such Secondary Obligor to satisfy a leverage covenant (a "Usage Leverage Covenant") imposed on such Secondary Obligor by the Permitted Portfolio Company Creditor of such Secondary Obligor pursuant to a covenant under a loan agreement between such creditor and such Secondary Obligor as in effect on the Execution Date of which the Agent has been given written notice or (iii) do not constitute Portfolio Protection Expenses plus (y) the Excess Portfolio Protection Expense Amount plus (x) all amounts constituting Challenged Portfolio Protection Expenses. Without limiting the foregoing, funds held by a Secondary Obligor (other than a PFAL Portfolio Entity) for the payment of operating expenses shall be included in the computation of "Aggregate Undistributed Secondary Obligor Funds" regardless of whether (without limitation) such funds are excluded from the computation of "Net Receipts".

      "Agreement" or "Loan Agreement" shall mean this Term Loan and Revolving Credit Agreement, as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

      "Amended and Restated Agreement" shall mean the Amended and Restated Loan Agreement dated as of the date hereof among the Borrower, Bank of Scotland acting through its New York branch, as agent, and the lenders from time to time party thereto as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

      "Annual Payment Date"-Section 2.4(c).

      "Annual Term Loan Prepayment Amount" shall mean for each Annual Payment Date for any Asset Pool, (x) (i)for the first Annual Payment Date for such Asset Pool, the amount equal to 10% of the Tranche of Term Loans made in respect of the acquisition of such Asset Pool and (ii) for each subsequent Annual Payment Date for such Asset Pool, the amount equal to 10% of the principal amount of such Tranche of Term Loans outstanding as of close of business on immediately preceding Annual Payment Date.

      "AP Funding Date" with respect to any PFAL Portfolio Entity and any Asset Pool acquired by such PFAL Portfolio Entity shall mean the date on which the Tranche of Term Loans in respect of the PFAL Portfolio Entity's acquisition of such Asset Pool was made.

      "Applicable Borrowing Percentage" shall mean, with respect to the Acquisition Price of any Asset Pool the amount determined by multiplying (A) the percentage of outstanding shares of stock, membership interests, or partnership interests (as the case may be) or, in the case of a non-U.S. entity, similar equity interests, issued to FC Commercial by the PFAL Portfolio Entity acquiring such Asset Pool, and (B) (x) 100% until June 30, 2004; (y) 85% from July 1, 2004 until June 30, 2005 and (z) 75% from and after July 1, 2005

      "Applicable Indebtedness" of any Person shall mean all Indebtedness of such Person other than trade payables incurred in the ordinary course of business which are not evidenced by an Indebtedness Instrument.

      "Approved Portfolio Leverage Arrangement" shall mean a borrowing arrangement between a PFAL Portfolio Entity and a financial institution on terms and conditions reasonably satisfactory to the Agent (as indicated in writing by the Agent) pursuant to which a loan is made to a PFAL Portfolio Entity on or prior to the date such PFAL Portfolio Entity acquires an Asset Pool, all of the proceeds of which loan are used to pay a portion of the Acquisition Price of such Asset Pool. Without limiting the scope of the Agent's discretion pursuant to the preceding sentence, (i) no borrowing arrangement shall be deemed an Approved Portfolio Leverage Arrangement if such arrangement cross-defaults to a credit arrangement of any other PFAL Portfolio Entity or contains any provisions which would in any way restrict, reduce or prohibit distributions by a PFAL Portfolio Entity on account of any event or condition with respect to any Affiliate of such PFAL Portfolio Entity; and (ii) references herein to an Approved Portfolio Leverage Arrangement shall be limited to such borrowing arrangements governed by the terms of the loan agreement and other documents in the form delivered to the Agent at the time such arrangements were approved by the Agent, as amended, supplemented or otherwise modified with the written consent of the Agent.

      "ASDM" shall mean Asset Servicing de Mexico S.A. de C.V.

      "Asset Pool" shall mean (x) prior to the acquisition thereof by a PFAL Portfolio Entity, a portfolio of loans described in an Asset Pool Acquisition Certificate, and (y) if acquired by a PFAL Portfolio Entity in whole or in part with the indirect proceeds of a Tranche of Term Loans, a portfolio of loans so acquired. Any portfolio of loans in which any Secondary Obligor has any interest which is not acquired in whole or in part with the indirect proceeds of a Tranche of Term Loans shall not constitute an Asset Pool.

       "Asset Pool Acquisition Certificate" shall mean a certificate from an Executive Officer of Borrower in the form of Exhibit I-A to the Agreement, to which is attached (as contemplated by the form of such certificate), (i) the asset purchase agreement relating to the assets proposed to be purchased, (ii) the Charter Documents for the PFAL Portfolio Entity and (iii) any Shareholders Agreement entered into or proposed to be entered into by the holders of the Equity Interests of such PFAL Portfolio Entity.

      "Asset Pool-NL" shall mean an Asset Pool acquired at a time when the acquiring PFAL Portfolio Entity had (x) received proceeds of Indebtedness for the acquisition of such Asset Pool from a Person other than FC Commercial or an Affiliate thereof (it being understood that the foregoing reference to proceeds of Indebtedness from FC Commercial or an Affiliate shall not be construed to affect or modify any prohibition or other limitation on any such advances contained herein or in any other Loan Document) such amounting to less than 25% of the Acquisition Price of such Asset Pool or (y) received no proceeds of Indebtedness for the acquisition of such Asset Pool from a Person other than FC Commercial or an Affiliate thereof.

      "Asset Pool NPV Percentage" of a Tranche of Term Loans at any time, shall mean the decimal (expressed as a percentage) obtained by dividing (x) the aggregate outstanding principal amount of such Tranche of Term Loans by (y) the FC Equity Value of the Related Asset Pool of such Tranche.

      "Asset Pool NPV Percentage Certificate" shall mean a certificate in a form approved by the Agent prior to the first Borrowing Date of Term Loans under this Agreement which requires details as to the Asset Pool NPV Percentage and such other related information as the Agent may require.

      "Asset Pool Prepayment Amount" for any Asset Pool in respect of any Payment Date shall mean the sum of (I) 75% of the FC Percentage of the amount by which (A) Collections in respect of that Asset Pool (including amounts received in respect of any asset that constituted part of such Asset Pool which was sold to an REO Affiliate) during the most recently ended Waterfall Certificate Period exceeds (B) the amount of Permitted Portfolio Expenses in respect of such Asset Pool which during such period were expended or retained (excluding any such Permitted Portfolio Expenses expended or retained during any previous Waterfall Certificate Period) and, in the case of Leveraged Asset Pool, excluding any such Permitted Portfolio Expenses which were excluded from the computation, in clause
(y) of the definition of "Collections", of the gross aggregate amount received during such period by such Asset Pool, plus (II) to the extent not constituting Extraordinary Transaction Proceeds, any proceeds of transfer of any Equity Interests issued by the PFAL Portfolio Entity owning such Asset Pool to FC Commercial and the FC Percentage of any proceeds of transfer of any Equity Interests issued by any REO Affiliate thereof formed in respect of such Asset Pool or otherwise holding any assets which at any time were part of such Asset Pool or collateral for any such assets (it being understood that no reference to any transfer of Equity Interests issued by any PFAL Portfolio Entity or REO Affiliate shall be construed to affect or modify any prohibition thereof or requirement for the obtaining of any consent relating thereto) or, in the case of the sale of any Equity Interests issued to FC Commercial by any PFAL Portfolio Entity with more than one Asset Pool, the share of such proceeds of the sale of such Equity Interests allocable to such Asset Pool (such share as among different Asset Pools as determined by the Agent in its discretion, whether on the basis of the relative sizes of different Asset Pools, the relative amounts of Tranches of Term Loans made in respect of different Asset Pools, the relative Asset Pool NPV Percentages of different Asset Pools or otherwise ); plus (III) to the extent not constituting Extraordinary Transaction Proceeds, 75% of any other amounts received by or on behalf of such PFAL Portfolio Entity or any REO Affiliate thereof or, if such PFAL Portfolio Entity owns more than one Asset Pool, such portion of such other amounts which the Agent determines is allocable to such Asset Pool (such share as among different Asset Pools as determined by the Agent in its discretion, whether on the basis of the relative sizes of different Asset Pools, the relative amounts of Tranches of Term Loans made in respect of different Asset Pools, the relative Asset Pool NPV Percentages or otherwise).

      "Assets" shall mean any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment , general intangibles, inventory, leases, options, licenses, real property, and Equity Interests issued by any other Person whether now existing or hereafter acquired or arising.

      "Associate", when used to indicate a relationship with a Person, shall mean (i) another Person (other than a Loan Party or a Subsidiary thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person or an immediate member of his family serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.

      "Auditors" shall mean KPMG LLP or other independent certified public accountants of recognized standing selected by Borrower and satisfactory to the Agent.

      "Base Rate" shall mean, for any day, the higher of (x) the fluctuating interest rate per annum, in effect from time to time, established by Bank of Scotland in New York as its base, prime or reference rate for U.S. domestic commercial loans in Dollars, or (y) the Federal Funds Rate in effect on such day plus 0.5%. Any change in the interest rate resulting from a change in the Base Rate shall be effective as of the opening of business on the day on which such change becomes effective; it is understood and agreed that the aforesaid rates and the Base Rate are reference rates only and do not necessarily represent the lowest or best rate actually charged to any customer.

      "Base Rate Loan" shall mean any Loan during any period that it bears interest determined by reference to the Base Rate.

      "Basle Laws" - Section 3.4.

      "Borrower" - introductory paragraph.

      "Borrower-FCL Note " shall mean the Promissory Note dated December 16, 2002 in the stated principal amount of $16,000,000 payable by Borrower to FC Consumer Lending.

      "Borrower Pledge Agreement" shall mean the Amended and Restated Pledge Agreement (Stock and Debt) made by Borrower in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other pledge agreement with respect to shares of stock or affiliate indebtedness from time to time hereafter delivered by Borrower in respect of the Obligations., as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Borrower Security Agreement" shall mean the Amended and Restated Security Agreement made by the Borrower in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other security agreement from time to time hereafter delivered by Borrower in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified (including, without limitation, by the addition of additional parties thereto).

      "Borrowing Date"- Section 2.2.

      "Bosque" shall mean Bosque Asset Corp., a Texas corporation.

      "Bosque Note Agreement" - Section 10.39(a).

      "Bosque Notes" - Section 10.39(a).

      "Bosque Trustee" - Section 10.39(a).

      "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas or a day on which banking institutions chartered by the State of New York, the State of Texas or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means any such Business Day which is also a day on which deposits in Dollars may be dealt in on the London interbank market.

      "Calculation Date" - Section 8.29(a).

      "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of obligations under Capitalized Leases incurred by such Person.

      "Capitalized Lease" shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount of rental expenses which is, or is required under GAAP to be, capitalized on the books of such Person under Capitalized Leases.

      "Cash Collateral Account-A&R" shall mean each account specified in the Cash Collateral Agreement-A&R as subject to that Agreement.

      "Cash Collateral Account - Servicing" shall mean shall mean the account at the Depositary specified in the Cash Collateral Agreement-Servicing and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified in a cash collateral agreement (in form and substance satisfactory to Agent) between FC Servicing and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

      "Cash Collateral Agreement-A&R" shall mean the Collateral Assignment of Account (Cash Flow Cash Collateral Account) made by the Borrower in favor of the Collateral Agent pursuant to the Amended and Restated Agreement, as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Cash Collateral Agreement-P" shall mean the Collateral Assignment of Account (Cash Flow Cash Collateral Account-PFAL) dated as of the date hereof made by Borrower in favor of the Collateral Agent as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Cash Collateral Agreement- Servicing "shall mean the Collateral Assignment of Account (FC Servicing) dated as of the date hereof made by Borrower in favor of the Collateral Agent as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified

      "Cash Flow Cash Collateral Account" and "CFCCA-P" shall mean the account at the Depositary specified by account number in the Cash Collateral Agreement-P and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified by account number in a cash collateral agreement (in form and substance satisfactory to Agent) between Borrower and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

      "Certified Error Certificate" shall have the meaning set forth in the form of Waterfall Certificate approved by the Agent prior to the first Borrowing Date of Term Loans under this Agreement (as the form of certificate constituting the "Waterfall Certificate" for the purposes of this Agreement may be from time to time amended, supplemented, restated or otherwise modified).

      "CFCCA-P Business Day" shall mean any Business Day that is not a day on which banking institutions in the state (which is Connecticut and, for these purposes will remain such state until 30 days after written notice of a change of such location is delivered by Borrower to the Agent) where the CFCCA-P is maintained are legally required or authorized to close which is also a day on which deposits in Dollars may be dealt in on the London interbank market.

      "CFO", as to any Loan Party shall mean such Loan Party's chief financial officer.

      "CFSC" shall mean CFSC Capital Corp. XXX, a Delaware corporation.

      "CFSC Guaranty Subordination Agreement" - Section 10.37(a).

      "CFSC Intercreditor Agreement" - Section 10.37(a).

      "Challenged Portfolio Protection Expense" - Section 7.2(g)

      "Charges" shall mean all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Obligations, a Person's Assets, a Person's business, a Person's ownership and/or use of any of its Assets, a Person's income and/or gross receipts and/or a Person's ownership and/or use of any of its Assets.

      "Charter Document" shall mean (i) with respect to a corporation: its certificate or articles of incorporation or association and its by-laws or comparable documents under non-US laws; (ii) with respect to a partnership: its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; and (iv) with respect to a limited liability company, its certificate of formation and operating agreement or analogous documents; in each case, with such other similar documents as the Agent shall request or specify.

      "Closing Checklist" shall mean the Closing Checklist in the form of
Schedule 6.3 to the Agreement.

      "Closing Office" shall mean the office of the Agent at 565 Fifth Avenue, New York, New York 10017 or such other office as may be designated in writing to the Borrowers by the Agent.

      "Closing Office Time" shall mean the local time in effect at the Closing Office.

      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

      "Collateral" - Section 10.33. Without limiting the generality of the foregoing, the term "Collateral" also includes all other real and personal property and interests therein granted or purported to be granted as security to the Agent on behalf of the Lenders pursuant to any Security Document, whether before, on or after the Effective Date.

      "Collateral Agent" shall mean the Agent in its capacity as agent under one or more of the Security Documents and its successor and assigns (the Agent, in such capacity, being sometimes referred to herein and in other Loan Documents as the "Collateral Agent" and sometimes as the "Agent").

      "Collection Period", with respect to a Payment Date, shall mean the period from and including the preceding Payment Date (or, in the case of the first Collection Period with respect to any Asset Pool, the period from and including the AP Funding Date for such Asset Pool) to and excluding such Payment Date.

      "Collections" of an Asset Pool for any applicable period shall mean (x) in the case of an Asset Pool other than a Leveraged Asset Pool, the gross aggregate amount received during such period on account of such Asset Pool by or on behalf of the PFAL Portfolio Entity owning such

Asset Pool (including, in addition, amounts received by any REO Affiliate of such PFAL Portfolio Entity formed in respect of such Asset Pool and any amounts otherwise received by any REO Affiliate of such PFAL Portfolio Entity on account of assets which at any time were part of such Asset Pool or collateral therefor ) and (y) in the case of a Leveraged Asset Pool, the gross aggregate amount received during such period on account of such Asset Pool by or on behalf of the PFAL Portfolio Entity owning such Asset Pool (including, in addition, amounts received by any REO Affiliate of such PFAL Portfolio Entity formed in respect of such Asset Pool and any amounts otherwise received by any REO Affiliate of such PFAL Portfolio Entity on account of assets which at any time were part of such Asset Pool or collateral therefor, and including amounts received on account of such Asset Pool prior to the commencement of such period which were released to or for the benefit of such PFAL Portfolio Entity during the current Waterfall Certificate Period), excluding (in the case of this clause (y)) amounts which were paid directly to the Permitted Portfolio Company Creditor of such PFAL Portfolio Entity under an Approved Portfolio Leverage Arrangement with respect to such Asset Pool or amounts which were remitted to such Creditor, in either case pursuant to the requirements of such Approved Portfolio Leverage Arrangement, which, in any such case, have not been released by such Creditor to (or for the benefit of) such PFAL Portfolio Entity (and/or any REO-PFAL Affiliate thereof), plus such additional amount (if any) which was available to be released to or for the benefit of such PFAL Portfolio Entity (and/or REO-PFAL Affiliate thereof) during such period under such arrangements (whether or not such additional amount was in fact so released) minus, in each case, the amounts received during such period by or on behalf of such PFAL Portfolio Entity constituting Extraordinary Transaction Proceeds allocable to such Asset Pool (as reasonably determined by Agent based on information provided by Borrower or, if the Agent determines that no such allocation would be supported by such information, as reasonably allocated (whether on a ratable basis or otherwise) by the Agent).

       "Commitment Period (Revolving)" shall mean the period from the Effective Date to and including the Final Maturity Date (Revolving).

      "Commitment Period (Term)" shall mean the period from the Effective Date to and including June 1, 2006, or such earlier date as the Term Loan Commitments may terminate in full as provided in the Agreement.

      "Commitments" shall mean the Term Loan Commitments and the Revolving Credit Loan Commitments.

      "Consolidated Group" shall mean the Borrower and its consolidated Subsidiaries, other than the Harbor Debtors.

      "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

      "Depositary" shall mean Fleet National Bank.

      "Disclosure Restriction" - Section 7.1 (m).

      "Dividend"- Section 8.11(a).

      "Dollars", "U.S. $", "$" and "U.S. dollars" shall mean the lawful currency of the United States of America.

      "Drive Collateral Assignment" shall mean the Collateral Assignment of Partnership and LLC Interests made by FC Consumer Lending and FirstCity Funding, L.P. dated as of the date hereof and each other collateral assignment from time to time hereafter delivered by FC Consumer Lending and FirstCity Funding, L.P. in respect of the Obligations, as such agreements may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Drive LP" shall mean Drive Financial Services LP.

      "EBITDA" for any period, shall mean net income (excluding extraordinary and non-recurring items, including those which are non-cash in nature) for such period plus (i) all interest expense, plus (ii) income tax expenses, plus (iii) depreciation and amortization (including amortization of any goodwill or other intangibles), minus or plus (iv) without duplication, gains and losses attributable to any sale of assets not in the ordinary course of business, plus or minus (v) any other non-cash charges or gains which have been subtracted or added in calculating such net income other than gains on asset-securitizations and loan loss provision charges.

      "Effective Date" - Section 6.

      "Eligible Asset Pool" shall mean an Asset Pool to be acquired by a PFAL Portfolio Entity for an all cash purchase price which (unless Agent in its discretion otherwise consents in writing) conforms in every respect with the requirements of Exhibit I-B to the Agreement.

      "Eligible PFAL Entity" shall mean a partnership, corporation or limited liability company or, if not formed in the United States, a similar foreign organized entity which is a Portfolio Entity-Post AE formed after the Effective Date (i) of which, unless the condition set forth in Section 6B.2(a) would be inapplicable to Loans to be made to such Entity (because the 25% basket set forth therein had then not been exceeded), not less than 50% nor more than 75% of each class of Equity Interests is owned directly by FC Commercial; (ii) no Equity Interests in which are owned by any Affiliate of FC Commercial , (iii) the Charter Documents and Shareholder Agreement of which provide FC Commercial with the rights set forth on Exhibit I-C to the Agreement or greater rights,
(iv) which Charter Documents and Shareholder Agreements result in Permitted Shareholder Arrangements, (v) which has no Indebtedness other than Indebtedness pursuant to Approved Portfolio Leverage Arrangements incurred pursuant to
Section 8.3(iv) and (vi) in respect of which no Disclosure Restriction exists.

      "Eligible Seller" shall mean (i) a seller of an Asset Pool which has its principal place of business and is selling the Asset Pool in the United States or (ii) a Non-US Seller which has its principal place of business and is selling an Asset Pool in France, Mexico, Germany, Italy or the United Kingdom.

      "Environmental Laws" shall mean all laws, common law, statutes, rules and regulations, and all judgments, decrees, franchises, orders or permits, issued, promulgated, approved or entered thereunder by any Government Authority relating to pollution or protection of the environment or occupational health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened releases of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste.

      "Equity Interests" shall mean any equity interests issued by any Person, including, without limitation, Stock (including, without limitation, common stock and preferred stock), partnership interests or limited liability company interests, any other securities convertible into, or exercisable for, any of the foregoing or other securities of such Person, and options and warrants or other rights to acquire any of the foregoing.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any Person which is from time to time a member of a controlled group or a group under common control with any Loan Party within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or
Section 4001(a)(14) of ERISA.

      "Eurodollar Interest Determination Date" shall mean the date as of which LIBOR is determined, which shall be two Business Days prior to the commencement of a Eurodollar Interest Period.

      "Eurodollar Interest Period" shall mean, with respect to each Eurodollar Loan, the interest period applicable pursuant to Section 3.10 hereof.

      "Eurodollar Loan" shall mean a Loan during any period that it bears interest determined by reference to LIBOR.

      "Event of Default" shall mean each of the Events of Default defined in
Section 9.

      "Excess Portfolio Protection Expense Amount" at any time shall mean the amount (if any) by which (A) the aggregate amount (for all Secondary Obligors) of Portfolio Protection Expenses (which term, for purposes of this definition, shall include (in addition to all amounts included as "Portfolio Protection Expenses" in the definition of such term) (x) all amounts that would constitute Portfolio Protection Expenses except that prior written notice thereof was not given to the Agent and (y) all other amounts expended by Secondary Obligors in respect of their assets (other than (for purposes of this clause (y)) amounts expended to acquire portfolios of loan receivables) and/or retained by Secondary Obligors) at such time exceeds (B) $20,000,000.

      "Excluded Notes" shall mean those notes listed on Schedule I-(EN).

      "Excluded Entity" shall mean each Person listed on Schedule I-(EE).

      "Excluded Initial Foreign MT" shall mean each of the following companies, but only for the period of time when the respective Net Asset Value of such company is less than $3,000,000: Adminstracion de Carteras Empresariales, S. de
R. L. de C.V.; Cobranza Nacional de Carteras, S. de R.L. de C.V.; and Recuperacion de Carteras Mexican, S. de R. L. de C.V.

      "Executive Officer" shall mean the President of Borrower, the CFO of Borrower or any Senior Vice President of Borrower.

      "Execution Date" shall mean the date on which all parties to this Agreement shall have signed a copy this Agreement (whether the same or different copies) and shall have delivered the same to the Agent.

      "Existing Loans"- shall have the meaning ascribed thereto in the Amended and Restated Agreement.

      "Existing PF Amount" shall mean the amount on deposit in the Cash Collateral Account-AR on any day on or after the A&R Termination Date.

      "Existing S Co." shall mean each Secondary Obligor in existence immediately prior to the Effective Date.

      "Extraordinary Transaction": shall mean (i) a sale, conveyance, lease, or other transfer by Borrower, any Primary Obligor or any Secondary Obligor of any of its Assets, not in the ordinary course of its business; (ii) a sale, conveyance, or other transfer of any previously issued Equity Interests in any Affiliate (x) by any Primary Obligor or any Secondary Obligor unless such sale, conveyance or other transfer is the functional equivalent of a sale, conveyance, lease or other transfer by such Affiliate of Assets in the ordinary course of business or (y) by Borrower; (iii) any sale, conveyance or other transfer of any Indebtedness by a Secondary Obligor unless such Indebtedness is owed to such Secondary Obligor by a Person which is not Borrower, a Primary Obligor or any Affiliate of such Secondary Obligor, and any sale, conveyance or other transfer of Indebtedness (regardless of by whom owed) by Borrower or any Primary Obligor;
(iv) the issuance of any Equity Interests by Borrower, any Primary Obligor or any Secondary Obligor other than the issuance of Equity Interests by a Secondary Obligor upon formation thereof where the capital raised by such issuance is used for the acquisition of portfolio assets; (v) any transaction identified on
Schedule I -(ET), (vi) receipt of any proceeds by Borrower or any Subsidiary of Borrower in respect of any sale of any Equity Interests in Drive LP or its general partner or any Subsidiary of either thereof excluding any portion of such proceeds paid to the payee of the FC Consumer Note pursuant to the FC Consumer Loan Documents , pursuant to the terms thereof as in effect on the Execution Date as amended by Permitted FC Consumer Amendments ; (vii) receipt of proceeds by a Secondary Obligor of settlement or payments received from litigation other than from a collection proceeding of such Secondary Obligor in the ordinary course of business and receipt of proceeds by Borrower or any Primary Obligor of settlement or payments received from litigation , excluding
(x) any such proceeds or payments payable to FC Servicing and/or its Subsidiaries in its capacity as servicer and collector of debt portfolios and
(y) receipt of proceeds by FC Capital of settlement or payments received from any litigation listed on Schedule I-(LIT); or (viii) the incurrence by Borrower, any Primary Obligor, any Mid-Tier Company, any Secondary Obligor-Existing or any

Wholly-Owned Subsidiary of any Indebtedness (other than Indebtedness of an REO Affiliate to its REO Owner evidencing the purchase price of property purchased by such REO Affiliate from such REO Owner) or the receipt by any such Person of the proceeds thereof (it being understood that the inclusion for purposes of this definition of any item or transaction which is restricted or prohibited by this Agreement or any other Loan Document shall not be construed to modify or eliminate such restriction or prohibition, but is in furtherance (and not in limitation) of such restriction or prohibition) except for:

                        (A) indebtedness incurred by any Portfolio Entity-Post AE other than a PFAL Portfolio Entity (provided that recourse for any such indebtedness is limited to such borrowing Portfolio Entity- Post AE) in connection with purchase money financing extended to such borrowing entity for the acquisition of portfolio assets in the ordinary course of business (whether secured or unsecured),

                        (B) Indebtedness incurred under existing facilities identified on Schedule 10.20, incurred in the ordinary course of business;

                        (C)   the FC Holdings Line of Credit;

                        (D) indebtedness of the Borrower under this Agreement, indebtedness of FC Commercial under the FC Commercial (PFAL) Pledged Note, permitted indebtedness of other Primary Obligors evidenced by Pledged Notes and indebtedness of a PFAL Portfolio Entity under Approved Portfolio Leverage Arrangements;

                        (E) up to $16 million in indebtedness under the FC Consumer Note; or

                        (F) Indebtedness outstanding under the Amended and Restated Agreement on the Execution Date and Tranche I Bosque Loans in an aggregate principal amount not to exceed $1,165,000 thereunder.

      "Extraordinary Transaction Proceeds" shall mean the consideration paid with respect to any Extraordinary Transaction or the proceeds of any loan received from any Extraordinary Transaction, minus, without duplication, (w) such portion of such consideration or proceeds which, pursuant to the Intercreditor Agreement, is to be applied to obligations under a different credit arrangement, (x) such portion of such consideration required to be paid by a PFAL Portfolio Entity to a Permitted Portfolio Company Creditor of such PFAL Portfolio Entity; (y) if such consideration is payable to any Secondary Obligor, such portion of such consideration which exceeds the percentage thereof equal to the FC Percentage in such Secondary Obligor and (z) such other amounts for necessary and commercially reasonable expenses incurred with respect to such Extraordinary Transaction and approved by Lenders, which approval shall not be unreasonably withheld, which may include attorney's fees and payment of any indebtedness secured to by assets being conveyed payable to any independent third party lender to secure a release of a lien or security interest on such assets being conveyed.

      "Facility Fee" - Section 4.1.

      "FC Capital" shall mean FC Capital Corp., a New York corporation.

      "FC Capital Pledged Note" shall mean the Pledged Note dated December 12, 2002 in the stated principal amount of $2,000,000 payable by FC Capital to Borrower, as the same may be amended, restated, supplemented or otherwise modified with the consent of the Agent..

      "FC Commercial" shall mean FirstCity Commercial Corporation, a Texas corporation.

      "FC Commercial (PFAL) Pledged Note" shall mean the promissory note delivered pursuant to Section 6B.13, , as the same may be amended, restated, supplemented or otherwise modified with the consent of the Agent.

      "FC Commercial Pledged Note-Existing" shall mean the Pledged Note dated May 31, 2002 in the stated principal amount of $60,000,000 payable by FC Commercial to Borrower, as the same may be amended, restated, supplemented or otherwise modified with the consent of the Agent.

      "FC Consumer Collateral" shall mean the collateral securing the obligations under the FC Consumer Note pledged pursuant to the Security Documents (as defined in the FC Consumer Note) as in effect on the Execution Date.

      "FC Consumer Lending" shall mean FirstCity Consumer Lending Corporation, a Texas corporation.

      "FC Consumer Loan Documents" shall mean the "Loan Documents" as defined in the FC Consumer Note.

      "FC Consumer Note" shall mean that certain Promissory Note in the principal amount of $16,000,000 dated December 16, 2002 made by FC Consumer Lending to the order of The Governor & Company of the Bank of Scotland.

      "FC Equity Value" of any Asset Pool shall mean the amount determined by multiplying (A) the FC Percentage in the PFAL Portfolio Entity which owns such Asset Pool by (B) the amount by which (x) the Net Present Value of the assets of such Asset Pool exceeds (y) the sum of outstanding principal amount of Indebtedness of the PFAL Portfolio Entity incurred with respect to the acquisition of such Asset Pool plus the proportional amount (determined on the basis of the Net Present Value of such Asset Pool relative to the Net Present Value of all Asset Pools) of other Indebtedness (if any) of such PFAL Portfolio Entity other than any such Indebtedness incurred to finance the acquisition of a different Asset Pool of such PFAL Portfolio Entity plus the proportional amount (determined on the basis of the Net Present Value of such Asset Pool relative to the Net Present Value of all Asset Pools) of the outstanding amount of all other obligations in respect of which such PFAL Portfolio Entity has issued any Guaranty Equivalent (if any).

      "FCHM Collateral Assignments" shall mean the Partnership Interest and Limited Liability Company Interest Collateral Assignment Agreement made by FirstCity Holdings Corporation of Minnesota ("FCHM") dated as of the date hereof and each other collateral assignment from time to time hereafter delivered by FCHM in respect of the Obligations, as such agreements may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "FCHM Pledge Amount" shall mean the Pledge Agreement (Stock and Debt) made by FCHM dated as of the date hereof and each other pledge agreement from time to time delivered hereafter by FCHM in respect of the Obligations, as such agreements may be from time to time amended, extended, restated, supplemented or otherwise modified

      "FC Holdings" shall mean FirstCity Holdings Corporation, a Texas corporation.

      "FC Holdings Line of Credit" shall mean, subject to Section 8.27, the loans made by CFSC to FC Holdings pursuant to the Holdings/CFSC Loan Agreement.

      "FC International" shall mean FirstCity International Corporation, a Texas corporation.

      "FC Mexico" shall mean FirstCity Mexico, Inc., a Texas corporation.

      "FC Percentage" (x) with respect to any PFAL Portfolio Entity or any other Secondary Obligor shall mean the percentage of outstanding shares of stock, limited liability company interests or partnership interests (or, in the case of a non-US entity, similar equity interests) of such PFAL Portfolio Entity or Secondary Obligor owned directly or indirectly by the Borrower and (y) with respect to any Asset Pool owned by any PFAL Portfolio Entity or REO-PFAL Affiliate or any related assets, the FC Percentage with respect to such PFAL Portfolio Entity and REO-PFAL Affiliate.

      "FC Servicing" shall mean FirstCity Servicing, Inc., a Texas corporation.

      "FC Servicing Pledged Note" shall mean the Pledged Note dated December 12, 2002 2001 in the stated principal amount of $2,000,000 payable by FC Servicing to FC Commercial, as the same may be amended, restated, supplemented or otherwise modified with the consent of the Agent.

      "Federal Funds Rate" shall mean the rate of interest charged by banks with excess reserves at a Federal Reserve district bank to banks needing overnight loans to meet reserve requirements.

      "Fee Agreements" shall mean any partnership agreement, management agreement, consulting agreement, or other agreement pursuant to which Borrower, any Primary Obligor or any Secondary Obligor is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person. Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

      "Fee Agreement-Existing" shall mean each Fee Agreement in existence on the Effective Date, each agreement in full or partial substitution or replacement thereof, and each other Fee Agreement relating to any Existing S Co. or any assets thereof.

      "Fee Letter" shall mean the letter dated December 16, 2002 from Borrower to the Agent regarding the facility fee in respect of this Agreement.

      "Final Asset Pool Acquisition Certificate" with respect to an Asset Pool at any time, shall mean the Asset Pool Acquisition Certificate with respect to such Asset Pool or, if such Asset Pool Acquisition Certificate has been supplemented or revised, the last supplement or revision of such Certificate.

      "Final Maturity Date (Revolving)" shall mean the day which is 364 days after the Execution Date or, if such date is extended in accordance with Section
2.9 of the Agreement, such date as so extended or, in any case, such earlier date as the Revolving Credit Loan Commitments may terminate in full as provided in the Agreement.

      "Final NPV Pool Certificate" with respect to any Asset Pool shall mean a certificate in a form approved by the Agent prior to the first Borrowing Date of Term Loans under this Agreement which sets forth the anticipated cash flows and Net Present Value of each asset included in such Asset Pool and lists each item of collateral for any asset in such Asset Pool.

      "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders' (or partners' or members) equity of such Person.

      "First B" shall mean First B Realty L.P., a Texas limited partnership.

      "First X" shall mean First X Realty L.P., a Texas limited partnership.

      "Fiscal Year" shall mean each January 1 to December 31 period. "Fiscal Year" followed by a year means the Fiscal Year with its Fiscal Year-End in such calendar year.

      "French Acquisition Entity" shall mean a European entity formed for the purpose of acquiring, owning and managing assets acquired from one or more French financial institutions.

      "GAAP" shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity) in the United States provided, that when with respect to a Person which is not a US Person, GAAP shall mean the equivalent in such Person's jurisdiction of organization.

      "Government Authority" shall mean any nation or government, any state or political subdivision thereof, any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any of the foregoing or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" shall mean any Person which is a guarantor under any Guaranty.

      "Guaranty" shall mean any one or more of the guaranties or amended and restated guaranties delivered pursuant to Section 6 and each other guaranty agreement delivered in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Guaranty Equivalent" shall mean any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

      "Harbor Debtors" shall mean, collectively, (i) Harbor Financial Mortgage Corp., (ii) NAF, Inc. (f/k/a New America Financial, Inc.), (iii) Hamilton Financial Services Corp., (iv) Community National Mortgage Corp., (v) CalCap, Inc. and (vi) Harbor Financial Group, Inc, and any Subsidiary of such Person.

      "Harbor Proceedings" shall mean the jointly administered Chapter 11 bankruptcy cases, bearing Case No. 99-37255-SAF-11, styled as In Re Harbor Financial Group, Inc., et al., pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, as converted to a Chapter 7 proceeding on December 14, 1999, under which the Harbor Debtors are operating as debtors-in-possession.

      "Holdings/CFSC Loan Agreement":- Section 10.37(a).

      "Holdings/CFSC Loan Documents":  Section  10.37(b).

      "Incidental Equity Interests" shall mean Equity Interests in a Person acquired by a Secondary Obligor in settlement of collection of an asset in the portfolio of such Secondary Obligor if such Equity Interests so acquired (i) constitute Equity Interests in a Person engaged in a business unrelated to the business of the Consolidated Group and such Person is not Borrower or an Affiliate of Borrower or a Person in which or in an Affiliate of which any other Equity Interest is owned by Borrower, any Primary Obligor or any Secondary Obligor at the time such Equity Interest is so acquired; (ii) which Equity Interests have a value of less than $500,000; and (iii) which Equity Interests constitute less than 50.1% of the class of Equity Interests in the issuer thereof of which such Equity Interests are a part or such lower percentage of any such class of equity interests which results in control of such Person.

      "Indebtedness" shall mean, with respect to any Person (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade and not more than sixty (60) days past due; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a project financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "multiemployer plan", as such terms are defined under the Employee Retirement Income Security Act of 1974.

      "Indebtedness Instrument" shall mean any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, Guaranty Equivalent, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to the Loan Documents.

      "Indemnified Party" - Section 12.3.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of December 16, 2002 among the Agent, the PFAL Agent and the initial payee of the FC Consumer Note, as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Interest Coverage" shall mean, for any period, total interest expense (including that attributable to Capital Leases under GAAP) of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

      "IRS" shall mean the Internal Revenue Service of the United States.

      Itemized PPE Amount" - Section 7.2(g).

      "Legal Requirements" shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.

      "Lender Assignee" - Section 12.4(a).

      "Lenders" - introductory paragraph.

      "Leveraged Asset Pool" shall mean an Asset Pool in respect of the acquisition of which the PFAL Portfolio Entity which acquired such Asset Pool incurred Indebtedness pursuant to Approved Portfolio Leverage Arrangements.

      "LIBOR" shall mean, for each Eurodollar Interest Period, (x) the per annum rate of interest at which U.S. Dollar deposits in the amount of the outstanding principal balance of the Loan are or would be offered for such Eurodollar Interest Period in the London interbank market at 11:00 A.M. London time two Business Days prior to the start of such Eurodollar Interest Period by the Bank of Scotland to prime banks and, in case of variations in rates, the arithmetic average thereof rounded upward if necessary to the nearest 1/16th of 1% calculated by the Agent, divided (and rounded upward to the nearest 1/16 of 1%) by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in the United States in respect of Eurocurrency funding or liabilities.

      "Lien" shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any assignment or lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (or any similar or comparable law of any jurisdiction that has not enacted the Uniform Commercial Code).

      "Loan(s)" shall mean, individually and collectively, each or all, as the context may indicate, of the Term Loans and the Revolving Credit Loans.

      "Loan Documents" shall mean, individually and collectively, this Agreement, the Notes, the Fee Letter, the Guaranties, the Pledge Agreements, the Security Agreements, the other Security Documents and all other instruments and agreements heretofore or from time to time hereafter executed by or on behalf of Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party in connection herewith or therewith, in each case as amended, extended, restated, supplemented or otherwise modified from time to time. Without limiting the generality of the foregoing, each amendment to (or constituting part of) this Agreement or any other Loan Document and each instrument and agreement (including, without limitation, consents or waivers, but excluding any amendment, consent or waiver executed prior to the Effective Date) executed in connection with any Loan Document shall be deemed to be a Loan Document for all purposes of the Agreement and the other Loan Documents.

      "Loan Party" shall mean, individually and collectively, the Borrower, each Primary Obligor and each other party to any Loan Document (other than the Agent, any Lender or any Harbor Debtor and other than a Person which has executed a Loan Document solely to consent to or acknowledge the same (and not as a party thereto) and has not executed that or any other Loan Document in any other capacity or for any other purpose) or (y) a Person which has delivered a certificate certifying as to the accuracy and completeness of a Charter Document and has not executed any other Loan Document). For avoidance of doubt, in addition to the Borrower and each Primary Obligor, each Person which has executed any Security Document as a pledgor or grantor of collateral thereunder and each person executing any guaranty of all or any part of the Obligations shall constitute a Loan Party. Notwithstanding the foregoing, for purposes of Sections 7.1(h), (i) and (k), 8.25 and 10.32, and for purposes of the definitions of the terms "Pension Plan", Multiemployer Plan" and "Plan", each PFAL Portfolio Entity shall be deemed a Loan Party and ERISA Affiliate.

      "Majority Lenders" as of a particular date shall mean the holders of at least 51% of the aggregate unpaid principal amount of all Loans at the particular time outstanding or, if no Loans are then outstanding, Banks whose Commitments aggregate at least 51% of the Total Commitment.

      "Management Letter" shall mean any correspondence or report submitted by the Auditors to a Loan Party's chief executive officer, its Board of Directors or any committee thereof containing comments and suggestions concerning a Loan Party's accounting procedures and systems based upon the work done by the Auditors during their annual or other audit.

      "Material Adverse Change" shall mean a material adverse change in (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Borrower and/or any of its Subsidiaries, any Primary Obligor or any Secondary Obligor or (ii) the ability of the Borrower or any other Loan Party to perform, or of the Agent to enforce, any of the Obligations.

      "Material Adverse Effect" shall mean an effect that would result in a Material Adverse Change.

      "Maturity Date (Term)" shall mean November 30, 2006.

      "MCS" shall mean MCS et Associes S.A.

      "Mexican Acquisition Entity" shall mean a Mexican entity formed for the purpose of acquiring, owning and managing assets acquired from one or more Mexican financial institutions.

      "Mid-Tier Company" shall mean each PFAL Portfolio Entity, each Person listed on Schedule I-(MT) (each Person listed on such Schedule, a "Listed MT") and each other Secondary Obligor (other than an Excluded Initial Foreign MT and any other Person (if any) specified by the Agent in writing as not constituting a Mid-Tier Company) with a Net Asset Value of $2,000,000 or more and each general partner or manager or member (or foreign equivalent) of any of the foregoing Persons (other than any such partner, manager, member or equivalent which is the Borrower or a Primary Obligor) and each other Secondary Obligor directly or indirectly owning any Equity Interests in any of the foregoing Persons (each such general partner, manager, member or other owner of Equity Interests, an "MT Owner"), each PFAL Portfolio Entity, Listed MT and MT Owner thereof to continue at all times to constitute a Mid-Tier Company (regardless of the Net Asset Value of any PFAL Portfolio Entity or Listed MT or of any such MT Owner). Any Person, other than a PFAL Portfolio Entity, Listed MT or any MT Owner thereof, which at any time so constitutes a Mid-Tier Company shall continue to constitute a Mid-Tier Company until the time (if any) when the Borrower sends to the Agent written notice (a "Redesignation Notice") executed by an Executive Officer of Borrower certifying, as to such Person that the Net Asset Value of such Person (the "Subject MT") and its MT Owners is below $2,000,000 and has been below $2,000,000 for the preceding period of 90 consecutive day or more, and requesting that such Subject MT and, if specified, its MT Owners no longer constitute Mid-Tier Companies . Provided that the Borrower provides such additional information, if any, that the Agent may request with respect to such Subject MT and its MT Owners and that the Agent has not given the Borrower notice that it disputes such redesignation of such Subject MT and, if so specified by Borrower, MT Owners, within 30 days after receiving such Redesignation Notice or, if later, within 30 days after the Agent received additional information (if any) requested by it with respect to such requested redesignation, the Subject MT and such specified MT Owners (in each case, provided that no such Subject MT or MT Owner is a Listed MT or MT Owner thereof or MT Owner of any other Mid-Tier Company) shall cease to constitute a Mid-Tier Company (until, the time, if any, that such Subject MT (and/or any MT Owner thereof) again satisfies the criteria applicable to Mid-Tier Companies). For avoidance of doubt, the foregoing redesignation procedures shall not apply to any PFAL Portfolio Entity, to any Listed MT or to any Secondary Obligor directly or indirectly owning any Equity Interests in any PFAL Portfolio Entity or Listed MT.

      "Mid-Tier Company Post AE" shall mean a Mid-Tier Company formed after the Effective Date.

      "Minn Servicing" shall mean FirstCity Serving of Minnesota, Inc.

      "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which any Loan Party or any ERISA Affiliate of either Borrower contributes or has been obligated to contribute.

      "Net Asset Value" shall mean, with respect to any Person, the amount determined by multiplying (x) the FC Percentage in respect of such Person and
(y) the Net Present Value of the assets of such Person.

      "Net Present Value" with respect to an Asset Pool, shall mean the value of such Asset Pool discounted pursuant to the criteria set forth on Exhibit I-D to the Agreement.

      "Non-Default Voluntary Custodial Arrangement" shall mean an arrangement to perfect a lien in favor of the Agent or the holder of a different Permitted Lien, in each case, on certain specified Assets of a Person entered into voluntarily by a Secondary Obligor at a time when no Default or Event of Default has occurred and is continuing.

      "Non-US Seller" shall mean a Person selling or proposing to sell an Asset Pool to a PFAL Portfolio Entity which Person is domiciled in or has its principal place of business in a country other than the United States or which acquired a significant portion of the assets contained in the Asset Pool outside the United States.

      "Notes" shall mean the Term Notes and Revolving Credit Notes.

      "Notice of Borrowing" shall mean notice of borrowing in a form approved by the Agent prior to the first Borrowing Date under this Agreement which requires the information described in Section 2.2 and such other information as the Agent shall require.

      "NPV Deficiency" with respect to any Asset Pool shall mean that the Asset Pool NPV Percentage with respect of the Tranche of Term Loans made in respect of such Asset Pool (x) exceeds 100% at any time prior to the end of the 18th month after the AP Funding Date in respect of such Asset Pool, (y) exceeds 85% at any time during the period from the end of such 18th month to the end of the 30th month after such the AP Funding Date, or (z) exceeds 70% at any time after the end of such 30th month (for purposes of foregoing computations, the month in which the Loans were made shall be counted as the first of the applicable 18 and 30 months).

      "Obligations" shall mean (x) with respect to each Loan Party other than the Borrower, all obligations of such Loan Party with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes or any other Loan Document, and (y) with respect to the Borrower, all obligations of Borrower with respect to the repayment or performance of obligations (monetary or otherwise) arising under or in connection with this Agreement, the Notes or any other Loan Document.

      "Obligor Funding Obligations" shall mean obligations (whether pending, contingent or otherwise) of a Secondary Obligor to make one or more advances to a Person which is the obligor of one or more outstanding loans the rights to which were acquired by such Secondary Obligor pursuant to a purchase by such Secondary Obligor of a portfolio of loans made by one or more Persons who are not Affiliates or Associates of the Borrower or of such Secondary Obligor; provided that such obligation to make an advance was not any prior time an obligation of an Affiliate or Associate of the Borrower or such Secondary Obligor.

      "Operating Account" shall mean account no. 7300044156 at Bank of America (which Borrower represents and warrants is its operating account on the Execution Date) and such other accounts that Borrower may from time to time maintain as operating accounts of which the Borrower shall give the Agent written notice (which shall include the account number and depositary institution and location of such account).

      "Original A&R Closing Date" shall mean December 20, 1999.

      "Other Laws" - Section 3.4.

      "Parent" shall mean any Person now or at any time hereafter owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary. For purposes of this definition, "control" shall have the same meaning ascribed to such term in the definition of "Affiliate". Notwithstanding the forgoing, no Person shall be a Parent which is not a Parent of Borrower or a 51% or more owned subsidiary, directly or indirectly, of Borrower.

      "Past-Due Rate" - Section 3.3.

      "Payment Date" - Section 2.4(a).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA.

      "Pension Plan" shall mean any employee pension benefit plan subject to Title IV of ERISA and maintained by any Loan Party or any ERISA Affiliate of any Loan Party or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

      "Permitted FC Consumer Amendments" shall mean any amendment, supplement or other modification to the FC Consumer Note which (i) is consented to in writing by the Majority Lenders or (ii) does not increase the principal amount of loans under the FC Consumer Loan Documents or increase the interest rate or increase or impose any fee or other payment obligation on the FC Consumer Lending.

      "Permitted Liens" shall mean (i) any liens created pursuant to the Loan Documents in favor of Agent for the benefit of Lenders and Agent to secure the Obligations; (ii) liens for Charges which are not yet due and payable, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of the Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing Indebtedness of Borrower (or any Affiliate) to any Persons in an aggregate amount less than $200,000; (vi) Charges relating to Assets of First B and First X; (vii) as to any Affiliate, other than Borrower, a Primary Obligor or a PFAL Portfolio Entity, purchase money liens securing permitted indebtedness incurred in connection with the acquisition of Assets and other indebtedness incurred under the credit agreement under which such permitted indebtedness to acquire such assets was incurred so long as such liens encumber only the Assets acquired,
(viii) as to any Affiliate, other than Borrower or a Primary Obligor or a PFAL Portfolio Entity, liens relating to permitted Indebtedness incurred in connection with the warehousing of assets or the securitization of Assets, so long as such liens encumber only the Assets warehoused or securitized; (ix) those liens disclosed on Schedule (PL) (x) those liens granted to CFSC in the Shared Collateral pursuant to the Holdings/CFSC Loan Documents (as in effect on the date of the execution and delivery of the Holdings/CFSC Loan Documents);
(xi) liens on assets of a PFAL Portfolio Entity in favor of the Person providing financing under an Approved Portfolio Leverage Arrangement in respect of the acquisition of assets acquired pursuant to such Approved Portfolio Leverage Arrangement to the extent such liens are required by, and secure only obligations under, such Approved Portfolio Leverage Arrangement; and (xii) Liens on the FC Consumer Collateral securing the obligations under the FC Consumer Note as in effect on the Execution Date and as amended, supplemented or otherwise modified by Permitted FC Consumer Amendments.

      "Permitted Portfolio Company Creditor" shall mean (i) with respect to an Existing S Co., those creditors listed on Schedule I-(PFC) alongside the details of the related credit arrangement, (ii) with respect to a PFAL Portfolio Entity, those creditors of such Entity which have provided loans pursuant to Approved Portfolio Leveraged Arrangements, but only in respect of and to the extent of such loans so provided and (iii) with respect to any other Portfolio Entity-Post AE, any other creditor of such entity which has provided permitted indebtedness to such entity but only in respect of and to the extent of such permitted indebtedness.

      "Permitted Portfolio Expenses" with respect to an Asset Pool during any Waterfall Certificate Period or Collection Period shall mean the Portfolio Protection Expenses which are currently budgeted (pursuant to a budget previously provided to the Agent) for such Asset Pool and described in the most recently delivered Portfolio Protection Expense Report to the extent that such Portfolio Protection Expenses do not constitute Challenged Portfolio Protection Expenses and only if such Portfolio Protection Expenses do not constitute Excess Portfolio Protection Expenses and there are no other Excess Portfolio Protection Expenses.

      "Permitted Restrictions" on the payment of dividends by a Person shall mean provisions of a loan agreement, as in effect when first entered into, to which such Person is a party as borrower which prohibit such Person from paying dividends for either of the following reasons:

 (x) the funds restricted from being distributed are required to satisfy a leverage or required reserve amount covenant (but only if such covenant would not reasonably be expected to significantly impair such Person's ability to pay dividends if anticipated cash flows are received as and when anticipated and in approximately the amounts anticipated); and

      (y) such dividends are restricted when there exists an event of default of a customary type to be found in such agreements and that also permits the relevant lender to accelerate the maturity of indebtedness outstanding under such agreement.

      "Permitted Shareholder Agreement" shall mean a Shareholder Agreement entered into after the Execution Date with terms permitted by Exhibit I-C.

      "Permitted Shareholder Arrangements" shall mean arrangements which would arise from a Permitted Shareholder Agreement.

      "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

      "PFAL Portfolio Entity" shall mean any Portfolio Entity-Post AE formed after the Effective Date for the purpose of investing in notes, bonds or other evidences of indebtedness and in connection with the acquisition by which of an Asset Pool Term Loans have been made to Borrower or requested to be made to Borrower.

      "Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained by any Loan Party or any ERISA Affiliate or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

      "Pledge Agreement" means each of (or, as the context requires, any of) the Borrower Pledge Agreement, Subsidiary Pledge Agreement, Subsidiary Collateral Assignment, the FCHM Pledge Agreement, FCHM Collateral Assignment and the Drive Collateral Assignment and any other pledge agreement made for the benefit of the Lenders (and, if therein specified, the lenders under the Amended and Restated Agreement).

      "Pledged Entities" shall mean those entities any Equity Interest in which has been pledged to the Agent to secure the Obligations.

      "Pledged Notes" shall mean those certain promissory notes listed on
Schedule I-(PN) which have been delivered to the Agent and in which the Collateral Agent holds a perfected security interest of the Requisite Priority pursuant to a Pledge Agreement to which the Collateral Agent is party.

      "Pledged Property" shall mean any and all property (real, personal or intangible) pledged by Borrower, any Primary Obligor, any Secondary Obligor or any other Loan Party to secure payment and performance of the Obligations, including but not limited to: (i) any and all Collateral under any Security Agreement; and (ii) any and all property pledged under any Pledge Agreement.

      "Portfolio Entity-Post AE" shall mean any Secondary Obligor, other than an REO Affiliate, formed or in which Borrower first acquired a direct or indirect interest on or after the Amendment Effective Date.

      "Portfolio Protection Expense Report"- Section 7.2(g).

      "Portfolio Protection Expenses" with respect to a Secondary Obligor shall mean expenses or other amounts of which the Agent has been given prior written notice which (w) such Secondary Obligor has reasonably determined are necessary to advance to one of its REO Affiliates for reasonable and necessary expenses to preserve or protect real property owned by such REO Affiliate or (x) constitute reasonable and customary, necessary leasing commissions, reasonable and necessary tenant improvement costs paid by such Secondary Obligor or REO Affiliate pursuant to a written lease or capital improvements to such property required in order for the property to be so leased or (y) such Secondary Obligor has reasonably determined are necessary to protect other assets securing indebtedness owed to such Secondary Obligor, or (z) constitute Obligor Funding Obligations, such expenses or other amounts to constitute Portfolio Protection Expenses when amounts therefor are retained by such Secondary Obligor or REO Affiliate or, if earlier, when such expenses or other amounts are paid, but shall cease to constitute Portfolio Protection Expenses other than for purposes of the Portfolio Protection Expense Report if such expenses or other amounts remain unexpended but the purpose for which the same were originally retained is no longer applicable and such expenses or other amounts are not being retained for a different purpose set forth above of which the Agent has been given prior written notice.

      "Primary Obligors" shall mean, collectively, (i) FC Commercial; (ii) FC Capital; (iii) FC Consumer Lending; (iv) FC Servicing: (v) FC Holdings; (vi) FC International; and (vii) FC Mexico.

      "Purchasing Lenders" - Section 12.4(c).

      "Rate of Borrowing" - Section 3.6.

      "Records" shall mean all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to Assets.

      "Recoveries" shall mean any funds, or substitution of receipts or collateral, received by the Lenders or the Agent (a) from the sale, collection or other disposition of Collateral pursuant to the Security Documents, or (b) from any distribution to any of the Lenders or the Agent, or abandonment to any of them, or substitute Liens or payment given to any of them pursuant to events or proceedings of the nature referred to in Section 9.9 of the Agreement, or otherwise, which distribution or abandonment pertains to the Collateral.

      "Regulatory Change" means, relative to any Lender or the Agent, any change after January 1, 2002 in any (or the adoption after January 1, 2000 of any new):

                  (a) United States Federal, state or local law or foreign law applicable to the Agent or such Lender; or

                  (b) regulation, interpretation, directive, or request (whether or not having the force of law) applying to the Agent or any Lender of any Government Authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary, central bank or other authority having jurisdiction over the Agent or such Lender.

      "Related Asset Pool" with respect to any Tranche of Term Loans shall mean the Asset Pool specified in the Notice of Borrowing with respect to such Tranche.

      "REO Affiliate" shall mean a Person, other than Borrower, a Primary Obligor or a Mid-Tier Company, which is a corporation, limited liability company or partnership 100% of the Equity Interests in which are owned by a Secondary Obligor (the "REO Owner") (or, in the case of such an entity which is a limited partnership, 100% of the limited partnership interest of which is owned by the REO Owner and 100% of the interest in the general partner is owned by the REO Owner), which Person has been established solely to acquire from the REO Owner title to (and owns no assets other than) parcels of real property (or distressed notes secured by real property for purposes of obtaining title to real property securing such loans) in exchange for, with respect to each such parcel, a promissory note in a principal amount no less than 96% of the value (as reasonably determined by the REO Owner and the REO Affiliate) of the property; provided that no Person shall constitute or continue to constitute an REO Affiliate if (A) such Person acquires property from any Person other than (x) the REO Owner, (y) in the case where it has acquired a note from the REO Owner solely for purposes of acquiring title to the real property securing such note, the obligor of such note; or (z) except in the case of an REO-PFAL Affiliate, any other seller of real property securing distressed notes or (B) engages in any business other than business incidental to owning and selling the parcels of real property so acquired by such REO Affiliate.

      "REO-PFAL Affiliate" shall mean an REO Affiliate of a PFAL Entity.

      "REO Post-25% Time" shall mean any time on or after the aggregate Net Present Value of Assets of REO-PFAL Affiliates exceeds the greater of (x) 25% of the aggregate Net Present Value of Assets of all PFAL Portfolio Entities and their REO Affiliates and (y) $1,000,000, until two Business Days after Borrower gives the Agent written notice along with evidence satisfactory to the Agent that such Net Present Value of Assets of REO-PFAL Affiliates no longer so exceeds 25 % of such value of such assets of all PFAL Portfolio Entities.

      "Repayment Fee" - Section 4.2.

      "Reportable Event" shall mean a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder.

      "Requisite Consents"- Section 6.8.

      "Requisite Priority" shall mean (x) except with respect to the Shared Collateral and except as set forth in the Intercreditor Agreement, first priority and (y) with respect to Shared Collateral second priority, subject only to the liens of CFSC to which the Agent and the Lenders are subordinate pursuant to the CFSC Intercreditor Agreement.

      Revolving Credit Note" shall mean a promissory note of Borrower substantially in the form of Exhibit A-2 to this Agreement or otherwise identified on the Effective Date as the Revolving Credit Note, as such note may from time to time be amended, extended, restated, supplemented or otherwise modified.

      "Revolving Credit Loan"- Section 2.1(b).

      "Revolving Credit Loan Commitment" shall mean, as to each Lender, the amount set forth opposite its name on Schedule 2.1 under the heading "Revolving Credit Loan Commitment" as such amount may be modified by the provisions of any Transfer Supplement from time to time entered into and as the same may from time to time be reduced or terminated pursuant to Section 2.8(a), Section 9 or any other Section of the Agreement.

      "SEC" shall mean the Securities and Exchange Commission.

      "Secondary Obligor" shall mean each entity identified on Schedule I-(SO), as well as, subject to the final sentence of this definition, any other entity, other than a Primary Obligor, any Equity Interest (other than Equity Interests constituting Incidental Equity Interests) of or in which is owned by Borrower, any Primary Obligor or any other Secondary Obligor. Notwithstanding the foregoing, no Tier IV Company or Tier V Company or any Harbor Debtor shall constitute a Secondary Obligor.

      "Secondary Obligor-Existing" means each entity identified on Schedule I-SOX) and each successor thereof.

      "Secondary Obligor-R" shall mean any Secondary Obligor 50% or more of the voting interests or any class of other Equity Interests of which are owned directly or indirectly by Borrower.

      "Securities" shall have the meaning ascribed to that term in the Securities Act of 1934.

      "Securities Laws" shall mean all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

      "Security Agreements" shall mean any one or more of the security agreements or amended and restated security agreements delivered pursuant to
Section 6 and each other security agreement or amended and restated security agreement heretofore or from time to time hereafter delivered in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Security Documents" shall be the collective reference to (x) each of the agreements referred to in Section 6 (or on the document checklist referred to therein) pursuant to which Collateral is or was granted or is or was intended to be granted, directly or indirectly, to the Agent on behalf of the Lenders, (y) each agreement entered into after the Execution Date pursuant to which any collateral is or was granted or is or was intended to be granted, directly or indirectly, to the Agent on behalf of the Lenders and any other Person (if any) sharing an interest in such collateral, and (z) all amendments, supplements or other modifications to such agreements or replacements thereof. Without limiting the generality of the foregoing, each Security Agreement, each Pledge Agreement, each cash collateral agreement securing any Obligation, each depositary bank acknowledgement relating to any bank account of any Loan Party, the CFSC Guaranty Subordination Agreement, each other agreement pursuant to which any obligations are subordinated to any of the Obligations (whether pursuant to a subordination agreement, subordination provisions in any other agreement or instrument or otherwise), each Pledged Note, and each security agreement securing the obligations under any Pledged Note shall constitute Security Documents . However, as to a Loan Party, the term "Security Document" shall not include any such document as to which such Loan Party is released from all its obligations thereunder by the Agent or the Lenders in accordance with the terms hereof or thereof.

      "Servicing Restricted Funds" means funds received by FC Servicing or Minn Servicing in the ordinary course of such company's servicing business for the account of Persons other than FC Servicing, Minn Servicing, the Borrower or any other Subsidiary of the Borrower.

      "Shared Collateral" - Section 10.37(c).

      "Shareholder Agreement" shall mean any agreement (other than a certificate of incorporation, customary by-laws, a limited liability company formation certificate or a partnership formation certificate but including resolutions of any Person owning any Equity Interests in such Person) among any holders of Equity Interests issued by Borrower, any Primary Obligor or any Secondary Obligor relating to the management of any such Person or any of the rights or privileges of any holders of Equity Interests of any such Person.

      "Stock" shall mean all shares and other Equity Interests issued by a corporation, whether voting or non-voting, including but not limited to, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

      "Subject PFAL Entity" - Section 6B.1.

      "Subsidiary" of any Person (the "First Person") shall mean any other Person more than 50% of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly by the First Person and/or by one or more of such First Person's Subsidiaries. Unless otherwise indicated, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

      "Subsidiary Collateral Assignment" shall mean the Amended and Restated Partnership Interest and Limited Liability Company Interest Collateral Assignment Agreement made by certain Primary Obligors in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other collateral assignment from time to time hereafter delivered by one or more Primary Obligors or Secondary Obligors in respect of the Obligations., as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

      "Subsidiary Pledge Agreement" shall mean the Amended and Restated Pledge Agreement (Stock and Debt) made by certain Primary Obligors in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other pledge agreement from time to time hereafter delivered by one or more Primary Obligors or Secondary Obligors in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified (including, without limitation, by the addition of additional parties thereto).

      "Subsidiary Security Agreement" shall mean the Amended and Restated Security Agreement made by the Primary Obligors in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other security agreement from time to time hereafter delivered by one or more Primary Obligors or Secondary Obligors in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified (including, without limitation, by the addition of additional parties thereto).

      "Summary Waterfall Certificate" shall mean a certificate in a form approved by the Agent prior to the first Borrowing Date of Term Loans under this Agreement which sets forth summary information as to all Waterfall Certificates being delivered on or about the same day as such certificate

      "Tangible Net Worth", at any time, shall mean the total of shareholders' equity (including capital (both common and preferred) stock, additional paid-in capital and retained earnings after deducting treasury stock of a Person, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable not incurred in the ordinary course of business from any Affiliate of such Person or any loans to directors or officers of any Affiliate of such Person, unamortized deferred charges and good will, all as determined in accordance with GAAP.

      "Taxes" - Section 5.2.

      "Termination Event" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the issuance of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) receipt by any Loan Party or any ERISA Affiliate of notice of the PBGC's intention to terminate any Pension Plan or to have a trustee or the PBGC appointed to administer any Pension Plan or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

      "Term Loan"- Section 2.1(a).

      "Term Loan Commitment" shall mean, as to each Lender, the amount set forth opposite its name on Schedule 2.1 under the heading "Term Loan Commitment" as such amount may be modified by the provisions of any Transfer Supplement from time to time entered into and as the same may from time to time be reduced or terminated pursuant to Section 2.8(b) , Section 9 or any other Section of the Agreement.

      "Term Note" shall mean a promissory note of Borrower substantially in the form of Exhibit A-1 to this Agreement or otherwise identified on the Effective Date as the Term Note, as such note may from time to time be amended, extended, restated, supplemented or otherwise modified.

      "Tier IV Company" shall mean each Person listed on Schedule 10.43; provided, that if any such Person engages in business or has assets with an aggregate fair market value of $100,000 or more, such Person shall cease to constitute a Tier IV Company.

      "Tier V Company" shall mean each Person listed on Schedule I-TV; provided that if any such Person engages in a business other than a business engaged in by it on the Execution Date, such Person shall cease to constitute a Tier V Company.

      "Total Commitment" shall mean the sum of the Total Revolving Credit Loan Commitment and the Total Term Loan Commitment.

      "Total Revolving Credit Loan Commitment" shall mean the sum of the Revolving Credit Loan Commitments of all of the Lenders.

      "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of all of the Lenders.


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

      "Tranche " - Section 2.1(a).

      "Transfer" shall mean any sale, conveyance, lease or other disposition (and "Transferred", "Transferring" and other variations thereof shall have correlative meanings).

      "Transfer Supplement" - Section 12.4(c).

      "UCC" - Section 10.33.

      "United States," "US" or "U.S." shall mean the United States of America.

      "Unutilized Available Commitment" at any time shall mean (i) for the period from and including the Effective Date to and excluding the day which is one year after the Effective Date, the amount by which $25,000,000 exceeds the principal amount of Term Loans which have been made, and (ii) from (and including) the day which is one year after the Effective Date, the amount by which (A) $25,000,000 plus the lesser of (x) $29,000,000 and (y) the aggregate principal amount of Tranche I Loans and Tranche II Loans under the Amended and Restated Agreement which has been repaid after the Effective Date exceeds (B) the principal amount of Term Loans which have been made and, as to each Lender at any time means such Lender's proportionate share (based on the aggregate amount of such Lender's Term Loan Commitments relative to the Total Term Loan Commitment) of the amount determined pursuant to the foregoing provisions of this definition.

      "Unutilized Revolving Credit Loan Commitment" shall mean, as to each Lender, the amount by which the Revolving Credit Loan Commitment of such Lender on any day exceeds the aggregate principal amount of Revolving Credit Loans theretofore made by such Lender.

      "Unutilized Term Loan Commitment" at any time shall mean the amount by which the Total Term Loan Commitment exceeds the sum of (x) the principal amount of Term Loans which have been made plus (y) the amount of the Unutilized Available Commitment at such time (and, if such amount as so determined would be less than zero, it shall be deemed to be zero).

      "US Person" shall mean a Person formed under the laws of the United States, any of the 50 states or the District of Columbia [or any territory of the United States].

      "Usage Leverage Covenant" shall have the meaning ascribed to such term in the definition of "Aggregate Undistributed Secondary Obligor Funds".

      "Utilization Fee" Section 4.3.

      "Waterfall Certificate" in respect of any Payment Date shall mean a completed certificate in a form approved by the Agent prior to the first Borrowing Date of Term Loans under this Agreement which sets forth information with respect to Collections of an Asset Pool during the preceding period to which such certificate is applicable and such other information as the Agent shall require.

      "Waterfall Certificate Period" in respect of any Asset Pool and any Payment Date shall mean the period from and excluding the date of the Waterfall Certificate delivered in the


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

calendar month immediately preceding such Payment Date (or, in the case of the first Waterfall Certificate Period for any Asset Pool, from and including the AP Funding Date for such Asset Pool) to and including the date that the Waterfall Certificate with respect to the such Payment Date is delivered.

      "Wholly-Owned Subsidiary" shall mean any Subsidiary of Borrower of which all of the outstanding shares of stock, limited liability company interests or partnership interests (as the case may be) are owned by the Borrower and/or one or more wholly owned direct or indirect Subsidiaries of the Borrower.

      "Written," "in writing" and other variations thereof shall mean any form of written communication or a communication by means of telex, telecopier, telegraph or cable.


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